As filed with the Securities and Exchange Commission on January 22, 1998
                                                Registration No. 333-39127
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                               AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
     (Exact name of registrant as specified in its governing instruments)

               Delaware                                13-3416059
       (State of incorporation)           (I.R.S. Employer Identification No.)

                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York  10281-1310
                   (Address of principal executive offices)
                             --------------------
                             Jeffrey W. Kronthal
                    Merrill Lynch Mortgage Investors, Inc.
                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York 10281-1310
                   (Name and address of agent for service)
                             --------------------
                               With a copy to:
                              Renwick D. Martin
                               Brown & Wood LLP
                            One World Trade Center
                          New York, New York  10048

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. / / _______________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

                                                          Proposed
                                                           Maximum         Proposed
                                            Amount        Offering         Maximum         Amount of
        Title of Each Class of              to be           Price         Aggregate      Registration
      Securities to Be Registered       Registered(1)    Per Unit(2)  Offering Price(2)      Fee

Asset Backed Securities . . . . . . .     $1,000,000        100%          $1,000,000       $304(3)


(1) This Registration Statement relates to the initial offering from time to time of $1,000,000 aggregate principal amount of Asset Backed Securities and to any resales thereof in market making transactions by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Registrant, to the extent required.
(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(3)  Previously paid.




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-11 (REGISTRATION NO. 33-74332) (IN RESPECT OF WHICH THERE REMAINS $491,699,885 OF UNSOLD SECURITIES AND $169,552 OF UNUSED REGISTRATION FEE), ON FORM S-3 (REGISTRATION NO. 333-7569) AND ON FORM S-3 (REGISTRATION NO. 333-24327)(IN RESPECT OF WHERE THERE REMAINS $ 94,378,383 OF UNSOLD SECURITIES AND $2,859 OF UNUSED REGISTRATION FEE) AND ON FORM S-3 (REGISTRATION NO. 333-24327)(IN RESPECT OF WHICH THERE REMAIN $1,000,000,000 OF UNSOLD SECURITIES AND $303,031 OF UNUSED REGISTRATION FEE) AND THE UNSOLD SECURITIES REGISTERED THEREUNDER AND THIS REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT THERETO.


                               EXPLANATORY NOTE


     This Registration Statement includes three basic prospectuses and two illustrative forms of prospectus supplements for use in an offering of Asset Backed Securities. The descriptions in the forms of prospectus supplements of the Asset Backed Securities, credit enhancement mechanisms or other features are intended merely as illustrations of possible series of Asset Backed Securities. The forms of prospectus supplement are forms that may be used, among others, by the registrant to offer Asset Backed Securities under this Registration Statement. A prospectus supplement may offer any type of Asset Backed Security contemplated in the basic prospectuses. The features applicable to any actual series of Asset Backed Securities may include some, all or none of the features so illustrated, and may include any features specified in the prospectuses.




   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                       (U.S.)
                SUBJECT TO COMPLETION, DATED JANUARY ___, 1998


PROSPECTUS SUPPLEMENT
(To Prospectus ______________________1997)


                               $______________

                    Merrill Lynch Mortgage Investors Inc.
                                  Depositor

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______


     The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ classes of Certificates, designated as the Class ( ) Certificates, Class ( ) Certificates and Class ( ) Certificates (the Class ( ) Certificates, collectively, the "Subordinate Certificates"). As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class ( ) Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

     The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors Inc. (the "Depositor"). The Trust Fund will consist primarily of (a pool (the "Mortgage Pool") of (conventional), (fixed rate) (adjustable rate) mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first (and/or junior) liens on one- to four-family residential properties,) (mortgage participations in Mortgage Loans,) mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). The Mortgage Loans were originated or acquired by ___________ (the "Mortgage Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

     The Class ( )(, Class ( ) and Class ( )) Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Class ( ) Certificates are being offered hereby.

     INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS" (HEREIN ON PAGE ___ AND) IN THE PROSPECTUS ON PAGE ___.

     (The MBS will (consist of) (include) the following series and classes of securities: (identify title(s) and class(es) of MBS)(, including (title(s) and class(es) of MBS).) (The (title(s) and class(es) of MBS) are (subordinate) (interest-only) securities.) (See "Summary--The MBS."))

     (The yield to investors in the (interest-only) Certificates will be (extremely) sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Mortgage Loans which may fluctuate significantly over time. An (extremely) rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the interest-only Certificates to recover their initial investments.)


                          ------------------------

                             Merrill Lynch & Co.

        The date of this Prospectus Supplement is _____________, 199_




The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool."

     Distributions on the Class ( ) Certificates will be made, to the extent of available funds, on the __th day of each (month) (__) or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). (As more fully described herein, distributions allocable to interest, if any, on the Class ( ) Certificates on each Distribution Date will be based on the (applicable) (then-applicable variable) pass-through rate (the "Pass-Through Rate") and the aggregate (principal balance (the "Certificate Balance")) (notional balance (the "Notional Balance")) of such class (or each component thereof) outstanding immediately prior to such Distribution Date. (The Pass-Through Rate applicable to the Class ( ) Certificates from time to time will equal the (sum of __% and the Index (as defined herein) subject to certain limitations) (weighted average of the Class ( ) Remittance Rates (as defined herein) on the Mortgage Loans). The Pass-Through Rate for the Class ( ) Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter (because the weighted average of the Class ( ) Remittance Rates is expected to change for succeeding Distribution Dates.) Distributions in respect of principal, if any, of the Class ( ) Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".)

     (_______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. See "Description of the Certificates -- Advances" herein. (The only) obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.)

                           ----------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS ( ) CERTIFICATES. THE CLASS ( ) CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS ( ) CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

                         -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS  NOT PASSED ON OR ENDORSED
THE  MERITS  OF  THIS  OFFERING.    ANY  REPRESENTATION  TO THE  CONTRARY  IS
UNLAWFUL.)

                        ---------------------------

     An election will (not) be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. (The Class ( ) Certificates will constitute "regular interests" in the
REMIC.) See "Material Federal Income Tax Consequences" herein and in the Prospectus.

      There is currently no secondary market for the Class ( ) Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") currently expects to make a secondary market in the Class ( ) Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

      The Class ( ) Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class ( ) Certificates will be $____________ plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor estimated at $_____________.

      The Class ( ) Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. It is expected that delivery of the Class ( ) Certificates (in book-entry form) (in registered form) will be made on or about ___________, 199_, (through the facilities of The Depository Trust Company) (at the offices of the Underwriter, New York, New York) against payment therefor in immediately available funds.

     (This Prospectus Supplement may be used by the Underwriter, an affiliate of the Asset Seller and the Master Servicer, in connection with offers and sales related to market making transactions in the Certificates.)

                    -----------------------------------

     THE CLASS ( ) CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES AND ARE BEING OFFERED PURSUANT TO THE DEPOSITOR'S PROSPECTUS DATED _______________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS ( ) CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.




                       SUMMARY OF PROSPECTUS SUPPLEMENT


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates.......  Mortgage   Pass-Through   Certificates,  Series
                              199_-_, (the "Certificates").

Depositor...................  Merrill  Lynch   Mortgage  Investors   Inc.,  a
                              Delaware   corporation   and   a  wholly-owned,
                              limited  purpose  subsidiary of  Merrill  Lynch
                              Mortgage Capital Inc., which  is a wholly-owned
                              indirect  subsidiary of  Merrill  Lynch &  Co.,
                              Inc.   The  Depositor is  an  affiliate of  the
                              Underwriter.  Neither Merrill Lynch & Co., Inc.
                              nor  any  of  its  affiliates,  including   the
                              Depositor and the Underwriter,   has insured or
                              guaranteed  the  Certificates or  the  Mortgage
                              Loans or  is  otherwise  obligated  in  respect
                              thereof.      See   "The  Depositor"   in   the
                              Prospectus.

Issuer......................  The  trust fund (the "Trust Fund") to be formed
                              pursuant   to   the   Pooling   and   Servicing
                              Agreement.

Master Servicer.............  _______________,  a   ________________.     See
                              "Pooling and Servicing Agreement -- The  Master
                              Servicer" herein.

(Sub-Servicers..............  _______________, a ________________)

Trustee.....................  _____________, a ____________________.

Cut-off Date................  ____________ 1, 199_.

Closing Date................  ______________ 1, 199_.

Distribution Dates..........  Distributions on the Certificates  will be made by the Trustee, to the extent of available funds, on the __ day of each (month) ( ) or, if any such __ day is not a business day, then on the next succeeding business day, beginning in ________ 19__ (each, a "Distribution Date"), to the holders of record as of the close of business on the (last business day of the month preceding the month) of each such distribution (each, a "Record Date").

Denominations...............  The Class ( ) Certificates will be issuable (on the book-entry records of DTC and its Participants) (in registered, certified form) in denominations of $_______ and integral multiples of $_____________ in excess thereof(, with one Certificate of such class evidencing an additional amount equal to the remainder of the Certificate Balance thereof).

Risk Factors................  There are  material risks  to be  considered in investing the Certificates. See "Risk Factors" (herein and) in the Prospectus.

(The Mortgage Pool..........  The  Mortgage  Pool will  consist  of ((conven-
                              tional), (fixed rate) (adjustable rate) Mortgage Loans secured by (first) (and/or) (junior) liens on one- to four-family residential properties (the "Mortgaged Properties") located in __ different states,) (mortgage participations,) (mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). (The Mortgage Loans will have an aggregate principal balance as of the Cut-off Date of $_________ and individual principal balances at origination of at least $______________ but not more than $__________, with an average principal balance at origination of approximately $_________. The Mortgage Loans will have terms to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum as of the Cut-off Date. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of representations and warranties described herein that were made by the Mortgage Asset Seller.)

                              (_____  of  the  Mortgage  Loans,  representing
                              _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the _____ day of each month; the remainder of the Mortgage Loans provide for Monthly Payments to be due on (identify day or days) of each month (the date in any month on which a Monthly Payment on a Mortgage Loan is first due, the "Due Date"). (The rate per annum at which interest accrues on each Mortgage Loan is subject to adjustment on specified Due Dates (each such date, an "Interest Rate Adjustment Date") by adding a fixed percentage amount (a "Gross Margin") to the value of the then-applicable Index (as described below) subject, in the case of substantially all of the Mortgage Loans, to limitations on the periodic adjustment of the related Mortgage
                              Rate, and to maximum and minimum lifetime Mortgage Rates, as described herein. ___ of the Mortgage Loans, representing ___% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur (monthly); the remainder of the Mortgage Loans provide for adjustments to the Mortgage Rate to occur quarterly, semi-annually or annually. (Each of the Mortgage Loans provides for an initial fixed interest rate period;)
                                                            ----------------
                                      of the Mortgage Loans, representing
                              -------
                              ______% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is scheduled to occur on ________.))

                              (The amount of the Monthly Payment on each Mortgage Loan is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the applicable Mortgage Rate, subject, in the case of (several) Mortgage Loans, to payment caps, which limit the amount by which the Monthly Payment may adjust on any Payment Adjustment Date as described herein. _______ of the Mortgage Loans, representing __% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Mortgage Loans provide for adjustments of the Monthly Payment to occur monthly, quarterly or semi-annually.)

                              (Only in the case of _________ Mortgage Loans, representing ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because the application of payment caps may limit the amount by which the Monthly Payments may adjust in respect of certain Mortgage Loans, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the remaining principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then-applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the then-applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due
                              Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the then-applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

                              (__ Mortgage Loans, representing ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, permit negative amortization. Substantially all of the Mortgage Loans that permit negative amortization contain provisions that limit the extent to which the amount of their respective original principal balances may be exceeded as a result thereof.)

                              (__ Mortgage Loans, representing ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Mortgage Loans, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.)

                              For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.)

(The MBS...................   (Title and  issuer of MBS,  amount deposited or
                              pledged, amount originally issued, maturity date, interest rate, (redemption provisions), description of other material terms.)

(The Index.................   As  of any Interest  Rate Adjustment  Date, the
                              Index used to determine the Mortgage Rate on each Mortgage Loan will be the ____________.
                              See "Description  of the  Mortgage Pool  -- The
                              Index" herein.)

(Conversion of Mortgage
   Loans...................   Approximately  __% of  the  Mortgage Loans  (by
                              aggregate principal balance  as of the  Cut-off
                              Date)   (the   "Convertible   Mortgage  Loans")
                              provide  that, at  the  option  of the  related
                              Mortgagors,  the  adjustable interest  rate  on
                              such Mortgage Loans may be converted to a fixed
                              interest rate, provided that certain conditions
                              have been satisfied.  Upon notification  from a
                              Mortgagor of such Mortgagor's intent to convert
                              from  an adjustable  interest  rate to  a fixed
                              interest rate,  and prior to the  conversion of
                              any such Mortgage Loan, the related Warrantying
                              Party (as defined herein) will  be obligated to
                              purchase  the  Converting   Mortgage  Loan  (as
                              defined  herein) at  the  Conversion Price  (as
                              defined herein).  (In the event of a failure by
                              a   Subservicer  to   purchase  a   "Converting
                              Mortgage   Loan"),  the   Master  Servicer   is
                              required  to use  its best efforts  to purchase
                              such  Converted   Mortgage  Loan   (as  defined
                              herein)   from  the   Mortgage   Pool  at   the
                              Conversion  Price during  the one-month  period
                              following  the date  of  conversion.)   In  the
                              event  that  neither  the  related  Warrantying
                              Party  nor  the  Master  Servicer  purchases  a
                              Converting  or  Converted  Mortgage  Loan,  the
                              Mortgage  Pool  will  thereafter  include  both
                              fixed-rate and adjustable-rate  Mortgage Loans.
                              See    "Certain     Yield    and     Prepayment
                              Considerations" herein.)

  Class ( ) Certificates...   The  Class  (  ),  Class  ( )  and  Class  (  )
                              Certificates (collectively, the "Certificates")
                              will  be  issued  pursuant  to  a  Pooling  and
                              Servicing  Agreement,  to  be dated  as  of the
                              Cut-off Date,  among the Depositor,  the Master
                              Servicer  and  the  Trustee (the  "Pooling  and
                              Servicing   Agreement").     The   Class   (  )
                              Certificates   have   an   initial  Certificate
                              Balance of  $_______ (the  initial  "Class (  )
                              Balance"), representing an  initial interest of
                              approximately ___%  in a trust fund (the "Trust
                              Fund"),  which will  consist  primarily of  the
                              Mortgage Pool.  The Class ( ) Certificates will
                              have   an   initial  Certificate   Balance   of
                              $________  (the initial  "Class (  ) Balance"),
                              representing    an    initial    interest    of
                              approximately ____%  in the Trust  Fund.   (The
                              Class   (  )   Certificates  have   an  initial
                              Certificate  Balance of  $_______ (the  initial
                              "Class (  ) Balance"), representing  an initial
                              interest  of approximately  ___%  in the  Trust
                              Fund.)   (The Class  ( ) Certificates  will not
                              have a Certificate Balance.)

                              Distributions on the Certificates will be made on each Distribution Date. Distributions will be made by check or wire transfer of immediately available funds, as provided in the Pooling and Servicing Agreement, to the Certificateholders of record as of the (last business day of the month preceding the month) of such Distribution Date (each, a "Record Date"), except that the final distribution on the Class ( ) Certificates will be made only upon presentation and surrender of such holders' Certificates at the office or agency specified in the Pooling and Servicing Agreement. (As more specifically described herein, the Class ( ) Balance will be adjusted from time to time on each Distribution Date to reflect any additions thereto resulting from allocations of Mortgage Loan negative amortization to the Class ( ) Certificates and any reductions thereof resulting from distributions of principal of the Class ( ) Certificates. As further described herein, interest shall accrue on the Class ( ) Balance at a Pass-Through Rate thereon.

Pass-Through Rates on
  the Class ( ), Class
  ( ) and Class ( )
  Certificates.............   (The Pass-Through Rates on the Class ( ), Class
                              (  ) and Class  ( ) Certificates  are fixed and
                              are set forth on the cover hereof.)  (The Pass-
                              Through Rate on the Class ( ) Certificates will
                              be equal to the weighted average of the Class (
                              )  Remittance Rates in effect from time to time
                              on   the  Mortgage  Assets.    The  Class  (  )
                              Remittance  Rate  in  effect for  any  Mortgage
                              Assets  as  of any  date  of determination  (is
                              equal  to  the  excess  of  the  Mortgage  Rate
                              thereon over __%  per annum) ((i) prior  to its
                              first Interest Rate Adjustment Date is equal to
                              the related Mortgage Rate  then in effect minus
                              __ basis  points (the "Net  Mortgage Rate") and
                              (ii)  from and  after its  first Interest  Rate
                              Adjustment  Date   is  equal  to   the  related
                              Mortgage Rate then  in effect minus the  excess
                              of  the related  Gross  Margin  over  __  basis
                              points.)) (The  Class  ( )  Certificates (or  a
                              component  thereof)  will  not be  entitled  to
                              distributions of  interest and will  not have a
                              Pass-Through Rate.)  (Describe any other method
                              used  to  calculate   the  Pass-Through  Rate.)
                              (Interest   on   the   Certificates   will   be
                              calculated  on the  basis  of  a  360-day  year
                              consisting of  twelve 30-day months.   Interest
                              will accrue with  respect to each  Distribution
                              Date during the one-month period beginning on the ___ day of the month preceding the month of such Distribution Date and ending on the ___ day of the month of such Distribution Date
                              (each, an "Interest Accrual Period").)

Distributions on the
  Certificates..............  The Available Distribution Amount in respect of a Distribution Date will be distributed in the following amounts and order of priority:

                              (describe the application of Available Distribution Amount to make distributions of interest and principal among the Classes of Certificates)

                              (Interest on the Class ( ) Certificates at the then-applicable Pass-Through Rate will be reduced by the Class ( ) Certificates' allocable share (calculated as described herein) of ((i) the aggregate amount of negative amortization in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period and
                              (ii)) the aggregate portion of Prepayment Interest Shortfalls incurred during the related Due Period that was not covered by the application of the Master Servicer's servicing compensation for the related Due Period. (The amount, if any, by which the Class ( ) Interest Distribution Amount for any Distribution Date is reduced as a result of negative amortization on the Mortgage Loans shall constitute the "Class Negative Amortization" for such Distribution Date in respect of the Class ( ) Certificates and shall be added to the Class ( ) Balance on such Distribution Date.) (The Class ( ) Notional Amount will equal the (sum of the) Class ( ) Balance. The Class ( ) Notional Amount does not entitle the Class ( ) Certificates (or a component thereof) to any distributions of principal.) If the Available Distribution Amount for any Distribution Date is less than the Class ( ) Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Class ( ) Interest Distribution Amount distributable to holders of Class ( ) Certificates on subsequent Distribution Dates, to the extent of available funds.

                              The  Available  Distribution   Amount  for  any
                              Distribution Date generally includes: (i) scheduled payments on the Mortgage Assets due during or prior to the related Due Period and collected as of the related Determination Date (to the extent not distributed on previous Distribution Dates) and certain unscheduled payments and other collections on the Mortgage Assets collected during the related Due Period, net of amounts payable or reimbursable to the Master Servicer therefrom; (ii) any Advances made by the Master Servicer for the related Distribution Date; and (iii) that portion of the Master Servicer's servicing compensation for the related Due Period applied to cover Prepayment Interest Shortfalls incurred during the related Due Period. See "Description of the Certificates -- Distributions -- Calculations of Interest" herein.

Advances....................  The  Master  Servicer   is  required  to   make
                              advances ("Advances") in  respect of delinquent
                              Monthly Payments on the Mortgage Loans, subject
                              to  the  limitations  described  herein.   (The
                              Trustee  will be  obligated  to  make any  such
                              Advance  if the  Master  Servicer fails  in its
                              obligation  to do so, to the extent provided in
                              the Pooling  and  Servicing  Agreement.)    See
                              "Description of the Certificates -- Advances" herein and "Description of the Certificates --
                              Advances in Respect of Delinquencies" in the Prospectus.

Subordination...............  The  rights  of  holders  of  the   Subordinate
                              Certificates   to   receive   distributions  of
                              amounts collected on the Mortgage Loans will be
                              subordinate, to the extent described herein, to
                              the   rights  of  holders  of  the  Class  (  )
                              Certificates.   This subordination  is intended
                              to  enhance the  likelihood  of receipt  by the
                              holders  of the Class  ( ) Certificates  of the
                              full   amount  of   the  Class  (   )  Interest
                              Distribution Amount  and the  (ultimate receipt
                              of principal  equal to  the initial  Class (  )
                              Balance).    The  protection  afforded  to  the
                              holders  of the Class ( ) Certificates by means
                              of  the subordination,  to the  extent provided
                              herein, will be accomplished by the application
                              of  the Available  Distribution  Amount to  the
                              Class ( ) Certificates prior to the application
                              thereof to the Subordinate Certificates (and by
                              reducing the  Class (  ) Interest  Distribution
                              Amount and the  Class ( ) Balance by  an amount
                              equal to the interest portion and the principal
                              portion,  respectively,   of  Realized   Losses
                              allocated to such class). See "Description of the Certificates -- Subordination" herein.

(The Subordinate
  Certificates..............  The  Class (  )  Certificates  have an  initial
                              Certificate Balance of $____________ (the initial "Class ( ) Balance") and the Class ( ) Certificates have an initial Certificate
                              Balance of $________ (the initial "Class ( ) Balance"), representing ____% and _____%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. Interest shall accrue on the Class ( ) Balance and Class ( ) Balance at a Pass-Through Rate equal to (____% per annum) (the weighted average of the Net Mortgage Rates in effect from time to time on the Mortgage Loans).

                              (The Class ( ) Certificates, which have no Pass-Through Rate and initially have a Certificate Balance of $______________ (the initial "Class ( ) Balance"), represent the right to receive on any Distribution Date the balance, if any, of the Available Distribution Amount remaining after the payment of all interest and principal due on the other Classes of Certificates. Subsequent to the first Distribution Date, the Class ( ) Balance will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the sum of the Class ( ) Balance, Class
                              ( ) Balance and Class ( ) Balance.)

                              (The Subordinate Certificates are not offered hereby.))

(Special Prepayment
  Considerations............  The  rate of  principal payments  on the  Class
                              ( ) Certificates collectively will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Class ( ) Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                              (The multiple class structure of the Class ( ) Certificates results in the allocation of prepayments among certain classes as follows (to be included as appropriate):

                              (SEQUENTIALLY PAYING CLASSES: (All) classes of the Class ( ) Certificates are subject to various priorities for payment of principal as described herein. Distributions on classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distributions on classes with a later priority of payment will not be directly affected by the prepayment speed until such time as principal is distributable on such classes; however, the timing of commencement of principal distributions and the weighted average lives of such classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such classes.)

                              ((SCHEDULED)    CERTIFICATES:         Principal
                              distributions on the (Scheduled) Certificates will be payable in amounts determined based on schedules as described herein, provided that the prepayment speed of the Mortgage Loans each month remains (at a constant level of) (between approximately ___% (SPA)(CPR) (as defined herein) and) ___% (SPA)(CPR). (However, as discussed herein, actual principal distributions are likely to deviate from the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month will remain at or near ___% (SPA)(CPR).) If the prepayment speed of the Mortgage Loans is consistently higher than ___% of (SPA)(CPR), then the (Companion) Certificates will be retired before all of the (Scheduled) Certificates are retired, and the rate of principal distributions and the weighted average lives of the remaining (Scheduled) Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans and principal distributions thereon will be more likely to deviate from the described amounts.)

                              ((COMPANION) CERTIFICATES: Because of the application of amounts available for principal distributions among the Class ( ), Class ( ) and Class ( ) Certificates in any given month, first to the (Scheduled) Certificates up to the described amounts and then to the (Companion) Certificates, the rate of principal distributions and the weighted average lives of the (Companion) Certificates will be extremely sensitive to changes in the prepayment speed of the Mortgage Loans. The weighted average lives of the (Companion) Certificates will be significantly more sensitive to changes in the prepayment speed than that of the (Scheduled) Certificates or a fractional undivided interest in the Mortgage Loans.))

(Special Yield
  Considerations............  (The  multiple class  structure  of the  Senior
                              Certificates causes the yields of certain classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows (to be included as appropriate):)

                              (INTEREST  STRIP AND  INVERSE FLOATER  CLASSES:
                              The yield to investors on the (identify classes) will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the (identify interest strip and inverse floater strip classes) to recover their initial investments, and a slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors onthe(identifynon-stripinversefloaterclasses).)

                              ((VARIABLE STRIP) CERTIFICATES. In addition to the foregoing, the yield on the (Variable Strip) Certificates will be materially adversely affected to a greater extent than the yields on the other Class ( ) Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates, because holders of the (Variable Strip) Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.)

                              (ADJUSTABLE  RATE  (INCLUDING  INVERSE FLOATER)
                              CLASSES: The yield on the (identify floating rate classes) will be sensitive, and the yield on the (identify inverse floater classes) will be extremely sensitive, to fluctuations in the level of (the index). THE PASS-THROUGH RATE ON THE (IDENTIFY INVERSE FLOATER CLASSES) WILL VARY INVERSELY WITH, AND AT A MULTIPLE OF, (THE INDEX).)

                              (INVERSE FLOATER COMPANION CLASSES: In addition to the foregoing, in the event of relatively low prevailing interest rates (including (the index)) and relatively high rates of principal prepayments over an extended period, while investors in the (identify inverse floater companion classes) may then be experiencing a high current yield on such Certificates, such yield may be realized only over a relatively short period, and it is unlikely that such investors would be able to reinvest such principal prepayments on such Certificates at a comparable yield.)

                              (RESIDUAL CERTIFICATES: Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein; however, holders of such
                              Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods. (In addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)))

Optional Termination........  At its option, the Master Servicer may purchase all of the Mortgage Assets, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than __% of the aggregate principal balance of such Mortgage Loans as of the
                              Cut-off Date. (At its option, the Master Servicer may also purchase any Class ( ) Certificates on any Distribution Date on which the Class ( ) Balance is less than ___% of the original balance thereof.) See "Pooling and Servicing Agreement -- Termination" herein and "Description of the Certificates -- Termination" in the Prospectus.

   Material Federal Income
  Tax Consequences..........  (An  election will be  made to treat  the Trust
                              Fund as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. Upon the issuance of the Class ( ) Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the
                              "Code").

                              For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

                                 For further information regarding the federal
                              income tax consequences of investing in the Class ( ) Certificates, see "Material Federal Income Tax Consequences" herein and in the Prospectus.)

ERISA Considerations........  (A  fiduciary of any  employee benefit  plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERlSA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                              Section  4975  of  the  Code  or  whether there
                              exists any statutory or administrative exemption applicable to an investment therein.) (The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-29, to the Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Class ( ) Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. A fiduciary of any employee benefit plan subject to ERISA or the Code should consult with its legal advisors regarding the requirements of ERISA and the Code.) See
                              "ERISA  Considerations"   herein  and   in  the
                              Prospectus.

Rating......................  It  is a condition to the issuance of the Class
                              (  ) Certificates that they be rated (not lower
                              than) "___" by _______. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on yield to investors. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment............  The appropriate characterization of the Class (
                              ) Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class ( ) Certificates, may be subject to significant interpretative uncertainties. The Class ( ) Certificates (will) (will not) be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") (so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Class ( ) Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

(Registration of the Class
 ( ) Certificates...........  The Class ( ) Certificates  will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class ( )
                              Certificates (any such person, a "Class ( ) Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Class ( ) Certificate"), except under the
                              limited   circumstances   described    in   the
                              Prospectus under "Description of the Certificates-Book-entry Registration and
                              Definitive Certificates". See "Description of the Certificates-General" herein and "Description of the Certificates-Book-Entry
                              Registration and Definitive Certificates" in the Prospectus.)




                   DESCRIPTION OF THE (MORTGAGE POOL) (MBS)


GENERAL

     The Trust Fund will consist primarily of (___ (conventional), (fixed interest) (adjustable interest) rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,) (mortgage participations), mortgage pass-through certificates and mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first (first or junior) lien on a one- to four- family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of (description of one- to four-family residential properties). (Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.) All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.)

     (The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Mortgage Asset Seller"). The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________, 199_ between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement. _____________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     Under the Seller's Agreement, _______________, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including Mortgage Asset Seller's repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make (no) representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation (or which are otherwise defective). _____________, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations in respect of the Mortgage Loans. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.)

(THE MBS

     (Title and issuer of underlying securities, amount deposited or pledged,
amount  originally   issued,  maturity   date,  interest   rate,  (redemption
provisions), together with description of other material terms.)

     (Description of principal and interest distributions on the MBS.)

     (Description  of  advances  by  the  servicer  of   the  mortgage  loans
underlying the MBS.)

     (Description of effect on the MBS of allocation of losses on the underlying mortgage loans.)

     As to each series of MBS included in the Trust Fund, the various classes of certificates from such series ((including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund) are listed, together with the related pass-through rates and certain other information applicable thereto, in Annex B hereto.)

(CONVERTIBLE MORTGAGE LOANS

     ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

     In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

     Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.)

(THE INDEX

     As of any Payment Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be a per annum rate equal to
             , as most recently available as of the date      days prior to
--------------                                            ----
the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer. The Index is currently calculated based on
information reported in            .)
                        -----------

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     (Approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.)

     (As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Mortgage Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) principal balances ranging from $_______ to $______; (vi) an average principal balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Mortgage Rate of _______% per annum; and (xiv) as to the__________% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _________% per annum.)

     (___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Special Considerations -- Balloon Payments" in the Prospectus.)

     (The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly
(   % of the Mortgage Loans), semi-annually (   % of the Mortgage Loans) or
 ---                                         ---
annually (    % of the Mortgage Loans).  Each of the Mortgage Loans provided
          ----
 for an initial fixed interest rate period;           Mortgage Loans,
                                           ---------
representing    % of the Mortgage Loans, have not experienced their first
             ---
Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in
                                          ---------------------------------
                              .)
------------------------------

     (Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than _% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

     (Only in the case of _____% of the Mortgage Loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the Monthly Payments due on certain of the Mortgage Loans may adjust, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

     (No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment
Premiums")  in  connection  with  full  or  partial  prepayments.    Although
Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.)


      The following table sets forth the range of Mortgage Rates on the Mortgage Loans as of the Cut-off Date:

                    Mortgage Rates as of the Cut-off Date
                    -------------------------------------

                                                                                        Percent by
                                                                   Aggregate             Aggregate
                           Number of            Percent            Principal             Principal
                           Mortgage                by            Balance as of         Balance as of
Mortgage Rate                Loans               Number         the Cut-off Date     the Cut-off Date
-------------              ---------            -------         ----------------     ----------------

          Total                                 100.00%             $                     100.00%
                           =======              =======             ==========            =======



Weighted Average
  Mortgage Rate:


Note: Percentage totals may not add due to rounding.



          The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                Property Type
                                -------------

                                                                                         Percent by
                                                                     Aggregate           Aggregate
                           Number of             Percent             Principal           Principal
                           Mortgage                by              Balance as of       Balance as of
Type                         Loans               Number          the Cut-off Date     the Cut-off Date
----                       ---------             -------         ----------------     ----------------

      Total                                     100.00%              $                     100.00%
                           =======              =======              =========             =======



Note:   Percentage totals may not add due to rounding.



          (The following table sets forth the range of Gross Margins for the Mortgage Loans:)



                               (Gross Margins)
                               ---------------

                                                                                        Percent by
                                                                    Aggregate            Aggregate
                           Number of            Percent             Principal            Principal
                           Mortgage                by             Balance as of        Balance as of
Mortgage Rate                Loans               Number         the Cut-off Date     the Cut-off Date
-------------              ---------            -------         ----------------     ----------------

          Total                                 100.00%              $                     100.00%
                           ========             =======              ==========            =======



Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.



      (The following table sets forth the frequency of adjustments to the Mortgage Rates on the Mortgage Loans as of the Cut-off Date:)

                 (Frequency of Adjustments to Mortgage Rates)
                 --------------------------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                     Aggregate           Principal
                           Number of             Percent             Principal         Balance as of
                           Mortgage                by              Balance as of        the Cut-off
Frequency(A)                 Loans               Number          the Cut-off Date           Date
------------               ---------             -------         ----------------      -------------


Total                                           100.00%               $                    100.00%
                           ========             =======               =========            =======



Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Mortgage Loans have not experienced their first Interest Rate Adjustment Date.

     (The following table sets forth the frequency of adjustments to the Monthly Payments on the Mortgage Loans as of the Cut-off Date:)

                (Frequency of Adjustments to Monthly Payments)
                ----------------------------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                     Aggregate           Principal
                           Number of             Percent             Principal         Balance as of
                            Mortgage               by              Balance as of        the Cut-off
Frequency (A)                Loans               Number          the Cut-off Date           Date
-------------              ---------             -------         ----------------      -------------

Total                                           100.00%               $                    100.00%
                           ========             =======               =========            =======



Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.



     (The following table sets forth the range of maximum lifetime Mortgage Rates for the Mortgage Loans:)

                      (Maximum Lifetime Mortgage Rates)
                      ---------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
      Maximum              Number of             Percent             Principal          Balance as of
      Lifetime              Mortgage                by             Balance as of         the Cut-off
   Mortgage Rate             Loans                Number          the Cut-off Date          Date
   -------------           ---------             -------          ----------------      -------------


Total                                           100.00%               $                    100.00%
                           ========             =======               ========             =======



Weighted Average
Maximum Lifetime
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A)  Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C)  This  calculation does  not include  the ____  Mortgage Loans  without a
     lifetime rate cap or the      Mortgage Loans with lifetime rate caps
                              ----
     which are currently not determinable.

     (The following table sets forth the range of minimum lifetime Mortgage Rates on the Mortgage Loans:)

                      (Minimum Lifetime Mortgage Rates)
                      ---------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
      Minimum              Number of              Percent             Principal         Balance as of
      Lifetime              Mortgage                by              Balance as of        the Cut-off
   Mortgage Rate             Loans                Number          the Cut-off Date           Date
   -------------           ---------              -------         ----------------      -------------

Total                                           100.00%                $                   100.00%



Weighted Average
Minimum Lifetime
Mortgage Rate:

Note: Percentage totals may not add due to rounding.

(A)  Represents Mortgage Loans without interest rate floors.
(B)  This calculation does not include the      Mortgage Loans without
                                           ----
     interest rate floors.

      The following table sets forth the range of principal balances of the Mortgage Loans as of the Cut-off Date:

                  Principal Balances as of the Cut-off Date
                  -----------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
 Principal Balance         Number of              Percent             Principal         Balance as of
     as of the              Mortgage                by              Balance as of        the Cut-off
    Cut-off Date             Loans                Number          the Cut-off Date           Date
 -----------------         ---------              -------         ----------------      -------------

Total                                           100.00%                $                   100.00%
                           ========             =======                ========            =======



Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

     The following tables set forth the original and remaining terms to maturity (in months) of the Mortgage Loans:

                     Original Term to Maturity in Months
                     -----------------------------------

                                                                                          Percent by
                                                                                           Aggregate
                                                                       Aggregate           Principal
                           Number of              Percent              Principal         Balance as of
      Original              Mortgage                 by              Balance as of        the Cut-off
  Term in Months             Loans                 Number          the Cut-off Date          Date
  --------------           ---------              -------          ----------------      -------------

Total                                            100.00%                $                  100.00%
                           ========              =======                =======            =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



     The following tables set forth the purpose for which the Mortgage Loan was originated, (the type of program under which it was originated and the occupancy type).

                            Mortgage Loan Purpose
                            ---------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
     Remaining             Number of              Percent             Principal         Balance as of
      Term in               Mortgage                by              Balance as of        the Cut-off
       Months                Loans                Number           the Cut-off Date          Date
     ---------             ---------              -------          ----------------     -------------

Total                                           100.00%                $                   100.00%
                           ========             =======                ==========          =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



                    (Mortgage Loan Documentation Program)
                    -------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
     Remaining              Number of             Percent             Principal         Balance as of
      Term in               Mortgage                by              Balance as of        the Cut-off
       Months                 Loans               Number          the Cut-off Date           Date
     ---------              ---------             -------         ----------------      -------------

Total                                           100.00%                $                   100.00%



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



                         Mortgage Loan Occupancy Type
                         ----------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
     Remaining             Number of              Percent             Principal         Balance as of
      Term in               Mortgage                by              Balance as of        the Cut-off
       Months                Loans                Number           the Cut-off Date          Date
     ---------             ---------              -------          ----------------     -------------

Total                                           100.00%                $                   100.00%
                           ========             =======                ==========          =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                     Remaining Term to Maturity in Months
                     ------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
     Remaining             Number of              Percent             Principal         Balance as of
      Term in               Mortgage                by              Balance as of        the Cut-off
       Months                Loans                Number          the Cut-off Date           Date
     ---------             ---------              -------         ----------------      -------------

Total                                           100.00%                $                   100.00%
                           ========             =======                =========           =======



Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.



     The following tables set forth the respective years in which the Mortgage Loans were originated and are scheduled to mature:

                   Mortgage Loan Year of Scheduled Maturity
                   ----------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
                           Number of              Percent             Principal         Balance as of
                            Mortgage                by              Balance as of        the Cut-off
        Year                 Loans                Number          the Cut-off Date           Date
        ----               ---------              -------         ----------------      -------------

Total                                           100.00%                $                   100.00%



Note: Percentage totals may not add due to rounding.



      The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the date of its origination, and the denominator of which is (in general) the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.


                             Original LTV Ratios
                             -------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
                           Number of              Percent             Principal         Balance as of
      Original              Mortgage                by              Balance as of        the Cut-off
     LTV Ratio               Loans                Number          the Cut-off Date           Date
     ---------             ---------              -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                           =========            =======                =========           =======



Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.



     The Mortgage Loans are secured by Mortgaged Properties in
                                                               ---------
different  states.   The  table  below sets  forth  the states  in  which the
Mortgaged Properties are located:


                           Geographic Distribution
                           -----------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
                            Mortgage                by             Balance as of         the Cut-off
       State                  Loans               Number          the Cut-off Date          Date
       -----                ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%



Note:     Percentage totals may not add due to rounding.
          (regional breakdown to be provided as appropriate)

     No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

UNDERWRITING STANDARDS

      All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

      (Description of underwriting standards.)

ADDITIONAL INFORMATION

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class ( ) Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class ( ) Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class ( ) Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class ( ) Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class ( ) Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class ( ) Certificates, the Class ( ) Certificates, the Class ( ) Certificates and the Class ( ) Certificates. The Class ( ), Class ( ) and Class ( ) Certificates (the "Subordinate Certificates") will be subordinate to the Class ( ) Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only (the Class ( ) (, Class ( ) and Class ( )) Certificates are offered hereby.

     The Class ( ) Certificates will have an initial (Certificate Balance) (Notional Balance) of $__________. The Class ( ) Certificates represent ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class ( ) Certificates will be (zero). The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class ( ), Class ( ) and Class ( ) Certificates (respectively, the "Class ( ) Balance", "Class ( ) Balance" and "Class ( ) Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and ((ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans (Describe Notional Balance.)) (The Certificate Balance of the Class ( ) Certificates (the "Class ( ) Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.) The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus ((b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date), minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination,
(ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

     (The Class ( ) Certificates are offered hereby.)

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a business day, then on the next succeeding business day, commencing in ____________________ 199_ (each, a "Distribution Date") . All distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the (last business day of the month) preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $ , or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class ( ) Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

     Calculations of Interest. The "Distributable Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period (that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,) the "Net
Aggregate Prepayment Interest Shortfall")(; and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").)

     The "Accrued Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related (Certificate Balance) (Classes ( ) Notional Amount)
outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class ( ) Certificates for any Distribution Date (is fixed and is set forth on the cover hereof) (will equal the weighted average of the Class ( ) Remittance Rates in effect for the Mortgage Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class ( ) Remittance Rate"). The "Class ( ) Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related
Mortgage Rate then in effect minus      basis points and (b) from and after
                                   ----
its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over
                                                                      ----
basis points (is equal to the excess of the Mortgage Rate thereon over ____% per annum.) The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.) (The Class ( ) Notional Amount will equal the (sum of the Class ( ) Balance. The Class ( ) Notional Amount does not entitle the Class ( ) Certificate (or a component thereof) to any distribution of principal.) (Interest will be calculated on the basis of a 360-day year of twelve 30-day months.)

     (The portion of Net Aggregate Prepayment Interest Shortfall (and the Aggregate Mortgage Loan Negative Amortization) for any Distribution Date that will be allocated to the Class ( ) Certificates on such Distribution Date will be equal to the then applicable Class ( ) Interest Allocation Percentage. The "Class ( ) Interest Allocation Percentage" for any
Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class ( ) Balance ((net of any Uncovered Portion thereof)) outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class ( ) Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net Mortgage Rate" in effect for any Mortgage Loan as of any date of determination is equal to the related Mortgage Rate then in effect minus
                                                                         --
basis points. (The "Uncovered Portion" of the Class ( ) Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class ( ) Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.))

     (The Class ( ) Certificates (or a component thereof) will not be entitled to distributions of interest and will not have a Pass-Through Rate.)

     Calculations of Principal. (Holders of the Class ( ) Certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class ( ) Interest Distribution Amount for such Distribution Date an amount equal to the Class ( ) Principal Distribution Amount. The "Class ( ) Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the product of the Scheduled Principal Distribution Amount and the Class ( ) Scheduled Principal Distribution Percentage, (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period, and (iii) to the extent not previously advanced, (the lesser of the Class ( ) Scheduled Principal Distribution Percentage of the Stated Principal Balance of the Mortgage Loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

     (The portion of the Class ( ) Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class ( ) Certificates as follows: (Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.))

     (The Class  (  ) Scheduled  Principal  Distribution Percentage  for  any
Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class ( ) Certificates. The "Class ( ) Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class ( ) Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class ( ) Balance, the Class ( ) Balance and the Class ( ) Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.)

     The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period ((exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).)

     (The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.)

     Distributions on  Certificates.   The Available  Distribution Amount  in
respect of a Distribution Date will be distributed in the following amounts and order of priority:

     (describe the application of Available Distribution Amount to make distributions of interest and principal among the Classes of Certificates)

SUBORDINATION

      In order to increase the likelihood of distribution in full of the interest and principal due to be distributed to the Class ( ) Certificateholders on each Distribution Date, holders of the Class ( ) Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy such amounts of interest and principal.

     (The entitlement to the Class ( ) Certificates of the (entire) (a larger percentage under certain circumstances of) Unscheduled Principal Distribution Amount will accelerate the amortization of the Class ( ) Certificates relative to the actual amortization of the Mortgage Loans.)

      (To the extent that the Class ( ) Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class ( ) Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class ( ) Certificates by the Subordinate Certificates.)

     (The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates (in the order specified here) and then to the Class ( ) Certificates (in the order specified here). Any loss realized on a Mortgage Loan that is finally liquidated equal to the excess of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan is referred to herein as a "Realized Loss.")

ADVANCES

      On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of ((i)) all Monthly Payments (net of the Servicing Fee), (other than Balloon Payments,) which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date (and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date)). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder(, in which case the Trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement).


            CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      The yield to maturity on the Class ( ) Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of liquidation due to default, repurchase, condemnation or insurance. The yield to maturity on the Class ( ) Certificates will also be affected by the level of the Index. The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     (Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class ( ) Certificates depending upon characteristics of the Mortgage Loans.)

WEIGHTED AVERAGE LIFE OF THE CLASS ( ) CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class ( ) Certificates will be influenced by the rate at which principal payments (including scheduled payments and principal prepayments) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     The table entitled "Percent of Initial Certificate Balance Outstanding for the Class ( ) Certificates at the respective percentages of (CPR) (SPA)" set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of (CPR)(SPA). The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans: (i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___
months: (ii) an interest rate equal to ____% per annum until the      Due
                                                                 ----
Date and thereafter an interest rate equal to    % per annum (at an assumed
                                              ---
Index of ____%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of (CPR)(SPA); (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class ( ) Certificates are received in cash, on the ( )th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur; (vii) the initial Certificate Balance of the Class ( ) Certificates is $________; (viii) prepayments represent payment in full of individual
Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class ( ) Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

     Based on the foregoing assumptions, the table indicates the weighted average life of the Class ( ) Certificates and sets forth the percentages of the initial Certificate Balance of the Class ( ) Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of (CPR)(SPA). Neither (CPR)(SPA) nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

         Percent of Initial Class ( ) Certificate Balance Outstanding at the Following Percentages of (CPR)(SPA)

Distribution Date
-----------------

Initial Percent . . . . . . . . .     ___%         __%        __%        __%        __%         __%
____________ __, 1997 . . . . . .
____________ __, 1998 . . . . . .
____________ __, 1999 . . . . . .
____________ __, 2000 . . . . . .
____________ __, 2001 . . . . . .
____________ __, 2002 . . . . . .
____________ __, 2003 . . . . . .
____________ __, 2004 . . . . . .
____________ __, 2005 . . . . . .
____________ __, 2006 . . . . . .
____________ __, 2007 . . . . . .



Weighted Average Life
 (Years) (+) . . . . . . . . . . . .

+    The weighted average life of the Class ( ) Certificates is determined by
     (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


(Class ( ) Yield Consideration)

     (Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.)




                       POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the
Pooling and Servicing Agreement and the Class ( ) Certificates. The Depositor will provide to a prospective or actual Class ( ) Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter  referred  to),  among  other  things,  the  following  documents
(collectively, as to such Mortgage Loan, the "Mortgage File"): (i) the original or, if accompanied by a "lost note" affidavit, a copy of the
Mortgage Note, endorsed by ____________________ which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii)
the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) an assignment of the Mortgage, executed by the ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form;
(iv) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee; (v) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vi) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. (The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within _____ days of the Closing Date) to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.)

THE MASTER SERVICER

     General.  ____________________, a  __________________ corporation,  will act as Master Servicer (in such capacity, the "Master Servicer") for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Master Servicer(, a wholly-owned subsidiary of __________,) (is engaged in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.)

     The  executive   offices  of   the  Master  Servicer   are  located   at
_______________, telephone number (__)__________.

     (Include description of Servicing Standard.)

     Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                       As of December 31, 19       As of December 31, 19        As of      , 19
                       -----------------------     -----------------------      -----------------
                                     By Dollar                  By Dollar                  By Dollar
                        By No. of    Amount of    By No. of     Amount of     By No. of    Amount of
                          Loans        Loans        Loans         Loans         Loans        Loans
                          -----        -----        -----         -----         -----        -----
                                               (Dollar Amount in Thousands)

Total Portfolio      ________                    ________      $______      ________      $________
                                    $______
Period of
Delinquency

  31 to 59 days

  60 to 89 days

  90 days or more    ________       _______      ________      _______      ________      ________
Total Delinquent     ________       $______      ________      $______      ________
Loans                                                                                     $______

Percent of Portfolio            %            %            %              %                         %
                                                                            %
Foreclosures
pending (1)

Percent of Portfolio            %            %            %              %                         %
                                                                            %
Foreclosures

Percent of Portfolio            %            %            %              %                         %
                                                                            %




____________________
(1)  Includes bankruptcies which preclude foreclosure.

     There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

CERTIFICATE ACCOUNT

     The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Mortgage Loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Assets" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Servicing Fee Rate (with respect to each Mortgage Loan equals
   % per annum) (equals the weighted average of the excesses of the Mortgage
---
Rates over the respective Net Mortgage Rates).

     As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer (and "Material Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

     At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates ((net, in the case of the Class ( ), Class ( ) and Class ( ) Certificates, of any Uncovered Portion of the related Certificate Balance)). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing
Agreement. Such purchase will effect early retirement of the then outstanding Class ( ) Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. (In addition, the Master Servicer may at its option purchase any class or classes of Class ( ) Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to such Certificate Balance plus accrued interest through _________.)


                               USE OF PROCEEDS

     The net proceeds from the sale of Class ( ) Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     See "Material Federal Income Tax Consequences in the Prospectus for a discussion of federal income tax consequences in respect of the Certificates in addition to those discussed below.

     Upon the issuance of the Class ( ) Certificates, _____________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

     For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.



     (The Class ( ) Certificates (may)(will)(will not) be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% (CPR)(SPA). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.)

     The Class ( ) Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     (The  Class  ( )  Certificates will  be treated  as assets  described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated.) (In addition, interest (including original issue discount) on the Class ( ) Certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class ( ) Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.) (Moreover, the Class ( ) Certificates will be "obligation(s) . . . which . . .(are) principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(C) of the Code.) (The Class ( ) Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code.) See "Material Federal Income Tax Consequences -- REMICS -- Characterization of Investments in REMIC Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Class ( ) Certificates, see "Material Federal Income Tax Consequences -- REMICS" in the Prospectus.


                             ERISA CONSIDERATIONS

     (A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     (The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption (90-29) (the "Exemption"), (on May 24, 1990) to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class ( ) Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class ( ) Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Class ( ) Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class ( ) Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Class ( ) Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class ( ) Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because  the Class  ( )  Certificates are not  subordinate to  any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "____" by ___________________. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class ( ) Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class ( ) Certificates. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class ( ) Certificate.

     Before purchasing a Class ( ) Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the Prospectus.

     Any Plan fiduciary considering whether to purchase a Class ( ) Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                               LEGAL INVESTMENT

     The Class ( ) Certificates (will) (will not) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") (so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

     The Depositor makes no representations as to the proper characterization of the Class ( ) Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class ( ) Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class ( ) Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class ( ) Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class ( ) Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class ( ) Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Certificates will be $_____________, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class ( ) Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Class ( ) Certificates offered hereby; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class ( ) Certificates will develop.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP.


                                    RATING

     It is a condition to issuance that the Class ( ) Certificates be rated (not lower than) "______" by ________________. However, no person is obligated to maintain the rating on the Class ( ) Certificates, and _______________ is not obligated to monitor its rating following the Closing Date.

     ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.
_________________'s rating on the Class ( ) Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Special Considerations" herein.

     There can be no assurance as to whether any rating agency not requested to rate the Class ( ) Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class ( ) Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by ________________'s pursuant to the Depositor's request.

     The rating of the Class ( ) Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.




                        INDEX OF PRINCIPAL DEFINITIONS


TERMS                                                                   PAGES

Accrued Certificate Interest  . . . . . . . . . . . . . . . . . . . . .  S-31
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Aggregate Mortgage Loan Negative Amortization . . . . . . . . . . . . .  S-30
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-30
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
   Certificates . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6, S-41
Class Negative Amortization . . . . . . . . . . . . . . . . . . . . S-8, S-32
Class ( ) Balance . . . . . . . . . . . . . . . . . . .  S-6, S-9, S-10, S-29
Class ( ) Certificate Owner . . . . . . . . . . . . . . . . . . . . . .  S-15
Class ( ) Interest Allocation Percentage  . . . . . . . . . . . . . . .  S-31
Class ( ) Principal Distribution Amount . . . . . . . . . . . . . . . .  S-31
Class ( ) Remittance Rate . . . . . . . . . . . . . . . . . . . . . . .  S-31
Class ( ) Scheduled Principal Distribution Percentage . . . . . . . . .  S-32
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Converted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Convertible Mortgage Loans  . . . . . . . . . . . . . . . . . . . . S-5, S-18
Converting Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . S-5, S-18
Definitive Class ( ) Certificate  . . . . . . . . . . . . . . . . . . .  S-15
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Distributable Certificate Interest  . . . . . . . . . . . . . . . . . .  S-30
Distribution Date . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-30
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-40
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Form 8-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Government Securities . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-17
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . S-7, S-31
Interest Rate Adjustment Date . . . . . . . . . . . . . . . . . . . . . . S-3
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-36
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-17
Monthly Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Mortgage Asset Seller . . . . . . . . . . . . . . . . . . . . . . . S-1, S-17
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
mortgage related securities . . . . . . . . . . . . . . . . . . . . . .  S-41
Net Aggregate Prepayment Interest Shortfall . . . . . . . . . . . . . .  S-30
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-31
Notional Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Original LTV Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Payment Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Payment Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . S-6, S-36
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Prepayment Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
regular interests . . . . . . . . . . . . . . . . . . . . . . S-2, S-14, S-39
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-13
REO Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Residual interests  . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-39
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Scheduled Principal Distribution Amount . . . . . . . . . . . . . . . .  S-31
Seller's Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . S-1, S-29
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6
Uncovered Portion . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-40
Unscheduled Principal Distribution Amount . . . . . . . . . . . . . . .  S-32
Weighted Average Class ( ) Remittance Rate  . . . . . . . . . . . . . .  S-31





                                                                      ANNEX A

                            (TITLE, SERIES OF MBS)
                                  TERM SHEET
-------------------------------------------------------------------------------

CUT-OFF DATE:              (             )       MORTGAGE POOL CUT-OFF DATE          $(             )
                                                 BALANCE:
DATE OF INITIAL            (             )       REFERENCE DATE BALANCE:             $(             )
ISSUANCE:
RELATED TRUSTEE:           (             )       PERCENT OF ORIGINAL MORTGAGE POOL      (          )%
MATURITY DATE:             (             )       REMAINING AS OF REFERENCE DATE:




                                                               Initial
                              Class                          Certificate
                               of           Pass-Through      Principal
                          Certificates          Rate           Balance               Features
                          ------------      ------------     -----------             --------

                            (       )       (        )%      $(        )          (             )




(First MBS Distribution Date on which the MBS may receive a portion of prepayments: (date))

MINIMUM SERVICING FEE RATE:*       (   )% per annum           AS OF DATE OF
MAXIMUM SERVICING FEE RATE:*       (   )% per annum           INITIAL ISSUANCE
                                                            SPECIAL HAZARD AMOUNT:          $(   )
                                                            FRAUD LOSS AMOUNT:        $(   )
                                                            BANKRUPTCY AMOUNT:              $(   )




                                                 As of                         As of Date of
                                             Delivery Date                   Initial Issuance
                                             -------------                   ----------------
SENIOR PERCENTAGE                              (      )%                         (      )%
SUBORDINATE PERCENTAGE                         (      )%                         (      )%




Ratings:                      Rating Agency                     Class              Voting Rights:
-------                       -------------                     -----              -------------
                               (        )                                            (        )
                               (        )
                               (        )
                               (        )





                    -----------------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS ( ) CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                  ---------------------------------------

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.




                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                            Prospectus Supplement

Summary..........................................................      S
Special Considerations...........................................      S
Description of the Mortgage Pool.................................      S
Description of the Certificates..................................      S
Pooling and Servicing Agreement..................................      S
Use of Proceeds..................................................      S
   Material Federal Income Tax Consequences......................      S
ERISA Considerations.............................................      S
Legal Investment.................................................      S
Plan of Distribution.............................................      S
Legal Matters....................................................      S
Rating...........................................................      S

                                  Prospectus

Prospectus Supplement............................................
Available Information............................................
Incorporation of Certain Information by Reference................
Summary of Prospectus............................................
Special Considerations...........................................
Description of the Trust Funds...................................
Use of Proceeds..................................................
Yield Considerations.............................................
The Depositor....................................................
Description of the Certificates..................................
Description of the Agreements....................................
Description of Credit Support....................................
Certain Legal Aspects of Mortgage Loans..........................
   Material Federal Income Tax Consequences......................
State Tax Considerations.........................................
ERISA Considerations.............................................
Legal Investment.................................................
Plan of Distribution.............................................
Legal Matters....................................................
Financial Information............................................
Rating...........................................................
Index of Principal Definitions...................................






   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                   (CANADIAN)
                SUBJECT TO COMPLETION, DATED JANUARY ___, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus ______________________1997)

                               $______________

                    Merrill Lynch Mortgage Investors Inc.
                                  Depositor

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______

     The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ classes of Certificates, designated as the Class ( ) Certificates, Class ( ) Certificates and Class ( ) Certificates (the Class ( ) Certificates, collectively, the "Subordinate Certificates"). As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class ( ) Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

     The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors Inc. (the "Depositor"). The Trust Fund will consist primarily of (a pool (the "Mortgage Pool") of (conventional), (fixed rate) (adjustable rate) mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first (and/or junior) liens on one- to four-family residential properties located in Canada,) (mortgage participations or co-ownership arrangements in Mortgage Loans,) mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). The Mortgage Loans were originated or acquired by ___________ (the "Mortgage Asset Seller") in ____________ and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates. All amounts due on the Mortgage Loans are payable in (Canadian dollars). (The Trust Fund will exchange its Canadian dollar collections on the Mortgage Loans for U.S. dollars pursuant to the Swap Agreement with ______ (the "Swap Counterparty").)

     The Class ( )(, Class ( ) and Class ( )) Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Class ( ) Certificates are being offered hereby.

     INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN ON PAGE ___ AND IN THE PROSPECTUS ON PAGE ___.

     (The MBS will (consist of) (include) the following series and classes of securities: (identify title(s) and class(es) of MBS)(, including (title(s) and class(es) of MBS).) (The (title(s) and class(es) of MBS) are (subordinate) (interest-only) securities.) (See "Summary--The MBS."))

     (The yield to investors in the (interest-only) Certificates will be (extremely) sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Mortgage Loans which may fluctuate significantly over time. An (extremely) rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the interest-only Certificates to recover their initial investments.)

                          ------------------------

                             Merrill Lynch & Co.

        The date of this Prospectus Supplement is _____________, 199_




The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool."

     Distributions on the Class ( ) Certificates will be made, to the extent of available funds, on the __th day of each (month) (__) or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). (As more fully described herein, distributions allocable to interest, if any, on the Class ( ) Certificates on each Distribution Date will be based on the (applicable) (then-applicable variable) pass-through rate (the "Pass-Through Rate") and the aggregate (principal balance (the "Certificate Balance")) (notional balance (the "Notional Balance")) of such class (or each component thereof) outstanding immediately prior to such Distribution Date. (The Pass-Through Rate applicable to the Class ( ) Certificates from time to time will equal the (sum of __% and the Index (as defined herein) subject to certain limitations) (weighted average of the Class ( ) Remittance Rates (as defined herein) on the Mortgage Loans). The Pass-Through Rate for the Class ( ) Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter (because the weighted average of the Class ( ) Remittance Rates is expected to change for succeeding Distribution Dates.) Distributions in respect of principal, if any, of the Class ( ) Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".)

     (_______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. See "Description of the Certificates -- Advances" herein. (The only) obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.)

                           ----------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS ( ) CERTIFICATES. THE CLASS ( ) CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS ( ) CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

                         -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED  ON OR ENDORSED
THE  MERITS  OF  THIS OFFERING.    ANY  REPRESENTATION  TO  THE  CONTRARY  IS
UNLAWFUL.)

                        ---------------------------

     (An election will  (not) be  made to  treat the  Trust Fund  as a  "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. (The Class ( ) Certificates will constitute "regular interests" in the REMIC.)) See "Material Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

      There is currently no secondary market for the Class ( ) Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") currently expects to make a secondary market in the Class ( ) Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

      The Class ( ) Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class ( ) Certificates will be $____________ plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor estimated at $_____________.

      The Class ( ) Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. It is expected that delivery of the Class ( ) Certificates (in book-entry form) (in registered form) will be made on or about ___________, 199_, (through the facilities of The Depository Trust Company) (at the offices of the Underwriter, New York, New York) against payment therefor in immediately available funds.

                    -----------------------------------

     THE CLASS ( ) CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES AND ARE BEING OFFERED PURSUANT TO THE DEPOSITOR'S PROSPECTUS DATED _______________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS ( ) CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                           U.S. DOLLAR PRESENTATION

     In this Prospectus Supplement, references to "U.S. dollars" and "$" are references to U.S. currency and references to "Canadian dollars" are references to Canadian currency. The "Original Exchange Rate," as used herein, is the rate at which (foreign currency) will be exchanged for U.S. dollars under the Swap Agreement. The Original Exchange Rate will not be determined until the initial sale of the Certificates. Use of such rate is not a representation that Canadian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate. On _____________, Canadian dollars were converted to U.S. dollars at a rate of
______.




                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates.......            Mortgage  Pass-Through  Certificates,
                                        Series 199_-_, (the "Certificates").

Depositor...................            Merrill   Lynch  Mortgage   Investors
                                        Inc.,  a Delaware  corporation and  a
                                        wholly-owned,     limited     purpose
                                        subsidiary of Merrill  Lynch Mortgage
                                        Capital Inc., which is a wholly-owned
                                        indirect subsidiary of  Merrill Lynch
                                        &  Co.,  Inc.   The  Depositor  is an
                                        affiliate    of   the    Underwriter.
                                        Neither Merrill Lynch & Co., Inc. nor
                                        any of its  affiliates, including the
                                        Depositor and  the Underwriter,   has
                                        insured     or     guaranteed     the
                                        Certificates or the Mortgage Loans or
                                        is  otherwise  obligated  in  respect
                                        thereof.  See "The  Depositor" in the
                                        Prospectus.

Issuer......................            The trust fund (the  "Trust Fund") to
                                        be formed pursuant to the Pooling and
                                        Servicing Agreement.

Master Servicer.............            _______________,  a ________________.
                                        See "Pooling and  Servicing Agreement
                                        -- The Master Servicer" herein.

(Sub-Servicers..............            _______________, a ________________)

Trustee.....................            _____________, a __________________.

Cut-off Date................            ____________ 1, 199_.

Closing Date................            ______________ 1, 199_.

Distribution Dates..........            Distributions  on   the  Certificates
                                        will be made by  the Trustee, to  the
                                        extent of available funds,  on the __
                                        day  of each (month)  ( ) or,  if any
                                        such __  day is not  a business  day,
                                        then on the  next succeeding business
                                        day,  beginning   in  ________   19__
                                        (each, a "Distribution Date"), to the
                                        holders of  record as of the close of
                                        business on the (last business day of
                                        the  month  preceding the  month)  of
                                        each  such   distribution  (each,   a
                                        "Record Date").

Denominations...............            The Class  ( )  Certificates will  be
                                        issuable (on  the book-entry  records
                                        of  DTC  and  its  Participants)  (in
                                        registered,   certified   form)    in
                                        denominations    of   $_______    and
                                        integral multiples  of $_____________
                                        in   excess   thereof(,    with   one
                                        Certificate of such  class evidencing
                                        an  additional  amount equal  to  the
                                        remainder of the  Certificate Balance
                                        thereof).

Risk Factors................            There   are   Risk  Factors   to   be
                                        considered   in   investing   in  the
                                        Certificates.    See  "Risk  Factors"
                                        (herein and) in the Prospectus.

   (The Mortgage Pool.......            The  Mortgage  Pool will  consist  of
                                        ((conventional),     (fixed     rate)
                                        (adjustable   rate)  Mortgage   Loans
                                        secured by (first)  (and/or) (junior)
                                        liens   on   one-    to   four-family
                                        residential      properties      (the
                                        "Mortgaged  Properties")  located  in
                                        Canada  (mortgage  participations  or
                                        co-ownership arrangements,) (mortgage
                                        pass-through  certificates, mortgage-
                                        backed      securities     evidencing
                                        interests therein or  secured thereby
                                        (the "MBS"),)  (and) (certain  direct
                                        obligations  of  the  United  States,
                                        agencies thereof or  agencies created
                                        thereby        (the       "Government
                                        Securities")).   (The Mortgage  Loans
                                        will  have  an   aggregate  principal
                                        balance  as of  the  Cut-off Date  of
                                        $_________  and  individual principal
                                        balances at  origination of  at least
                                        $______________  but  not  more  than
                                        $__________,    with    an    average
                                        principal balance  at origination  of
                                        approximately   $_________.       The
                                        Mortgage  Loans  will have  terms  to
                                        maturity from the date of origination
                                        or modification of not more than ____
                                        years,   and   a   weighted   average
                                        remaining   term   to   maturity   of
                                        approximately _____ months  as of the
                                        Cut-off  Date.   The  Mortgage  Loans
                                        will bear interest  at Mortgage Rates
                                        of at least _____%  per annum but not
                                        more than  _____% per  annum, with  a
                                        weighted  average  Mortgage  Rate  of
                                        approximately ____%  per annum  as of
                                        the Cut-off Date.  The Mortgage Loans
                                        will be acquired by the Depositor  on
                                        or  before  the  Closing  Date.    In
                                        connection  with  its  acquisition of
                                        the  Mortgage  Loans,  the  Depositor
                                        will  be assigned  (and will  in turn
                                        assign to the Trustee for the benefit
                                        of the  holders of  the Certificates)
                                        certain   rights   in    respect   of
                                        representations     and    warranties
                                        described  herein that  were made  by
                                        the Mortgage Asset Seller.)

                                        (_____   of   the   Mortgage   Loans,
                                        representing _____%  of the  Mortgage
                                        Loans by aggregate  principal balance
                                        as of  the Cut-off Date,  provide for
                                        scheduled   payments   of   principal
                                        and/or interest ("Monthly  Payments")
                                        to  be due on  the _____ day  of each
                                        month; the remainder  of the Mortgage
                                        Loans provide for Monthly Payments to
                                        be due on  (identify day or days)  of
                                        each month  (the date in any month on
                                        which a Monthly Payment on a Mortgage
                                        Loan is  first due, the  "Due Date").
                                        (The rate per annum at which interest
                                        accrues  on  each  Mortgage  Loan  is
                                        subject  to  adjustment  on specified
                                        Due   Dates  (each   such  date,   an
                                        "Interest Rate  Adjustment Date")  by
                                        adding a  fixed percentage  amount (a
                                        "Gross Margin")  to the value  of the
                                        then-applicable  Index  (as described
                                        below)  subject,   in  the   case  of
                                        substantially  all  of  the  Mortgage
                                        Loans, to limitations on the periodic
                                        adjustment  of  the  related Mortgage
                                        Rate,  and  to  maximum  and  minimum
                                        lifetime Mortgage Rates, as described
                                        herein.   ___ of the  Mortgage Loans,
                                        representing  ___%  of  the  Mortgage
                                        Loans by aggregate  principal balance
                                        as of  the Cut-off Date,  provide for
                                        Interest  Rate  Adjustment  Dates  to
                                        occur (monthly); the remainder of the
                                        Mortgage     Loans    provide     for
                                        adjustments to  the Mortgage  Rate to
                                        occur  quarterly,  semi-annually   or
                                        annually.    (Each  of  the  Mortgage
                                        Loans provides  for an  initial fixed
                                        interest rate  period;) _________  of
                                        the   Mortgage  Loans,   representing
                                        _____%  of  the   Mortgage  Loans  by
                                        aggregate principal balance as of the
                                        Cut-off    Date,    have    not   yet
                                        experienced their first Interest Rate
                                        Adjustment Date.   The latest initial
                                        Interest Rate Adjustment Date for any
                                        Mortgage Loan  is scheduled  to occur
                                        on ________.))

                                        (The amount of the Monthly Payment on
                                        each Mortgage Loan is also subject to
                                        adjustment  on  specified  Due  Dates
                                        (each   such    date,   a    "Payment
                                        Adjustment Date")  to an  amount that
                                        would   amortize    the   outstanding
                                        principal  balance  of  the  Mortgage
                                        Loan   over   its    then   remaining
                                        amortization    schedule   and    pay
                                        interest at  the applicable  Mortgage
                                        Rate,   subject,  in   the  case   of
                                        (several) Mortgage Loans,  to payment
                                        caps, which limit the amount by which
                                        the Monthly Payment may adjust on any
                                        Payment Adjustment Date  as described
                                        herein.    _______  of  the  Mortgage
                                        Loans,   representing   __%   of  the
                                        Mortgage Loans by aggregate principal
                                        balance  as  of   the  Cut-off  Date,
                                        provide for Payment  Adjustment Dates
                                        to   occur   annually,    while   the
                                        remainder  of   the  Mortgage   Loans
                                        provide   for   adjustments   of  the
                                        Monthly  Payment  to  occur  monthly,
                                        quarterly or semi-annually.)

                                        (Only  in  the  case  of  ___________
                                        Mortgage Loans, representing ____% of
                                        the  Mortgage   Loans  by   aggregate
                                        principal balance  as of  the Cut-off
                                        Date, does a  Payment Adjustment Date
                                        immediately follow each Interest Rate
                                        Adjustment Date.   As  a result,  and
                                        because  the  application  of payment
                                        caps may  limit the  amount by  which
                                        the  Monthly Payments  may adjust  in
                                        respect  of  certain  Mortgage Loans,
                                        the amount of  a Monthly Payment  may
                                        be  more  or  less  than  the  amount
                                        necessary to  amortize the  remaining
                                        principal  balance  of  the  Mortgage
                                        Loan   over   its    then   remaining
                                        amortization    schedule   and    pay
                                        interest   at   the   then-applicable
                                        Mortgage Rate.  Accordingly, Mortgage
                                        Loans  may   be  subject   to  slower
                                        amortization (if the  Monthly Payment
                                        due on a  Due Date  is sufficient  to
                                        pay interest accrued to such Due Date
                                        at the then-applicable  Mortgage Rate
                                        but  is  not   sufficient  to  reduce
                                        principal  in  accordance   with  the
                                        applicable amortization schedule), to
                                        negative  amortization  (if  interest
                                        accrued   to  a   Due  Date   at  the
                                        applicable Mortgage  Rate is  greater
                                        than the  entire Monthly  Payment due
                                        on such  Due Date) or  to accelerated
                                        amortization (if the  Monthly Payment
                                        due on a Due Date is greater than the
                                        amount  necessary  to   pay  interest
                                        accrued  to  such  Due  Date  at  the
                                        then-applicable Mortgage Rate  and to
                                        reduce principal  in accordance  with
                                        the      applicable      amortization
                                        schedule).)

                                        (__   Mortgage   Loans,  representing
                                        ____%  of   the  Mortgage   Loans  by
                                        aggregate principal balance as of the
                                        Cut-off    Date,    permit   negative
                                        amortization.   Substantially all  of
                                        the   Mortgage   Loans   that  permit
                                        negative     amortization     contain
                                        provisions that  limit the  extent to
                                        which the amount  of their respective
                                        original  principal  balances  may be
                                        exceeded as a result thereof.)

                                        (__   Mortgage   Loans,  representing
                                        ____%  of   the  Mortgage   Loans  by
                                        aggregate principal balance as of the
                                        Cut-off  Date,  provide  for  monthly
                                        payments   of   principal   based  on
                                        amortization  schedules significantly
                                        longer  than  the remaining  term  of
                                        such Mortgage Loans,  thereby leaving
                                        substantial   outstanding   principal
                                        amounts  due and  payable (each  such
                                        payment,  a  "Balloon   Payment")  on
                                        their   respective  maturity   dates,
                                        unless prepaid prior thereto.)

                                        For  a  further  description  of  the
                                        Mortgage Loans,  see "Description  of
                                        the Mortgage Pool" herein.)

(The MBS....................            (Title and issuer  of underlying MBS,
                                        amount deposited  or pledged,  amount
                                        originally  issued,   maturity  date,
                                        interest       rate,      (redemption
                                        provisions),  description   of  other
                                        material terms.)

(The Index..................            As  of any  Interest Rate  Adjustment
                                        Date, the Index used to determine the
                                        Mortgage Rate  on each  Mortgage Loan
                                        will  be   the  ____________.     See
                                        "Description of the  Mortgage Pool --
                                        The Index" herein.)

(Conversion of
  Mortgage Loans............            Approximately  __%  of  the  Mortgage
                                        Loans (by aggregate principal balance
                                        as   of   the  Cut-off   Date)   (the
                                        "Convertible Mortgage Loans") provide
                                        that, at  the option  of the  related
                                        Mortgagors,  the adjustable  interest
                                        rate on  such Mortgage  Loans may  be
                                        converted to  a fixed  interest rate,
                                        provided that certain conditions have
                                        been  satisfied.    Upon notification
                                        from a Mortgagor  of such Mortgagor's
                                        intent to convert  from an adjustable
                                        interest  rate  to a  fixed  interest
                                        rate, and prior to the conversion  of
                                        any such  Mortgage Loan,  the related
                                        Warrantying Party (as defined herein)
                                        will  be  obligated to  purchase  the
                                        Converting Mortgage Loan  (as defined
                                        herein) at  the Conversion  Price (as
                                        defined herein).  (In the event of  a
                                        failure by a  Subservicer to purchase
                                        a  "Converting  Mortgage  Loan"), the
                                        Master  Servicer is  required to  use
                                        its  best  efforts to  purchase  such
                                        Converted Mortgage  Loan (as  defined
                                        herein) from the Mortgage Pool at the
                                        Conversion Price during the one-month
                                        period   following   the    date   of
                                        conversion.)    In   the  event  that
                                        neither the related Warrantying Party
                                        nor the  Master Servicer  purchases a
                                        Converting   or  Converted   Mortgage
                                        Loan,   the   Mortgage    Pool   will
                                        thereafter  include  both  fixed-rate
                                        and  adjustable-rate Mortgage  Loans.
                                        See  "Certain  Yield  and  Prepayment
                                        Considerations" herein.)

  Class ( ) Certificates....            The  Class ( ), Class ( ) and Class (
                                        )  Certificates  (collectively,   the
                                        "Certificates")   will    be   issued
                                        pursuant to  a Pooling  and Servicing
                                        Agreement,  to  be  dated  as of  the
                                        Cut-off  Date,  among  the Depositor,
                                        the Master  Servicer and  the Trustee
                                        (the    "Pooling    and     Servicing
                                        Agreement").      The   Class   (   )
                                        Certificates    have    an    initial
                                        Certificate Balance of  $_______ (the
                                        initial   "Class   (   )   Balance"),
                                        representing an  initial interest  of
                                        approximately  ___% in  a trust  fund
                                        (the   "Trust   Fund"),   which  will
                                        consist  primarily  of  the  Mortgage
                                        Pool.    The Class  (  ) Certificates
                                        will  have  an   initial  Certificate
                                        Balance  of  $________  (the  initial
                                        "Class ( ) Balance"), representing an
                                        initial  interest   of  approximately
                                        ____%  in the Trust Fund.  (The Class
                                        (  )  Certificates  have  an  initial
                                        Certificate Balance of  $_______ (the
                                        initial   "Class   (   )   Balance"),
                                        representing an  initial interest  of
                                        approximately  ___%   in  the   Trust
                                        Fund.)   (The Class (  ) Certificates
                                        will not have a Certificate Balance.)

                                        Distributions  on   the  Certificates
                                        will  be  made on  each  Distribution
                                        Date.  Distributions will be made  by
                                        check or wire transfer of immediately
                                        available funds,  as provided  in the
                                        Pooling and  Servicing Agreement,  to
                                        the Certificateholders  of record  as
                                        of  the  (last  business  day of  the
                                        month  preceding the  month) of  such
                                        Distribution  Date  (each,  a "Record
                                        Date"),   except   that   the   final
                                        distribution   on  the   Class  (   )
                                        Certificates will  be made  only upon
                                        presentation  and  surrender  of such
                                        holders' Certificates  at the  office
                                        or  agency specified  in the  Pooling
                                        and  Servicing Agreement.   (As  more
                                        specifically  described  herein,  the
                                        Class  ( )  Balance will  be adjusted
                                        from   time    to   time    on   each
                                        Distribution  Date  to   reflect  any
                                        additions   thereto  resulting   from
                                        allocations of Mortgage Loan negative
                                        amortization   to  the   Class  (   )
                                        Certificates   and   any   reductions
                                        thereof resulting from  distributions
                                        of  principal   of  the  Class   (  )
                                        Certificates.   As further  described
                                        herein, interest shall  accrue on the
                                        Class (  ) Balance at  a Pass-Through
                                        Rate thereon.

Pass-Through Rates on the
  Class ( ), Class ( )
  and Class ( )
  Certificates..............            (The Pass-Through Rates  on the Class
                                        (   ),  Class  (  )  and  Class  (  )
                                        Certificates  are fixed  and are  set
                                        forth  on the  cover  hereof.)   (The
                                        Pass-Through  Rate on the Class   ( )
                                        Certificates  will  be equal  to  the
                                        weighted  average of  the  Class (  )
                                        Remittance Rates in  effect from time
                                        to  time on the Mortgage Assets.  The
                                        Class (  ) Remittance Rate  in effect
                                        for  any Mortgage  Assets  as of  any
                                        date  of determination  (is equal  to
                                        the  excess  of   the  Mortgage  Rate
                                        thereon  over  __%  per  annum)  ((i)
                                        prior  to  its  first  Interest  Rate
                                        Adjustment  Date  is   equal  to  the
                                        related Mortgage Rate    then      in
                                        effect  minus  __ basis  points  (the
                                        "Net  Mortgage Rate")  and (ii)  from
                                        and  after  its first  Interest  Rate
                                        Adjustment  Date  is   equal  to  the
                                        related Mortgage Rate  then in effect
                                        minus the excess of the related Gross
                                        Margin over  __ basis  points.)) (The
                                        Class   (   )  Certificates   (or   a
                                        component   thereof)   will   not  be
                                        entitled to distributions of interest
                                        and  will  not  have  a  Pass-Through
                                        Rate.)   (Describe  any other  method
                                        used  to  calculate  the Pass-Through
                                        Rate.)  (Interest on the Certificates
                                        will be  calculated on the basis of a
                                        360-day year consisting of twelve 30-
                                        day  months.   Interest  will  accrue
                                        with  respect  to  each  Distribution
                                        Date  during  the   one-month  period
                                        beginning on the ___ day of the month
                                        preceding   the    month   of    such
                                        Distribution Date  and ending  on the
                                        ___  day   of  the   month  of   such
                                        Distribution Date (each, an "Interest
                                        Accrual Period").)

Distributions on the
  Certificates..............            The Available Distribution  Amount in
                                        respect of  a Distribution  Date will
                                        be  distributed   in  the   following
                                        amounts and order of priority:

                                        (describe    the    application    of
                                        Available Distribution Amount to make
                                        distributions    of   interest    and
                                        principal   among   the   Classes  of
                                        Certificates)

                                        (Interest   on   the    Class   (   )
                                        Certificates  at  the then-applicable
                                        Pass-Through Rate will  be reduced by
                                        the Class ( ) Certificates' allocable
                                        share   (calculated   as    described
                                        herein) of ((i)  the aggregate amount
                                        of negative  amortization in  respect
                                        of  the  Mortgage   Loans  for  their
                                        respective Due Dates occurring during
                                        the related Due  Period and (ii)) the
                                        aggregate   portion   of   Prepayment
                                        Interest  Shortfalls incurred  during
                                        the related  Due Period that  was not
                                        covered  by  the application  of  the
                                        Master      Servicer's      servicing
                                        compensation  for  the   related  Due
                                        Period.    (The  amount,  if any,  by
                                        which   the   Class  (   )   Interest
                                        Distribution    Amount     for    any
                                        Distribution  Date  is reduced  as  a
                                        result  of  negative  amortization on
                                        the Mortgage  Loans shall  constitute
                                        the "Class Negative Amortization" for
                                        such Distribution Date  in respect of
                                        the Class (  ) Certificates and shall
                                        be  added to the Class ( ) Balance on
                                        such Distribution Date.)   (The Class
                                        (  ) Notional  Amount will  equal the
                                        (sum  of the) Class ( ) Balance.  The
                                        Class (  ) Notional  Amount does  not
                                        entitle  the Class  ( )  Certificates
                                        (or  a  component   thereof)  to  any
                                        distributions of principal.)   If the
                                        Available Distribution Amount for any
                                        Distribution  Date is  less than  the
                                        Class   ( )   Interest   Distribution
                                        Amount  for  such  Distribution Date,
                                        the  shortfall  will be  part  of the
                                        Class  (   )  Interest   Distribution
                                        Amount  distributable  to  holders of
                                        Class ( )  Certificates on subsequent
                                        Distribution Dates, to  the extent of
                                        available funds.

                                        The Available Distribution Amount for
                                        any   Distribution   Date   generally
                                        includes:  (i)  scheduled payments on
                                        the  Mortgage  Assets due  during  or
                                        prior to  the related Due  Period and
                                        collected   as    of   the    related
                                        Determination Date (to the extent not
                                        distributed on  previous Distribution
                                        Dates)   and   certain    unscheduled
                                        payments and other collections on the
                                        Mortgage Assets collected  during the
                                        related  Due Period,  net of  amounts
                                        payable or reimbursable to the Master
                                        Servicer therefrom; (ii) any Advances
                                        made by the  Master Servicer for  the
                                        related Distribution Date;  and (iii)
                                        that portion of the Master Servicer's
                                        servicing   compensation   for    the
                                        related Due  Period applied  to cover
                                        Prepayment     Interest    Shortfalls
                                        incurred  during   the  related   Due
                                        Period.    See  "Description  of  the
                                        Certificates   --  Distributions   --
                                        Calculations of Interest" herein.

Advances....................            The  Master Servicer  is required  to
                                        make advances ("Advances") in respect
                                        of delinquent Monthly Payments on the
                                        Mortgage   Loans,   subject   to  the
                                        limitations described  herein.   (The
                                        Trustee will be obligated to make any
                                        such Advance  if the  Master Servicer
                                        fails in its obligation to  do so, to
                                        the  extent provided  in the  Pooling
                                        and   Servicing   Agreement.)     See
                                        "Description of  the Certificates  --
                                        Advances" herein and  "Description of
                                        the  Certificates   --  Advances   in
                                        Respect  of  Delinquencies"   in  the
                                        Prospectus.

Subordination...............            The   rights   of  holders   of   the
                                        Subordinate  Certificates to  receive
                                        distributions of amounts collected on
                                        the    Mortgage    Loans    will   be
                                        subordinate, to the  extent described
                                        herein, to  the rights of  holders of
                                        the  Class  ( )  Certificates.   This
                                        subordination is intended  to enhance
                                        the  likelihood  of  receipt  by  the
                                        holders of the Class ( ) Certificates
                                        of the full  amount of the Class  ( )
                                        Interest Distribution Amount  and the
                                        (ultimate receipt of  principal equal
                                        to the  initial Class  ( )  Balance).
                                        The protection      afforded  to  the
                                        holders of the Class ( ) Certificates
                                        by means of the subordination, to the
                                        extent  provided   herein,  will   be
                                        accomplished  by  the  application of
                                        the Available Distribution  Amount to
                                        the Class  ( ) Certificates  prior to
                                        the   application   thereof   to  the
                                        Subordinate   Certificates  (and   by
                                        reducing  the  Class   (  )  Interest
                                        Distribution Amount and the Class ( )
                                        Balance  by an  amount  equal to  the
                                        interest  portion  and  the principal
                                        portion,  respectively,  of  Realized
                                        Losses allocated to such class).  See
                                        "Description of  the Certificates  --
                                        Subordination" herein.

(The Subordinate
  Certificates..............            The Class  ( )  Certificates have  an
                                        initial   Certificate    Balance   of
                                        $____________ (the initial "Class ( )
                                        Balance")   and   the   Class   (   )
                                        Certificates    have    an    initial
                                        Certificate Balance of $________ (the
                                        initial   "Class   (   )   Balance"),
                                        representing   ____%    and   _____%,
                                        respectively, of  the Mortgage  Loans
                                        by aggregate principal  balance as of
                                        the  Cut-off  Date.   Interest  shall
                                        accrue on the Class  ( ) Balance  and
                                        Class ( )  Balance at a  Pass-Through
                                        Rate equal to (____% per annum)  (the
                                        weighted average of  the Net Mortgage
                                        Rates in effect from  time to time on
                                        the Mortgage Loans).

                                        (The  Class (  ) Certificates,  which
                                        have   no   Pass-Through   Rate   and
                                        initially have a  Certificate Balance
                                        of   $______________   (the   initial
                                        "Class (  ) Balance"),  represent the
                                        right to receive  on any Distribution
                                        Date  the  balance,  if  any, of  the
                                        Available     Distribution     Amount
                                        remaining  after the  payment of  all
                                        interest  and  principal due  on  the
                                        other   Classes    of   Certificates.
                                        Subsequent to the  first Distribution
                                        Date,  the  Class  (  ) Balance  will
                                        equal the  excess,  if  any,  of  the
                                        aggregate Stated Principal Balance of
                                        the Mortgage  Loans over  the sum  of
                                        the  Class  ( )  Balance,  Class  ( )
                                        Balance and Class ( ) Balance.)

                                        (The Subordinate Certificates are not
                                        offered hereby.))

   (Currency Swap Agreement..           The Trust  Fund  will  enter  into  a
                                        currency  swap  agreement  (the "Swap
                                        Agreement") with ________  (the "Swap
                                        Counterparty") pursuant  to which  on
                                        each Distribution Date the Trust Fund
                                        will pay to the Swap Counterparty the
                                        related Available Distribution Amount
                                        in Canadian  dollars in  exchange for
                                        U.S. dollars at  an exchange rate  of
                                        _______  for one  U.S.  dollar.   The
                                        U.S. dollars  received from  the Swap
                                        Counterparty will be  applied to make
                                        the distributions on  Certificates on
                                        such Distribution Date.   If the Swap
                                        Agreement  is   terminated  for   any
                                        reason (including  without limitation
                                        a default by  the Swap Counterparty),
                                        (the Trust Fund  would become exposed
                                        to the risk of unfavorable changes in
                                        the   currency   exchange   rate  for
                                        Canadian  dollars  for  U.S. dollars)
                                        (the Trust Fund  will thereafter make
                                        distributions on the  Certificates in
                                        Canadian  dollars  rather  than  U.S.
                                        dollars,       thereby       exposing
                                        Certificateholders   to   unfavorable
                                        changes in the currency exchange rate
                                        for   Canadian   dollars   for   U.S.
                                        dollars.    See  "Risk  Factors  Swap
                                        Counterparty" herein.

(Special Prepayment
  Considerations............            The rate of principal payments on the
                                        Class   (         )      Certificates
                                        collectively will depend  on the rate
                                        and  timing  of   principal  payments
                                        (including prepayments,  defaults and
                                        liquidations) on the  Mortgage Loans.
                                        As is  the case  with mortgage-backed
                                        securities generally, the Class (   )
                                        Certificates    are     subject    to
                                        substantial     inherent    cash-flow
                                        uncertainties  because  the  Mortgage
                                        Loans  may be  prepaid  at any  time.
                                        Generally,  when  prevailing interest
                                        rates   are  increasing,   prepayment
                                        rates  on  mortgage   loans  tend  to
                                        decrease,  resulting  in   a  reduced
                                        return of principal to investors at a
                                        time when reinvestment at such higher
                                        prevailing rates would  be desirable.
                                        Conversely, when  prevailing interest
                                        rates are declining, prepayment rates
                                        on mortgage  loans tend  to increase,
                                        resulting  in  a  greater  return  of
                                        principal to investors at a time when
                                        reinvestment at comparable yields may
                                        not be possible.

                                        (The multiple class  structure of the
                                        Class (    ) Certificates results  in
                                        the allocation  of prepayments  among
                                        certain  classes  as follows  (to  be
                                        included as appropriate):

                                        (SEQUENTIALLY PAYING CLASSES:   (All)
                                        classes  of   the  Class   (        )
                                        Certificates are  subject to  various
                                        priorities for  payment of  principal
                                        as described  herein.   Distributions
                                        on classes having an earlier priority
                                        of   payment   will   be  immediately
                                        affected by  the prepayment  speed of
                                        the Mortgage Loans  early in the life
                                        of the Mortgage  Pool.  Distributions
                                        on classes  with a later  priority of
                                        payment will not be directly affected
                                        by  the prepayment  speed until  such
                                        time as principal is distributable on
                                        such classes; however,  the timing of
                                        commencement       of       principal
                                        distributions   and    the   weighted
                                        average lives of such classes will be
                                        affected  by  the   prepayment  speed
                                        experienced both before and after the
                                        commencement       of       principal
                                        distributions on such classes.)

                                        ((SCHEDULED) CERTIFICATES:  Principal
                                        distributions   on   the  (Scheduled)
                                        Certificates  will   be  payable   in
                                        amounts determined based on schedules
                                        as  described  herein,  provided that
                                        the prepayment speed  of the Mortgage
                                        Loans  each   month  remains   (at  a
                                        constant    level    of)     (between
                                        approximately  ___%   (SPA)(CPR)  (as
                                        defined herein) and) ___% (SPA)(CPR).
                                        (However, as discussed herein, actual
                                        principal distributions are likely to
                                        deviate from  the described  amounts,
                                        because  it is  highly unlikely  that
                                        the  actual prepayment  speed of  the
                                        Mortgage Loans each month will remain
                                        at or near ___% (SPA)(CPR).)   If the
                                        prepayment  speed  of   the  Mortgage
                                        Loans  is  consistently  higher  than
                                        ___%   of   (SPA)(CPR),    then   the
                                        (Companion)   Certificates  will   be
                                        retired before all of the (Scheduled)
                                        Certificates  are  retired,  and  the
                                        rate of  principal distributions  and
                                        the  weighted  average lives  of  the
                                        remaining   (Scheduled)  Certificates
                                        will   become    significantly   more
                                        sensitive   to    changes   in    the
                                        prepayment  speed  of   the  Mortgage
                                        Loans  and   principal  distributions
                                        thereon  will   be  more   likely  to
                                        deviate from the described amounts.)

                                        ((COMPANION)  CERTIFICATES:   Because
                                        of   the   application   of   amounts
                                        available for principal distributions
                                        among the Class  (   ),  Class (    )
                                        and Class (    ) Certificates  in any
                                        given month, first to the (Scheduled)
                                        Certificates  up  to   the  described
                                        amounts and  then to  the (Companion)
                                        Certificates, the  rate of  principal
                                        distributions   and    the   weighted
                                        average  lives  of   the  (Companion)
                                        Certificates   will    be   extremely
                                        sensitive   to    changes   in    the
                                        prepayment  speed  of   the  Mortgage
                                        Loans.  The weighted average lives of
                                        the (Companion) Certificates  will be
                                        significantly   more   sensitive   to
                                        changes in the  prepayment speed than
                                        that of the  (Scheduled) Certificates
                                        or a fractional undivided interest in
                                        the Mortgage Loans.))

(Special Yield
  Considerations............            (The multiple class  structure of the
                                        Senior Certificates causes the yields
                                        of certain classes to be particularly
                                        sensitive   to    changes   in    the
                                        prepayment  speed  of   the  Mortgage
                                        Loans and  other factors,  as follows
                                        (to be included as appropriate):)

                                        (INTEREST STRIP  AND INVERSE  FLOATER
                                        CLASSES:   The yield to  investors on
                                        the   (identify   classes)   will  be
                                        extremely sensitive  to the  rate and
                                        timing of  principal payments  on the
                                        Mortgage       Loans       (including
                                        prepayments,       defaults       and
                                        liquidations),  which  may  fluctuate
                                        significantly  over  time.   A  rapid
                                        rate  of  principal payments  on  the
                                        Mortgage  Loans could  result in  the
                                        failure of investors in the (identify
                                        interest  strip  and  inverse floater
                                        strip  classes)   to  recover   their
                                        initial  investments,  and  a  slower
                                        than  anticipated  rate  of principal
                                        payments on the  Mortgage Loans could
                                        adversely   affect   the   yield   to
                                        investors on the  (identify non-strip
                                        inverse floater classes).)

                                        ((VARIABLE STRIP)  CERTIFICATES.   In
                                        addition to the  foregoing, the yield
                                        on the (Variable  Strip) Certificates
                                        will be materially adversely affected
                                        to a  greater extent than  the yields
                                        on the other Class (   ) Certificates
                                        if  the  Mortgage Loans  with  higher
                                        Mortgage Rates prepay faster than the
                                        Mortgage  Loans  with  lower Mortgage
                                        Rates,   because   holders   of   the
                                        (Variable     Strip)     Certificates
                                        generally have  rights to  relatively
                                        larger portions of  interest payments
                                        on  the  Mortgage Loans  with  higher
                                        Mortgage Rates than on Mortgage Loans
                                        with lower Mortgage Rates.)

                                        (ADJUSTABLE  RATE (INCLUDING  INVERSE
                                        FLOATER) CLASSES:   The yield on  the
                                        (identify floating rate classes) will
                                        be  sensitive, and  the yield  on the
                                        (identify  inverse  floater  classes)
                                        will  be   extremely  sensitive,   to
                                        fluctuations  in  the level  of  (the
                                        index).  THE PASS-THROUGH RATE ON THE
                                        (IDENTIFY  INVERSE  FLOATER  CLASSES)
                                        WILL  VARY INVERSELY  WITH, AND  AT A
                                        MULTIPLE OF, (THE INDEX).)

                                        (INVERSE  FLOATER COMPANION  CLASSES:
                                        In addition to the  foregoing, in the
                                        event  of  relatively  low prevailing
                                        interest   rates    (including   (the
                                        index)) and relatively  high rates of
                                        principal    prepayments   over    an
                                        extended period,  while investors  in
                                        the    (identify    inverse   floater
                                        companion   classes)   may   then  be
                                        experiencing a high  current yield on
                                        such Certificates, such  yield may be
                                        realized only over a relatively short
                                        period, and it  is unlikely that such
                                        investors would  be able  to reinvest
                                        such  principal  prepayments  on such
                                        Certificates at a comparable yield.)

                                        (RESIDUAL CERTIFICATES:   Holders  of
                                        the    Residual   Certificates    are
                                        entitled to receive  distributions of
                                        principal and  interest as  described
                                        herein;  however,  holders   of  such
                                        Certificates may have tax liabilities
                                        with  respect  to  their Certificates
                                        during the early  years of their term
                                        that    substantially    exceed   the
                                        principal   and    interest   payable
                                        thereon  during  such periods.    (In
                                        addition, such distributions  will be
                                        reduced to  the extent that  they are
                                        subject  to  United   States  federal
                                        income tax withholding.)))

Optional Termination........            At  its option,  the Master  Servicer
                                        may  purchase  all  of  the  Mortgage
                                        Assets,     and    thereby     effect
                                        termination  of  the Trust  Fund  and
                                        early   retirement   of    the   then
                                        outstanding   Certificates,  on   any
                                        Distribution   Date   on   which  the
                                        aggregate Stated Principal Balance of
                                        the Mortgage  Loans remaining  in the
                                        Trust Fund  is less  than __%  of the
                                        aggregate principal  balance of  such
                                        Mortgage  Loans  as  of  the  Cut-off
                                        Date.   (At  its  option, the  Master
                                        Servicer may also  purchase any Class
                                        ( ) Certificates  on any Distribution
                                        Date  on which the  Class ( ) Balance
                                        is  less  than ___%  of  the original
                                        balance thereof.)   See  "Pooling and
                                        Servicing  Agreement --  Termination"
                                        herein   and   "Description   of  the
                                        Certificates --  Termination" in  the
                                        Prospectus.

   Material Federal Income
  Tax Consequences..........            (An  election will  be made  to treat
                                        the  Trust  Fund  as  a  real  estate
                                        mortgage investment conduit ("REMIC")
                                        for  federal  income   tax  purposes.
                                        Upon the  issuance of  the Class  ( )
                                        Certificates,  Brown   &  Wood   LLP,
                                        counsel   to   the   Depositor,  will
                                        deliver its opinion  generally to the
                                        effect that assuming  compliance with
                                        all  provisions  of the  Pooling  and
                                        Servicing   Agreement,   for  federal
                                        income tax  purposes, the  Trust Fund
                                        will   qualify  as   a  REMIC   under
                                        Sections  860A  through 860G  of  the
                                        Internal  Revenue  Code of  1986,  as
                                        amended (the "Code").

                                        For federal income  tax purposes, the
                                        Class  ( )  Certificates will  be the
                                        sole class of "residual interests" in
                                        the  REMIC and the Class ( ), Class (
                                        ) and  Class ( ) Certificates will be
                                        the "regular interests"  in the REMIC
                                        and   will   be   treated   as   debt
                                        instruments of the REMIC.

                                           For further information regarding
                                        the federal income tax consequences of
                                        investing   in   the    Class   (   )
                                        Certificates,  see "Material  Federal
                                        Income Tax  Consequences" herein  and
                                        in the Prospectus.)

ERISA Considerations........            (A fiduciary of  any employee benefit
                                        plan or other  retirement arrangement
                                        subject  to  the  Employee Retirement
                                        Income  Security  Act   of  1974,  as
                                        amended ("ERISA"), or Section 4975 of
                                        the Code should review carefully with
                                        its   legal   advisors   whether  the
                                        purchase  or  holding  of  Class (  )
                                        Certificates  could  give rise  to  a
                                        transaction that is  prohibited or is
                                        not otherwise  permitted either under
                                        ERISA or Section 4975  of the Code or
                                        whether there exists any statutory or
                                        administrative  exemption  applicable
                                        to  an  investment   therein.)    See
                                        "ERISA Considerations" herein  and in
                                        the Prospectus.

Rating......................            It is a condition  to the issuance of
                                        the Class ( )  Certificates that they
                                        be rated  (not lower  than) "___"  by
                                        __________.  A security rating is not
                                        a recommendation to buy, sell or hold
                                        securities  and  may  be  subject  to
                                        revision or withdrawal at any time by
                                        the assigning rating organization.  A
                                        security rating does  not address the
                                        frequency  of   prepayments  (whether
                                        voluntary or involuntary) of Mortgage
                                        Loans, or the corresponding effect on
                                        yield to  investors.  (The  rating of
                                        the Class  ( ) Certificates  does not
                                        address  the  possibility   that  the
                                        holders of such Certificates may fail
                                        to   fully   recover   their  initial
                                        investments.)         See    "Special
                                        Considerations"  and "Rating"  herein
                                        and  "Yield  Considerations"  in  the
                                        Prospectus.

Legal Investment............            The  appropriate  characterization of
                                        the  Class  (  )  Certificates  under
                                        various        legal       investment
                                        restrictions, and thus the ability of
                                        investors     subject    to     these
                                        restrictions to purchase  the Class (
                                        )  Certificates,  may be  subject  to
                                        significant            interpretative
                                        uncertainties.     The   Class  (   )
                                        Certificates  (will)  (will  not)  be
                                        "mortgage related  securities" within
                                        the meaning of the Secondary Mortgage
                                        Market   Enhancement   Act   of  1984
                                        ("SMMEA") (so long as they are  rated
                                        in at least the second highest rating
                                        category by  the Rating  Agency, and,
                                        as  such, are  legal investments  for
                                        certain   entities   to   the  extent
                                        provided  in  SMMEA).    Accordingly,
                                        investors  should  consult  their own
                                        legal advisors  to determine  whether
                                        and  to  what  extent the  Class  ( )
                                        Certificates     constitute     legal
                                        investments  for  them.   See  "Legal
                                        Investment"   herein   and   in   the
                                        Prospectus.

(Registration of the
  Class ( )
  Certificates..............            The  Class (  ) Certificates  will be
                                        represented  by  one or  more  global
                                        certificates registered  in the  name
                                        of  Cede &  Co.,  as  nominee of  The
                                        Depository Trust Company ("DTC").  No
                                        person acquiring  an interest  in the
                                        Class  (  )  Certificates  (any  such
                                        person,  a  "Class  (  )  Certificate
                                        Owner") will be entitled to receive a
                                        Certificate  of such  class in  fully
                                        registered,   certificated   form  (a
                                        "Definitive Class (  ) Certificate"),
                                        except     under      the     limited
                                        circumstances   described   in    the
                                        Prospectus under "Description  of the
                                        Certificates-Book-entry  Registration
                                        and  Definitive  Certificates".   See
                                        "Description  of   the  Certificates-
                                        General" herein  and "Description  of
                                        the           Certificates-Book-Entry
                                        Registration      and      Definitive
                                        Certificates" in the Prospectus.)




                   DESCRIPTION OF THE (MORTGAGE POOL) (MBS)

GENERAL

     The Trust Fund will consist primarily of (___ (conventional), (fixed interest) (adjustable interest) rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,) (mortgage participations and co-ownership arrangements in Mortgage Loans), (mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). Each Mortgage Loan is evidenced by a (promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first (first or junior) lien on a one- to four- family residential property (a "Mortgaged Property") located in Canada. The Mortgaged Properties consist of (description of one- to four-family residential properties). (Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.) All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.)

     (The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Mortgage Asset Seller") in Canada. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________, 199_ between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement. _____________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing
Agreement.

     Under the Seller's Agreement, _______________, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including Mortgage Asset Seller's repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make (no) representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation (or which are otherwise defective). _____________, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations in respect of the Mortgage Loans. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.)

(THE MBS

     (Title and issuer of underlying securities, amount deposited or pledged,
amount  originally   issued,  maturity   date,  interest  rate,   (redemption
provisions), together with description of other material terms.)

     (Description of principal and interest distributions on the MBS.)

     (Description   of  advances  by  the  servicer  of  the  mortgage  loans
underlying the MBS.)

     (Description of effect on the MBS of allocation of losses on the underlying mortgage loans.)

     As to each series of MBS included in the Trust Fund, the various classes of certificates from such series ((including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund) are listed, together with the related pass-through rates and certain other information applicable thereto, in Annex B hereto.)

(CONVERTIBLE MORTGAGE LOANS

     ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

     In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

     Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.)

(THE INDEX

     As of any Payment Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be a per annum rate equal to
______________, as most recently available as of the date      days prior to
                                                          ----
the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer. The Index is currently calculated based on information reported in ___________.)

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans are payable in Canadian dollars.

     (Approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.)

     (As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Mortgage Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) principal balances ranging from $_______ to $______; (vi) an average principal balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Mortgage Rate of _______% per annum; and (xiv) as to the__________% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _________% per annum.)

     (___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Special Considerations -- Balloon Payments" in the Prospectus.)

     (The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly
(___% of the Mortgage Loans), semi-annually (   % of the Mortgage Loans) or
                                             ---
annually (____% of the Mortgage Loans).   Each of the Mortgage Loans provided
for an initial fixed interest rate period;           Mortgage Loans,
                                           ---------
representing ___% of the Mortgage Loans, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in
                                          ---------------------------------
                              .)
------------------------------

     (Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than _% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

     (Only in the case of _____% of the Mortgage Loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the Monthly Payments due on certain of the Mortgage Loans may adjust, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

     (No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment
Premiums")  in  connection  with  full  or  partial  prepayments.    Although
Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.)


      The following table sets forth the range of Mortgage Rates on the Mortgage Loans as of the Cut-off Date:

                    Mortgage Rates as of the Cut-off Date
                    -------------------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                    Aggregate            Principal
                           Number of             Percent            Principal          Balance as of
                            Mortgage               by             Balance as of         the Cut-off
Mortgage Rate                Loans               Number          the Cut-off Date           Date
-------------              ---------             -------         ----------------      -------------

           Total                                100.00%              $                    100.00%
                           ========             =======              =========            =======



Weighted Average
  Mortgage Rate:


Note: Percentage totals may not add due to rounding.



          The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                Property Type
                                -------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
                            Mortgage                by             Balance as of         the Cut-off
Type                          Loans               Number          the Cut-off Date           Date
----                        ---------             -------         ----------------      -------------


       Total                                     100.00%               $                   100.00%
                            =========            =======               =========           =======



Note:   Percentage totals may not add due to rounding.

          (The following table sets forth the range of Gross Margins for the Mortgage Loans:)



                               (Gross Margins)
                               ---------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
                            Mortgage                by             Balance as of         the Cut-off
Mortgage Rate                 Loans               Number          the Cut-off Date           Date
-------------               ---------             -------         ----------------      -------------


           Total                                 100.00%               $                   100.00%
                            =========            =======               =========           =======



Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.



     (The following table sets forth the frequency of adjustments to the Mortgage Rates on the Mortgage Loans as of the Cut-off Date:)

                 (Frequency of Adjustments to Mortgage Rates)
                 --------------------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
                            Mortgage                by             Balance as of         the Cut-off
Frequency(A)                  Loans               Number          the Cut-off Date          Date
------------                ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            =========           =======                =========           =======



Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Mortgage Loans have not experienced their first Interest Rate Adjustment Date.

     (The following table sets forth the frequency of adjustments to the Monthly Payments on the Mortgage Loans as of the Cut-off Date:)



                (Frequency of Adjustments to Monthly Payments)
                ----------------------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
                            Mortgage                by             Balance as of         the Cut-off
Frequency (A)                 Loans               Number          the Cut-off Date          Date
-------------               ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            ========            =======                ==========          =======



Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.



     (The following table sets forth the range of maximum lifetime Mortgage Rates for the Mortgage Loans:)

                      (Maximum Lifetime Mortgage Rates)
                      ---------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
      Maximum               Number of             Percent            Principal          Balance as of
      Lifetime              Mortgage                by             Balance as of         the Cut-off
   Mortgage Rate              Loans               Number          the Cut-off Date          Date
   -------------            ---------             -------         ----------------      -------------


Total                                          100.00%                 $                   100.00%
                            =========          =======                 ==========          =======



Weighted Average
Maximum Lifetime
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A)  Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C)  This  calculation does  not include  the ____  Mortgage Loans  without a
     lifetime rate cap or the      Mortgage Loans with lifetime rate caps
                              ----
     which are currently not determinable.



     (The following table sets forth the range of minimum lifetime Mortgage Rates on the Mortgage Loans:)

                      (Minimum Lifetime Mortgage Rates)
                      ---------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
      Minimum               Number of             Percent            Principal          Balance as of
      Lifetime              Mortgage                by             Balance as of         the Cut-off
   Mortgage Rate              Loans               Number          the Cut-off Date          Date
   -------------            ---------             -------         ----------------      -------------


Total                                          100.00%                 $                   100.00%
                            =========          =======                 =========           =======



Weighted Average
Minimum Lifetime
Mortgage Rate:

Note: Percentage totals may not add due to rounding.

(A)  Represents Mortgage Loans without interest rate floors.
(B)  This calculation does not include the      Mortgage Loans without
                                           ----
     interest rate floors.



      The following table sets forth the range of principal balances of the Mortgage Loans as of the Cut-off Date:

                  Principal Balances as of the Cut-off Date
                  -----------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
 Principal Balance          Number of             Percent             Principal         Balance as of
     as of the               Mortgage                by             Balance as of        the Cut-off
    Cut-off Date              Loans                Number         the Cut-off Date           Date
 -----------------          ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            =========           =======                =========           =======



Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.



     The following tables set forth the original and remaining terms to maturity (in months) of the Mortgage Loans:

                     Original Term to Maturity in Months
                     -----------------------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
                            Number of             Percent            Principal          Balance as of
      Original              Mortgage                by             Balance as of         the Cut-off
  Term in  Months             Loans               Number          the Cut-off Date          Date
  ---------------           ---------             -------         ----------------      -------------


Total                                          100.00%                 $                   100.00%
                            =========          =======                 =========           =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



     The following tables set forth the purpose for which the Mortgage Loan was originated, (the type of program under which it was originated and the occupancy type).

                            Mortgage Loan Purpose
                            ---------------------

                                                                                         Percent by
                                                                                          Aggregate
                                                                     Aggregate            Principal
     Remaining              Number of             Percent            Principal          Balance as of
      Term in                Mortgage               by             Balance as of         the Cut-off
       Months                 Loans               Number         the Cut-off Date           Date
     ---------              ---------             -------        ----------------       -------------


Total                                          100.00%                $                    100.00%
                            =========          =======                =========            =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.


                    (Mortgage Loan Documentation Program)
                    -------------------------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
     Remaining              Number of             Percent             Principal         Balance as of
      Term in               Mortgage                by              Balance as of        the Cut-off
       Months                 Loans               Number          the Cut-off Date           Date
     ---------              ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            =========           =======                =========           =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



                        Mortgage Loan Occupancy Type
                        ----------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                    Aggregate            Principal
     Remaining             Number of             Percent            Principal          Balance as of
      Term in               Mortgage               by             Balance as of         the Cut-off
      Months                 Loans               Number          the Cut-off Date           Date
     ---------             ---------             -------         ----------------      -------------


Total                                          100.00%                $                    100.00%
                           ========            =======                =========            =======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.



                     Remaining Term to Maturity in Months
                     ------------------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                    Aggregate            Principal
     Remaining             Number of             Percent            Principal          Balance as of
      Term in               Mortgage               by             Balance as of         the Cut-off
      Months                 Loans               Number          the Cut-off Date           Date
     ---------             ---------             -------         ----------------      -------------


Total                                          100.00%                $                    100.00%
                           =========           =======                =========            =======



Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.



     The following tables set forth the respective years in which the Mortgage Loans were originated and are scheduled to mature:

                   Mortgage Loan Year of Scheduled Maturity
                   ----------------------------------------

                                                                                         Percent by
                                                                                         Aggregate
                                                                    Aggregate            Principal
                           Number of             Percent            Principal          Balance as of
                            Mortgage               by             Balance as of         the Cut-off
       Year                  Loans               Number          the Cut-off Date           Date
       ----                ---------             -------         ----------------      -------------


Total                                          100.00%                $                    100.00%
                           =========           =======                =========            =======



Note: Percentage totals may not add due to rounding.



      The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the date of its origination, and the denominator of which is (in general) the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.



                             Original LTV Ratios
                             -------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
                            Number of             Percent             Principal         Balance as of
      Original              Mortgage                by              Balance as of        the Cut-off
     LTV Ratio                Loans               Number          the Cut-off Date           Date
     ---------              ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            =========           =======                ========            =======



Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.


     The Mortgage Loans are secured by Mortgaged Properties in
                                                               ---------
different  states.   The  table  below sets  forth  the states  in  which the
Mortgaged Properties are located:


                           Geographic Distribution
                           -----------------------

                                                                                          Percent by
                                                                                          Aggregate
                                                                      Aggregate           Principal
                            Number of             Percent             Principal         Balance as of
     (Political             Mortgage                by              Balance as of        the Cut-off
    Subdivision)              Loans               Number          the Cut-off Date           Date
    ------------            ---------             -------         ----------------      -------------


Total                                           100.00%                $                   100.00%
                            =========           =======                =========           =======



Note:     Percentage totals may not add due to rounding.
     (regional breakdown to be provided as appropriate)

     No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

UNDERWRITING STANDARDS

      All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

      (Description of underwriting standards.)

ADDITIONAL INFORMATION

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class ( ) Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class ( ) Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class ( ) Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class ( ) Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class ( ) Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class ( ) Certificates, the Class ( ) Certificates, the Class ( ) Certificates and the Class ( ) Certificates. The Class ( ), Class ( ) and Class ( ) Certificates (the "Subordinate Certificates") will be subordinate to the Class ( ) Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the (Class ( ) (, Class ( ) and Class ( )) Certificates are offered hereby.

     The Class ( ) Certificates will have an initial (Certificate Balance) (Notional Balance) of $__________. The Class ( ) Certificates represent ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class ( ) Certificates will be (zero). The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class ( ), Class ( ) and Class ( ) Certificates (respectively, the "Class ( ) Balance", "Class ( ) Balance" and "Class ( ) Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and ((ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans (Describe Notional Balance.)) (The Certificate Balance of the Class ( ) Certificates (the "Class ( ) Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.) The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus ((b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date), minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination,
(ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a business day, then on the next succeeding business day, commencing in ____________________ 199_ (each, a "Distribution Date") . All distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the (last business day of the month) preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $ , or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class ( ) Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

     Calculations of Interest. The "Distributable Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period (that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,) the "Net
Aggregate Prepayment Interest Shortfall")(; and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").)

     The "Accrued Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related (Certificate Balance) (Classes ( ) Notional Amount) outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class ( ) Certificates for any Distribution Date (is fixed and is set forth on the cover hereof) (will equal the weighted average of the Class ( ) Remittance Rates in effect for the Mortgage Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class ( ) Remittance Rate"). The "Class ( ) Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related
Mortgage Rate then in effect minus      basis points and (b) from and after
                                   ----
its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over
                                                                      ----
basis points (is equal to the excess of the Mortgage Rate thereon over ____% per annum.) The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.) (The Class ( ) Notional Amount will equal the (sum of the Class ( ) Balance. The Class ( ) Notional Amount does not entitle the Class ( ) Certificate (or a component thereof) to any distribution of principal.) (Interest will be calculated on the basis of a 360-day year of twelve 30-day months.)

     (The portion of Net Aggregate Prepayment Interest Shortfall (and the Aggregate Mortgage Loan Negative Amortization) for any Distribution Date that will be allocated to the Class ( ) Certificates on such Distribution Date will be equal to the then applicable Class ( ) Interest Allocation Percentage. The "Class ( ) Interest Allocation Percentage" for any
Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class ( ) Balance ((net of any Uncovered Portion thereof)) outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class ( ) Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net Mortgage Rate" in effect for any Mortgage Loan as of any date of determination is equal to the related Mortgage Rate then in effect minus
                                                                         --
basis points. (The "Uncovered Portion" of the Class ( ) Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class ( ) Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.))

     (The Class ( ) Certificates (or a component thereof) will not be entitled to distributions of interest and will not have a Pass-Through Rate.)

     Calculations of Principal. (Holders of the Class ( ) Certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class ( ) Interest Distribution Amount for such Distribution Date an amount equal to the Class ( ) Principal Distribution Amount. The "Class ( ) Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the product of the Scheduled Principal Distribution Amount and the Class ( ) Scheduled Principal Distribution Percentage, (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period, and (iii) to the extent not previously advanced, (the lesser of the Class ( ) Scheduled Principal Distribution Percentage of the Stated Principal Balance of the Mortgage Loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

     (The portion of the Class ( ) Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class ( ) Certificates as follows: (Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.))

     (The Class ( ) Scheduled Principal Distribution Percentage for any Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class ( ) Certificates. The "Class ( ) Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class ( ) Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class ( ) Balance, the Class ( ) Balance and the Class ( ) Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.)

     The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period ((exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).)

     (The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.)

     Distributions on  Certificates.   The Available  Distribution Amount  in
respect of a Distribution Date will be distributed in the following amounts and order of priority:

     (describe the application of Available Distribution Amount to make distributions of interest and principal among the Classes of Certificates)

SUBORDINATION

      In order to increase the likelihood of distribution in full of the interest and principal due to be distributed to the Class ( ) Certificateholders on each Distribution Date, holders of the Class ( ) Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy such amounts of interest and principal.

     (The entitlement to the Class ( ) Certificates of the (entire) (a larger percentage under certain circumstances of) Unscheduled Principal Distribution Amount will accelerate the amortization of the Class ( ) Certificates relative to the actual amortization of the Mortgage Loans.)

      (To the extent that the Class ( ) Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class ( ) Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class ( ) Certificates by the Subordinate Certificates.)

     (The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates (in the order specified here) and then to the Class ( ) Certificates (in the order specified here). Any loss realized on a Mortgage Loan that is finally liquidated equal to the excess of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan is referred to herein as a "Realized Loss.")

ADVANCES

      On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of ((i)) all Monthly Payments (net of the Servicing Fee), (other than Balloon Payments,) which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date (and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date)). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder(, in which case the Trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement).


                             (THE SWAP AGREEMENT

     The following summary describes certain terms of the Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Swap Agreement.

PAYMENTS UNDER THE SWAP AGREEMENT

     On the Closing Date the Trust Fund will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below and certain terms of the Certificates (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

    Under the Swap Agreement, on each Distribution Date the Trust Fund will pay to the Swap Counterparty the Available Distribution Amount in Canadian dollars in exchange for U.S. dollars at an exchange rate of _______ for one U.S. dollar (the "Original Exchange Rate"). The U.S. dollars received from the Swap Counterparty will be applied to make the distributions on the Certificates on that Distribution Date.

CONDITIONS PRECEDENT

     The respective obligations of the Swap Counterparty and the Trust Fund to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "-- Early Termination of Swap Agreement") has occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

     "Events of Default" under the Swap Agreement (each, a "Swap Default") are limited to: (i) the failure of the Trust Fund (or the Swap Counterparty), to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust Fund or the Swap Counterparty, and
(iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Trust Fund), "Credit Support Default" (not applicable to the Trust Fund), "Misrepresentation" (not applicable to the Trust Fund) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

     "Termination Events" under the Swap Agreement consist of certain standard termination events under the 1992 Master Agreement including "Illegality" and "Tax Event Upon Merger", as described in Sections 5(b)(i) and 5(b)(iii) of the 1992 Master Agreement.

EARLY TERMINATION OF SWAP AGREEMENT

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Swap Default. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in each case in the Swap Agreement) and will occur only upon notice and, in certain cases, after any Affected Party has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. Upon the occurrence of (i) any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party, the Trustee may by notice to the Swap Counterparty designate an Early Termination Date with respect to the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination, the Trust Fund or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust Fund is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. (The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement; (state whether there are circumstances where no termination payment will be payable).) Any such termination payment could, if currency exchange rates between Canadian dollars and the U.S. dollar have changed significantly, be substantial.

     (In addition, in certain events of insolvency or bankruptcy pertaining to the Swap Counterparty, which would result in the early termination of the Swap Agreement, the Swap Counterparty shall not be entitled to a termination payment.)

     If a Swap Early Termination occurs, (the Trust Fund would become exposed to the risk of unfavorable changes in the currency exchange rate between Canadian dollars and U.S. dollars (i.e., it may receive fewer U.S. dollars
                                   ----
for its Canadian dollar collections on the Mortgage Loans, thus resulting in Certificateholders receiving fewer U.S. dollars and incurring a loss on their investment even if the loss and delinquency experience on the Mortgage loans is favorable). (The Trust Fund will thereafter make distributions in Canadian dollars rather than U.S. dollars, thereby exposing Certificateholders to the risk of unfavorable changes in the exchange rate between Canadian dollars and U.S. dollars.

TAXATION

     Neither the Trust Fund nor the Swap Counterparty is obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

     In the event that any withholding tax is imposed on payments due to the Trust Fund on the Underlying Securities or payments by the Trust Fund under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap
Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust Fund under the Swap Agreement will remain the same. In either event, the Trust Fund will have fewer U.S. dollars for distribution on the Certificates.

ASSIGNMENT

     Except as provided below, neither the Issuer nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. (Describe swap assignment provisions.)

THE SWAP COUNTERPARTY

     (Describe Swap Counterparty)

     The description of the Swap Counterparty set out above has been provided by the Swap Counterparty; the Swap Counterparty has not, however, been involved in the preparation of and does not accept responsibility for, this Prospectus Supplement or the Prospectus as a whole. There can be no assurance that the Swap Counterparty will be able to perform its obligations under the Swap Agreement. Failure by the Swap Counterparty to make required payments may result in a delay or reduction in payments on the Securities.)


            CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      The yield to maturity on the Class ( ) Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of liquidation due to default, repurchase, condemnation or insurance. The yield to maturity on the Class ( ) Certificates will also be affected by the level of the Index. The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     (Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class ( ) Certificates depending upon characteristics of the Mortgage Loans.)

WEIGHTED AVERAGE LIFE OF THE CLASS ( ) CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class ( ) Certificates will be influenced by the rate at which principal payments (including scheduled payments and principal prepayments) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     The table entitled "Percent of Initial Certificate Balance Outstanding for the Class ( ) Certificates at the respective percentages of (CPR) (SPA)" set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of (CPR)(SPA). The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans: (i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___
months: (ii) an interest rate equal to ____% per annum until the      Due
                                                                 ----
Date and thereafter an interest rate equal to    % per annum (at an assumed
                                              ---
Index of ____%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of (CPR)(SPA); (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class ( ) Certificates are received in cash, on the ( )th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur; (vii) the initial Certificate Balance of the Class ( ) Certificates is $________; (viii) prepayments represent payment in full of individual
Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class ( ) Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

     Based on the foregoing assumptions, the table indicates the weighted average life of the Class ( ) Certificates and sets forth the percentages of the initial Certificate Balance of the Class ( ) Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of (CPR)(SPA). Neither (CPR)(SPA) nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

         Percent of Initial Class ( ) Certificate Balance Outstanding at the Following Percentages of (CPR)(SPA)

Distribution Date
-----------------

Initial Percent . . . . . . . . .     ___%         __%        __%        __%        __%         __%
____________ __, 1997 . . . . . .
____________ __, 1998 . . . . . .
____________ __, 1999 . . . . . .
____________ __, 2000 . . . . . .
____________ __, 2001 . . . . . .
____________ __, 2002 . . . . . .
____________ __, 2003 . . . . . .
____________ __, 2004 . . . . . .
____________ __, 2005 . . . . . .
____________ __, 2006 . . . . . .
____________ __, 2007 . . . . . .



Weighted Average Life
 (Years) (+) . . . . . . . . . . . .

+    The weighted average life of the Class ( ) Certificates is determined by
     (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


(Class ( ) Yield Consideration)

     (Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.)




                       POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the
Pooling and Servicing Agreement and the Class ( ) Certificates. The Depositor will provide to a prospective or actual Class ( ) Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage File"): (list Mortgage Loan documents and transfer documents that will be transferred).

THE MASTER SERVICER

     General.  ____________________, a  __________________ corporation,  will act as Master Servicer (in such capacity, the "Master Servicer") for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Master Servicer(, a wholly-owned subsidiary of __________,) (is engaged in the mortgage  banking business  and, as  such, originates,  purchases, sells  and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.)

     The  executive   offices  of   the  Master   Servicer  are   located  at
_______________, telephone number (__)__________.

     (Include description of Servicing Standard.)

     Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.


                       As of December 31, 19       As of December 31, 19        As of      , 19
                       -----------------------     -----------------------      -----------------

                                     By Dollar                  By Dollar                  By Dollar
                        By No. of    Amount of    By No. of     Amount of     By No. of    Amount of
                          Loans        Loans        Loans         Loans         Loans        Loans

                                               (Dollar Amount in Thousands)
Total Portfolio      ________                    ________      $______      ________      $________
                                    $______
Period of
Delinquency

  31 to 59 days

  60 to 89 days

  90 days or more    ________       _______      ________      _______      ________      ________

Total Delinquent     ________       $______      _________     $______      _________
Loans                                                                                     $______

Percent of Portfolio            %            %            %              %                         %
                                                                            %
Foreclosures
  pending (1)

Percent of Portfolio            %            %            %              %                         %
                                                                            %
Foreclosures

Percent of Portfolio            %            %            %              %                         %
                                                                            %



____________________
(1)  Includes bankruptcies which preclude foreclosure.

     There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

CERTIFICATE ACCOUNT

     The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Mortgage Loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Assets" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     (All  fees  payable to  the  Master Servicer  will be  paid  in Canadian dollars.) The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Servicing Fee Rate (with respect to each Mortgage Loan equals
 % per annum) (equals the weighted average of the excesses of the
       ---
Mortgage Rates over the respective Net Mortgage Rates).

     As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer (and "Material Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

     At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates ((net, in the case of the Class ( ), Class ( ) and Class ( ) Certificates, of any Uncovered Portion of the related Certificate Balance)). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing
Agreement. Such purchase will effect early retirement of the then outstanding Class ( ) Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. (In addition, the Master Servicer may at its option purchase any class or classes of Class ( ) Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to such Certificate Balance plus accrued interest through _________.)


                               USE OF PROCEEDS

     The net proceeds from the sale of Class ( ) Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     See "Material Federal Income Tax Consequences" in the Prospectus for a discussion of federal income tax consequences in respect of the Certificates in addition to those discussed below.

     Upon the issuance of the Class ( ) Certificates, _____________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

     For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.




     (The Class ( ) Certificates (may)(will)(will not) be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% (CPR)(SPA). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.)

     The Class ( ) Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Class ( ) Certificates, see "Material Federal Income Tax Consequences -- REMICS" in the Prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     (Discuss any applicable ERISA exemptions.)

     Any Plan fiduciary considering whether to purchase a Class ( ) Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                               LEGAL INVESTMENT

     The Class ( ) Certificates (will) (will not) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") (so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). (SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.)

     The Depositor makes no representations as to the proper characterization of the Class ( ) Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class ( ) Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class ( ) Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class ( ) Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class ( ) Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class ( ) Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Certificates will be $_________, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class ( ) Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Class ( ) Certificates offered hereby; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class ( ) Certificates will develop.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP.



                                    RATING

     It is a condition to issuance that the Class ( ) Certificates be rated (not lower than) "______" by ________________. However, no person is obligated to maintain the rating on the Class ( ) Certificates, and _______________ is not obligated to monitor its rating following the Closing Date.

     ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.
_________________'s rating on the Class ( ) Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Special Considerations" herein.

     There can be no assurance as to whether any rating agency not requested to rate the Class ( ) Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class ( ) Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by ________________'s pursuant to the Depositor's request.

     The rating of the Class ( ) Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.




                        INDEX OF PRINCIPAL DEFINITIONS


TERMS                                                                   PAGES

   1992 Master Agreement. . . . . . . . . . . . . . . . . . . . . . . .  S-33
Accrued Certificate Interest  . . . . . . . . . . . . . . . . . . . . .  S-30
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Aggregate Mortgage Loan Negative Amortization . . . . . . . . . . . . .  S-30
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-30
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6
Class Negative Amortization . . . . . . . . . . . . . . . . . . . . S-8, S-32
Class ( ) Balance . . . . . . . . . . . . . . . . . . .  S-6, S-9, S-10, S-29
Class ( ) Certificate Owner . . . . . . . . . . . . . . . . . . . . . .  S-16
Class ( ) Interest Allocation Percentage  . . . . . . . . . . . . . . .  S-31
Class ( ) Principal Distribution Amount . . . . . . . . . . . . . . . .  S-31
Class ( ) Remittance Rate . . . . . . . . . . . . . . . . . . . . . . .  S-31
Class ( ) Scheduled Principal Distribution Percentage . . . . . . . . .  S-32
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Converted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Convertible Mortgage Loans  . . . . . . . . . . . . . . . . . . . . S-5, S-18
Converting Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . S-5, S-18
Definitive Class ( ) Certificate  . . . . . . . . . . . . . . . . . . .  S-16
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Distributable Certificate Interest  . . . . . . . . . . . . . . . . . .  S-30
Distribution Date . . . . . . . . . . . . . . . . . . . . . .  S-2, S-1, S-30
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
ERlSA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Form 8-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Government Securities . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-17
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . S-7, S-31
Interest Rate Adjustment Date . . . . . . . . . . . . . . . . . . . . . . S-3
ISDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-38
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-17
Monthly Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Mortgage Asset Seller . . . . . . . . . . . . . . . . . . . . . . . S-1, S-17
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Net Aggregate Prepayment Interest Shortfall . . . . . . . . . . . . . .  S-30
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-31
Notional Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Original LTV Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Payment Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Payment Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . S-6, S-38
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Prepayment Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Regular interests . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-41
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-14
REO Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Residual interests  . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-41
Scheduled Principal Distribution Amount . . . . . . . . . . . . . . . .  S-31
Seller's Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . S-1, S-29
Swap Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Swap Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Swap Early Termination. . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6
Uncovered Portion . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Unscheduled Principal Distribution Amount . . . . . . . . . . . . . . .  S-32
Weighted Average Class ( ) Remittance Rate  . . . . . . . . . . . . . .  S-31





                                                                      ANNEX A

                            (TITLE, SERIES OF MBS)
                                  TERM SHEET
-------------------------------------------------------------------------------

CUT-OFF DATE:              (             )       MORTGAGE POOL CUT-OFF DATE          $(             )
                                                 BALANCE:
DATE OF INITIAL            (             )       REFERENCE DATE BALANCE:             $(             )
ISSUANCE:
RELATED TRUSTEE:           (             )       PERCENT OF ORIGINAL MORTGAGE POOL      (          )%
MATURITY DATE:             (             )       REMAINING AS OF REFERENCE DATE:




                                                               Initial
                              Class                          Certificate
                               of           Pass-Through      Principal
                          Certificates          Rate           Balance               Features
                          ------------      ------------     -----------             --------

                            (       )       (        )%      $(        )          (             )




(First MBS Distribution Date on which the MBS may receive a portion of prepayments: (date))



MINIMUM SERVICING FEE RATE:*       (   )% per annum           AS OF DATE OF
MAXIMUM SERVICING FEE RATE:*       (   )% per annum           INITIAL ISSUANCE
                                                              ----------------
                                                            SPECIAL HAZARD AMOUNT:          $(   )
                                                            FRAUD LOSS AMOUNT:        $(   )
                                                            BANKRUPTCY AMOUNT:              $(   )




                                                 As of                         As of Date of
                                             Delivery Date                   Initial Issuance
                                             -------------                   ----------------
SENIOR PERCENTAGE                              (      )%                         (      )%
SUBORDINATE PERCENTAGE                         (      )%                         (      )%




Ratings:                      Rating Agency                     Class              Voting Rights:
                              -------------                     -----              -------------
                               (        )                                            (        )
                               (        )
                               (        )
                               (        )





                    -----------------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS ( ) CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                  ---------------------------------------

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.




                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                            Prospectus Supplement

Summary..........................................................      S
Special Considerations...........................................      S
Description of the Mortgage Pool.................................      S
Description of the Certificates..................................      S
Pooling and Servicing Agreement..................................      S
Use of Proceeds..................................................      S
   Material Federal Income Tax Consequences......................      S
ERISA Considerations.............................................      S
Legal Investment.................................................      S
Plan of Distribution.............................................      S
Legal Matters....................................................      S
Rating...........................................................      S

                                  Prospectus

Prospectus Supplement............................................
Available Information............................................
Incorporation of Certain Information by
  Reference......................................................
Summary of Prospectus............................................
Special Considerations...........................................
Description of the Trust Funds...................................
Use of Proceeds..................................................
Yield Considerations.............................................
The Depositor....................................................
Description of the Certificates..................................
Description of the Agreements....................................
Description of Credit Support....................................
Certain Legal Aspects of Mortgage Loans..........................
   Material Federal Income Tax Consequences......................
State Tax Considerations.........................................
ERISA Considerations.............................................
Legal Investment.................................................
Plan of Distribution.............................................
Legal Matters....................................................
Financial Information............................................
Rating...........................................................
Index of Principal Definitions...................................




                                                                      (U.S.)

PROSPECTUS
----------

                SUBJECT TO COMPLETION, DATED JANUARY ___, 1998


                          ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (Issuable in Series)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  Depositor
                                  _________


    The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of one-to-five family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), mortgage participations in Mortgage Loans ("Mortgage Participations"), mortgage pass-through certificates or mortgage-backed securities evidencing interests in Mortgage Loans or secured thereby ("MBS") or certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") (with respect to any series, collectively, "Assets"). The Mortgage Loans, Mortgage Participations and MBS are collectively referred to herein as the "Mortgage Assets." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets or derivative instruments, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See
"Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."


    Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series;
(vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

    Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

    The Securities of each series will not represent an obligation of or interest in the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Consequences" herein.

                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ________

    Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

    Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                                   ________

                             MERRILL LYNCH & CO.


                 The date of this Prospectus is ______, 199_.


    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the  Securities Act of 1933,  as amended (the  "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

    A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements-- Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, or by telephone at (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.



                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   3

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . .   4

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . .   6

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  18

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . .  27

DESCRIPTION OF THE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  35

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  53

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS . . . . . . . . . . . . . . . . .  55

MATERIAL FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . .  65

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . 103

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 103

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 108

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 109

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . 110



                            SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Securities . . . . . . . .     Asset-Backed    Certificates    (the
                                          "Certificates")  and  Asset   Backed
                                          Notes  (the  "Notes"  and,  together
                                          with    the     Certificates,    the
                                          "Securities"), issuable in series.

  Issuer  . . . . . . . . . . . . . .     With  respect  to each  series,  the
                                          trust   fund   (the  "Trust   Fund")
                                          formed  to issue  the Securities  of
                                          that series.

  Depositor . . . . . . . . . . . . .     Merrill  Lynch  Mortgage  Investors,
                                          Inc.  (the  "Depositor"),  a  wholly
                                          owned  subsidiary  of Merrill  Lynch
                                          Mortgage Capital,  Inc., which  is a
                                          wholly-owned indirect  subsidiary of
                                          Merrill  Lynch  &  Co.,  Inc.    The
                                          Depositor   is   an   affiliate   of
                                          Merrill  Lynch,  Pierce,  Fenner   &
                                          Smith    Incorporated.       Neither
                                          Merrill  Lynch &  Co., Inc.  nor any
                                          of  its  affiliates,  including  the
                                          Depositor    and    Merrill   Lynch,
                                          Pierce,      Fenner     &      Smith
                                          Incorporated,    will   insure    or
                                          guarantee  the  Securities  or   the
                                          Mortgage   Loans  or   be  otherwise
                                          obligated in respect thereof.

  Master Servicer . . . . . . . . . .     The   master   servicer  or   master
                                          servicers    (each,     a    "Master
                                          Servicer"),  if any,  or a  servicer
                                          for  substantially all  the Mortgage
                                          Loans    for    each    series    of
                                          Securities,   which   servicer    or
                                          master     servicer(s)    may     be
                                          affiliates  of  the Depositor,  will
                                          be named  in the  related Prospectus
                                          Supplement. See "Description of  the
                                          Agreements--General"     and     "--
                                          Collection   and   Other   Servicing
                                          Procedures."

  Trustee . . . . . . . . . . . . . .     The  trustee  (the  "Trustee")   for
                                          each series of  Certificates will be
                                          named  in  the  related   Prospectus
                                          Supplement. See "Description of  the
                                          Agreements--The Trustee."


  The Trust Assets  . . . . . . . . .     Each  series  of  Certificates  will
                                          represent   in  the   aggregate  the
                                          entire     beneficial      ownership
                                          interest  in a  Trust  Fund.   If  a
                                          series   of   Securities    includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness of  the Trust  Fund and
                                          will  be   secured  by   a  security
                                          interest  in the Assets of the Trust
                                          Fund.   A  Trust  Fund will  consist
                                          of any  of the  following
                                          assets  (the  Mortgage  Assets   and
                                          Government    Securities   may    be
                                          referred    to    collectively    or
                                          individually as "Assets"):

           (a) Mortgage Assets  . . .     The Mortgage Assets  with respect to
                                          a   series   of  Certificates   will
                                          consist of  a pool of  single family
                                          loans (or certain balances  thereof)
                                          (collectively,     the     "Mortgage
                                          Loans"),   mortgage   participations
                                          ("Mortgage    Participations")    or
                                          mortgage  pass-through  certificates
                                          or other  mortgage-backed securities
                                          (such as debt obligations and, to
                                          the extent they are securities,
                                          "participation certificates")
                                          evidencing  interests in  or secured
                                          by  Mortgage   Loans  (collectively,
                                          the  "MBS")  or   a  combination  of
                                          Mortgage       Loans,       Mortgage
                                          Participations   and/or   MBS.   The
                                          Mortgage    Loans   will    not   be
                                          guaranteed   or   insured   by   the
                                          Depositor or  any of  its affiliates
                                          or,  unless  otherwise  provided  in
                                          the  Prospectus  Supplement, by  any
                                          governmental        agency        or
                                          instrumentality  or  other   person.
                                          The Mortgage  Loans will  be secured
                                          by first and/or junior liens on one-
                                           to     five-family      residential
                                          properties or security interests  in
                                          shares    issued   by    cooperative
                                          housing    corporations     ("Single
                                          Family    Properties"),    including
                                          mixed  residential   and  commercial
                                          structures.  The  Mortgage Loans may
                                          include   (i)    closed-end   and/or
                                          revolving   home  equity   loans  or
                                          certain   balances   thereof  ("Home
                                          Equity  Loans")  and/or  (ii)   home
                                          improvement    installment     sales
                                          contracts   and   installment   loan
                                          agreements    ("Home     Improvement
                                          Contracts").        The    Mortgaged
                                          Properties  may  be located  in  any
                                          one   of  the   fifty  states,   the
                                          District     of    Columbia,     the
                                          Commonwealth of  Puerto Rico  or any
                                          other  U.S.  jurisdiction  specified
                                          in the  Prospectus Supplement.   The
                                          Prospectus Supplement will  indicate
                                          additional  jurisdictions,  if  any,
                                          in  which  the Mortgaged  Properties
                                          may  be located.   Unless  otherwise
                                          provided  in the  related Prospectus
                                          Supplement, all Mortgage Loans  will
                                          have  individual  principal balances
                                          at  origination  of  not  less  than
                                          $25,000   and   original  terms   to
                                          maturity of not more than  40 years.
                                          All  Mortgage Loans  will have  been
                                          originated  by  persons  other  than
                                          the  Depositor,  and  all   Mortgage
                                          Assets  will  have  been  purchased,
                                          either  directly  or indirectly,  by
                                          the Depositor on or before  the date
                                          of initial  issuance of  the related
                                          series   of   Certificates.      The
                                          related  Prospectus  Supplement will
                                          indicate  if  any such  persons  are
                                          affiliates of the Depositor.

                                          Each Mortgage  Loan may  provide for
                                          accrual  of interest  thereon at  an
                                          interest  rate  (a "Mortgage  Rate")
                                          that is fixed over its  term or that
                                          adjusts from  time to time,  or that
                                          may be converted  from an adjustable
                                          to a fixed Mortgage  Rate, or from a
                                          fixed  to  an  adjustable   Mortgage
                                          Rate,  from  time  to  time  at  the
                                          mortgagor's  election, in  each case
                                          as   described   in   the    related
                                          Prospectus  Supplement.   Adjustable
                                          Mortgage   Rates  on   the  Mortgage
                                          Loans in  a Trust Fund may  be based
                                          on  one  or  more  indices.     Each
                                          Mortgage   Loan   may  provide   for
                                          scheduled   payments  to   maturity,
                                          payments  that adjust  from time  to
                                          time to  accommodate changes  in the
                                          Mortgage  Rate  or  to  reflect  the
                                          occurrence  of  certain events,  and
                                          may     provide     for     negative
                                          amortization     or      accelerated
                                          amortization,   in   each  case   as
                                          described in the related  Prospectus
                                          Supplement.  Each Mortgage  Loan may
                                          be  fully  amortizing or  require  a
                                          balloon  payment due  on its  stated
                                          maturity  date,  in   each  case  as
                                          described in the related  Prospectus
                                          Supplement.  Each Mortgage  Loan may
                                          contain  prohibitions on  prepayment
                                          or require payment  of a premium  or
                                          a   yield  maintenance   penalty  in
                                          connection  with  a  prepayment,  in
                                          each  case   as  described   in  the
                                          related  Prospectus Supplement.  The
                                          Mortgage   Loans  may   provide  for
                                          payments  of principal,  interest or
                                          both,  on   due  dates   that  occur
                                          monthly,  quarterly,   semi-annually
                                          or  at  such  other interval  as  is
                                          specified in the related  Prospectus
                                          Supplement. See "Description of  the
                                          Trust Funds--Assets."


           (b) Government Securities      If  so   provided  in   the  related
                                          Prospectus  Supplement,  the   Trust
                                          Fund  may  include, in  addition  to
                                          Mortgage   Assets,  certain   direct
                                          obligations  of  the United  States,
                                          agencies    thereof   or    agencies
                                          created  thereby  which provide  for
                                          payment    of    interest     and/or
                                          principal             (collectively,
                                          "Government Securities").

           (c) Collection Accounts  .     Each  Trust Fund will include one or
                                          more   accounts    established   and
                                          maintained   on   behalf   of    the
                                          Securityholders   into   which   the
                                          person or persons  designated in the
                                          related Prospectus Supplement  will,
                                          to the  extent described  herein and
                                          in   such   Prospectus   Supplement,
                                          deposit     all     payments     and
                                          collections  received   or  advanced
                                          with  respect  to   the  Assets  and
                                          other  assets  in  the  Trust  Fund.
                                          Such  an account  may be  maintained
                                          as  an interest  bearing  or a  non-
                                          interest bearing account, and  funds
                                          held therein may be  held as cash or
                                          invested   in  certain   short-term,
                                          investment  grade  obligations,   in
                                          each  case   as  described   in  the
                                          related  Prospectus Supplement.  See
                                          "Description  of  the   Agreements--
                                          Collection   Account   and   Related
                                          Accounts."

           (d) Credit Support . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement,  partial  or
                                          full   protection   against  certain
                                          defaults  and losses  on the  Assets
                                          in  the related  Trust  Fund may  be
                                          provided to one  or more classes  of
                                          Securities of the  related series in
                                          the form of subordination  of one or
                                          more other classes  of Securities of
                                          such  series,  which  other  classes
                                          may include  one or more  classes of
                                          Offered Securities, and/or by one or
                                          more of the following types of
                                          credit support that has the effect
                                          of covering losses on Assets: a
                                          letter of credit, insurance policy,
                                          guarantee,  reserve fund  or other
                                          type of credit support, consistent
                                          with the foregoing (any   such
                                          coverage   with   respect   to   the
                                          Securities  of  any series,  "Credit
                                          Support"). The  amount and  types of
                                          coverage, the identification of  the
                                          entity  providing  the coverage  (if
                                          applicable) and  related information
                                          with respect to each  type of Credit
                                          Support, if  any, will  be described
                                          in the  Prospectus Supplement  for a
                                          series    of   Securities.       The
                                          Prospectus   Supplement   for    any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   MBS  will   describe  any
                                          similar  forms  of  credit   support
                                          that   are  provided   by  or   with
                                          respect to, or are included  as part
                                          of  the trust  fund evidenced  by or
                                          providing  security  for, such  MBS.
                                          See  "Risk  Factors--Credit  Support
                                          Limitations"  and   "Description  of
                                          Credit Support."

           (e) Cash Flow Agreements .     If  so   provided  in   the  related
                                          Prospectus  Supplement,   the  Trust
                                          Fund    may    include    guaranteed
                                          investment  contracts   pursuant  to
                                          which moneys  held in the  funds and
                                          accounts    established    for   the
                                          related series  will be  invested at
                                          a  specified  rate. The  Trust  Fund
                                          may also include one or more of the
                                          following agreements: interest rate
                                          exchange  agreements, interest  rate
                                          cap  or  floor agreements,  currency
                                          exchange  agreements,   other  swaps
                                          and derivative instruments or  other
                                          agreements consistent with the
                                          foregoing.  The  principal
                                          terms  of  any such  agreement  (any
                                          such   agreement,   a   "Cash   Flow
                                          Agreement"),   including,    without
                                          limitation,  provisions relating  to
                                          the  timing,  manner and  amount  of
                                          payments  thereunder  and provisions
                                          relating    to    the    termination
                                          thereof,  will be  described in  the
                                          Prospectus   Supplement   for    the
                                          related  series.  In  addition,  the
                                          related  Prospectus Supplement  will
                                          provide  certain  information   with
                                          respect  to  the obligor  under  any
                                          such   Cash   Flow  Agreement.   The
                                          Prospectus   Supplement   for    any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes MBS will  describe any cash
                                          flow  agreements  that are  included
                                          as part of the  trust fund evidenced
                                          by  or providing  security for  such
                                          MBS. See  "Description of  the Trust
                                          Funds-Cash Flow Agreements."

           (f) Pre-Funding Account  .     To   the   extent  provided   in   a
                                          Prospectus      Supplement,      the
                                          Depositor    will    be    obligated
                                          (subject  only  to the  availability
                                          thereof) to sell  at a predetermined
                                          price,  and the  Trust Fund  for the
                                          related  series  of Securities  will
                                          be  obligated  to purchase  (subject
                                          to   the  satisfaction   of  certain
                                          conditions    described    in    the
                                          applicable  Agreement),   additional
                                          Assets  (the  "Subsequent   Assets")
                                          from  time to time (as frequently as
                                          daily) within  the number  of months
                                          specified    in    the    Prospectus
                                          Supplement  after  the  issuance  of
                                          such series of  Securities having an
                                          aggregate     principal      balance
                                          approximately  equal  to the  amount
                                          on   deposit   in  the   Pre-Funding
                                          Account  (the  "Pre-Funded  Amount")
                                          for  such  series  on  date  of such
                                          issuance.


  Description of Securities . . . . .     Each  series  of  Certificates  will
                                          evidence an interest  in the related
                                          Trust  Fund   and  will   be  issued
                                          pursuant to a  pooling and servicing
                                          agreement  or  a  trust   agreement.
                                          Pooling  and  servicing   agreements
                                          and  trust  agreements are  referred
                                          to herein  as the "Agreements."   If
                                          a  series  of  Securities   includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness  of  the related  Trust
                                          Fund  and  will  be  secured   by  a
                                          security interest  in the  Assets of
                                          the  Trust  Fund   (or  a  specified
                                          group   thereof)   pursuant  to   an
                                          indenture.

                                          Each   series  of   Securities  will
                                          include one  or more classes.   Each
                                          class  of  Securities  (other   than
                                          certain      Stripped       Interest
                                          Securities,  as defined  below) will
                                          have  a stated  principal amount  (a
                                          "Security  Balance") and  except for
                                          certain      Stripped      Principal
                                          Securities,  as defined  below, will
                                          accrue interest  thereon based  on a
                                          fixed,   variable    or   adjustable
                                          interest  rate   (in  the   case  of
                                          Certificates,    a     "Pass-Through
                                          Rate").   The   related   Prospectus
                                          Supplement    will    specify    the
                                          Security  Balance, if  any, and  the
                                          Pass-Through  Rate or  interest rate
                                          for each class of  Securities or, in
                                          the   case   of    a   variable   or
                                          adjustable   Pass-Through  Rate   or
                                          interest   rate,   the  method   for
                                          determining  the  Pass-Through  Rate
                                          or interest rate.


  Distributions on Securities . . . .     Each   series  of   Securities  will
                                          consist  of one  or more  classes of
                                          Securities that may (i) provide  for
                                          the  accrual  of  interest   thereon
                                          based   on   fixed,   variable    or
                                          adjustable  rates;   (ii) be  senior
                                          (collectively, "Senior  Securities")
                                          or    subordinate     (collectively,
                                          "Subordinate Securities") to one  or
                                          more other classes  of Securities in
                                          respect of certain distributions  on
                                          the  Securities;  (iii) be  entitled
                                          to  principal  distributions,   with
                                          disproportionately  low, nominal  or
                                          no      interest       distributions
                                          (collectively,  "Stripped  Principal
                                          Securities");  (iv) be  entitled  to
                                          interest     distributions,     with
                                          disproportionately  low,  nominal or
                                          no      principal      distributions
                                          (collectively,  "Stripped   Interest
                                          Securities");    (v) provide     for
                                          distributions  of  accrued  interest
                                          thereon  commencing  only  following
                                          the  occurrence  of certain  events,
                                          such  as the  retirement  of one  or
                                          more other classes  of Securities of
                                          such series (collectively,  "Accrual
                                          Securities");    (vi) provide    for
                                          distributions   of    principal   as
                                          described in the related  Prospectus
                                          Supplement;     and/or (vii) provide
                                          for   distributions   based   on   a
                                          combination    of   two    or   more
                                          components thereof with  one or more
                                          of the characteristics described  in
                                          this    paragraph,    including    a
                                          Stripped     Principal      Security
                                          component  and  a Stripped  Interest
                                          Security  component,  to the  extent
                                          of  available funds, in each case as
                                          described in the related  Prospectus
                                          Supplement.  If so specified  in the
                                          related    Prospectus    Supplement,
                                          distributions   on   one   or   more
                                          classes  of a  series of  Securities
                                          may be  limited to  collections from
                                          a   designated   portion   of    the
                                          Mortgage   Loans   in  the   related
                                          Mortgage Pool (each  such portion of
                                          Mortgage  Loans,  a  "Mortgage  Loan
                                          Group.")   See  "Description of  the
                                          Securities--General."     Any   such
                                          classes   may  include   classes  of
                                          Offered  Securities.   With  respect
                                          to  Securities  with   two  or  more
                                          components,  references   herein  to
                                          Security  Balance,  notional  amount
                                          and  Pass-Through  Rate or  interest
                                          rate   refer   to   the    principal
                                          balance,  if  any, notional  amount,
                                          if  any, and  the Pass-Through  Rate
                                          or interest  rate, if  any, for  any
                                          such component.


                                          The    Securities   will    not   be
                                          guaranteed   or   insured   by   the
                                          Depositor or any  of its affiliates,
                                          by   any   governmental  agency   or
                                          instrumentality  or  by  any   other
                                          person,  unless  otherwise  provided
                                          in     the    related     Prospectus
                                          Supplement.   See   "Risk  Factors--
                                          Limited Assets" and "Description  of
                                          the Securities."

      (a) Interest  . . . . . . . . .     Interest  on each  class of  Offered
                                          Securities   (other  than   Stripped
                                          Principal  Securities  and   certain
                                          classes    of   Stripped    Interest
                                          Securities)  of  each  series   will
                                          accrue   at  the   applicable  Pass-
                                          Through  Rate  or interest  rate  on
                                          the  outstanding   Security  Balance
                                          thereof and  will be  distributed to
                                          Securityholders  as provided  in the
                                          related Prospectus Supplement.   The
                                          specified     date     on      which
                                          distributions  are to  be made  is a
                                          "Distribution  Date."  Distributions
                                          with   respect   to   interest    on
                                          Stripped Interest Securities may  be
                                          made  on each  Distribution Date  on
                                          the  basis of  a notional  amount as
                                          described in the related  Prospectus
                                          Supplement.     Distributions     of
                                          interest  with  respect  to  one  or
                                          more  classes of  Securities may  be
                                          reduced  to  the extent  of  certain
                                          delinquencies,  losses,   prepayment
                                          interest   shortfalls,   and   other
                                          contingencies  described herein  and
                                          in     the     related    Prospectus
                                          Supplement.   See  "Risk   Factors--
                                          Average    Life    of    Securities;
                                          Prepayments;     Yields,"     "Yield
                                          Considerations" and  "Description of
                                          the   Securities--Distributions   of
                                          Interest on the Securities."

      (b) Principal   . . . . . . . .     The   Securities   of  each   series
                                          initially  will  have  an  aggregate
                                          Security  Balance  no  greater  than
                                          the  outstanding  principal  balance
                                          of  the  Assets  as of,  unless  the
                                          related    Prospectus     Supplement
                                          provides  otherwise,  the  close  of
                                          business  on  the first  day  of the
                                          month  of formation  of the  related
                                          Trust  Fund  (the  "Cut-off  Date"),
                                          after   application   of   scheduled
                                          payments  due  on   or  before  such
                                          date, whether  or not  received. The
                                          Security   Balance  of   a  Security
                                          outstanding   from   time  to   time
                                          represents  the maximum  amount that
                                          the holder thereof  is then entitled
                                          to receive  in respect  of principal
                                          from future cash flow  on the assets
                                          in  the related  Trust Fund.  Unless
                                          otherwise  provided  in the  related
                                          Prospectus               Supplement,
                                          distributions  of principal  will be
                                          made  on each  Distribution Date  to
                                          the class  or classes  of Securities
                                          entitled thereto until the  Security
                                          Balances  of  such  Securities  have
                                          been   reduced   to   zero.   Unless
                                          otherwise  specified in  the related
                                          Prospectus               Supplement,
                                          distributions  of  principal of  any
                                          class of Securities will be  made on
                                          a pro  rata basis  among all of  the
                                          Securities  of  such   class  or  by
                                          random  selection,  as described  in
                                          the  related  Prospectus  Supplement
                                          or  otherwise  established  by   the
                                          related  Trustee.  Stripped Interest
                                          Securities with no Security  Balance
                                          will  not  receive distributions  in
                                          respect     of     principal.    See
                                          "Description  of   the  Securities--
                                          Distributions  of  Principal of  the
                                          Securities."

  Risk Factors  . . . . . . . . . . .     There  are  material   risks  to  be
                                          considered   in  investing   in  the
                                          Securities.    See  "Risk   Factors"
                                          herein  and, if  applicable, in  the
                                          related Prospectus Supplement.


  Advances  . . . . . . . . . . . . .     Unless  otherwise  provided  in  the
                                          related  Prospectus  Supplement, the
                                          Master  Servicer  will be  obligated
                                          as    part    of    its    servicing
                                          responsibilities  to  make   certain
                                          advances  that  in  its  good  faith
                                          judgment  it deems  recoverable with
                                          respect   to   delinquent  scheduled
                                          payments  on the Whole Loans in such
                                          Trust Fund.   Neither  the Depositor
                                          nor any of its affiliates  will have
                                          any  responsibility  to  make   such
                                          advances.     Advances  made   by  a
                                          Master  Servicer  are   reimbursable
                                          generally      from       subsequent
                                          recoveries in respect  of such Whole
                                          Loans  and otherwise  to the  extent
                                          described herein and  in the related
                                          Prospectus  Supplement.  If  and  to
                                          the    extent   provided    in   the
                                          Prospectus   Supplement    for   any
                                          series, the Master  Servicer will be
                                          entitled to receive  interest on its
                                          outstanding  advances, payable  from
                                          amounts in  the related  Trust Fund.
                                          The  Prospectus  Supplement for  any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   MBS  will   describe  any
                                          corresponding  advancing  obligation
                                          of  any  person in  connection  with
                                          such  MBS. See  "Description of  the
                                          Securities--Advances  in Respect  of
                                          Delinquencies."


  Termination . . . . . . . . . . . .     If  so  specified   in  the  related
                                          Prospectus  Supplement, a  series of
                                          Securities   may   be   subject   to
                                          optional  early termination  through
                                          the repurchase of the  Assets in the
                                          related  Trust  Fund  by  the  party
                                          specified    therein,   under    the
                                          circumstances and in  the manner set
                                          forth  therein.  If so  provided  in
                                          the  related Prospectus  Supplement,
                                          upon the  reduction of  the Security
                                          Balance  of  a  specified  class  or
                                          classes    of   Securities    to   a
                                          specified  percentage  or amount  or
                                          on  and  after a  date  specified in
                                          such   Prospectus  Supplement,   the
                                          party    specified   therein    will
                                          solicit  bids  for the  purchase  of
                                          all  of  the  Assets  of  the  Trust
                                          Fund, or of a  sufficient portion of
                                          such Assets to retire such  class or
                                          classes, or purchase  such Assets at
                                          a  price set  forth  in the  related
                                          Prospectus    Supplement.         In
                                          addition,  if  so  provided  in  the
                                          related    Prospectus    Supplement,
                                          certain  classes  of Securities  may
                                          be  purchased  subject  to   similar
                                          conditions. See "Description of  the
                                          Securities--Termination."

  Registration of Securities  . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement, one  or more
                                          classes  of  the Offered  Securities
                                          will  initially  be  represented  by
                                          one or  more certificates  or notes,
                                          as  applicable,  registered  in  the
                                          name of  Cede & Co., as  the nominee
                                          of  DTC.  No   person  acquiring  an
                                          interest  in  Offered Securities  so
                                          registered   will  be   entitled  to
                                          receive a definitive certificate  or
                                          note,  as  applicable,  representing
                                          such  person's  interest  except  in
                                          the     event     that    definitive
                                          certificates     or    notes,     as
                                          applicable,  are  issued  under  the
                                          limited   circumstances    described
                                          herein.  See   "Risk  Factors--Book-
                                          Entry       Registration"        and
                                          "Description  of  the   Securities--
                                          Book-Entry     Registration      and
                                          Definitive Securities."

  Tax Status of the Certificates  . .     The  Certificates  of  each   series
                                          will  constitute,  as  specified  in
                                          the  related  Prospectus Supplement,
                                          either    (i) "regular    interests"
                                          ("REMIC  Regular Certificates")  and
                                          "residual     interests"     ("REMIC
                                          Residual  Certificates") in  a Trust
                                          Fund  treated   as  a   real  estate
                                          mortgage     investment      conduit
                                          ("REMIC")    under     Sections 860A
                                          through   860G   of   the   Internal
                                          Revenue  Code  of 1986,  as  amended
                                          (the     "Code"),     (ii) interests
                                          ("Grantor Trust Certificates") in  a
                                          Trust  Fund  treated  as  a  grantor
                                          trust  under  applicable  provisions
                                          of the Code, (iii) an  interest in a
                                          Trust Fund treated  as a partnership
                                          for  purposes of  federal and  state
                                          income tax  or (iv)  indebtedness of
                                          the  Trust Fund  for federal  income
                                          tax purposes.

      (a) REMIC   . . . . . . . . . .     REMIC      Regular      Certificates
                                          generally  will be  treated as  debt
                                          obligations of the applicable  REMIC
                                          for  federal  income  tax  purposes.
                                          Certain  REMIC Regular  Certificates
                                          may  be issued  with original  issue
                                          discount  for  federal  income   tax
                                          purposes.    See  "Material  Federal
                                          Income Tax Consequences" herein  and
                                          in     the     related    Prospectus
                                          Supplement.

                                          The Offered Certificates  evidencing
                                          an   interest   in  a   Trust   Fund
                                          containing  Mortgage  Loans will  be
                                          treated as  (i) assets  described in
                                          section  7701(a)(19)(C) of  the Code
                                          and   (ii)   "real  estate   assets"
                                          within   the   meaning  of   section
                                          856(c)(5)(A)  of the  Code, in  each
                                          case to the  extent described herein
                                          and   in   the  Prospectus.      See
                                          "Material    Federal   Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

      (b) Grantor Trust   . . . . . .     If     the    related     Prospectus
                                          Supplement   specifies   that    the
                                          related   Trust  Fund   will  be   a
                                          grantor trust,  the Trust  Fund will
                                          be  classified  as a  grantor  trust
                                          and  not as  an association  taxable
                                          as a corporation  for federal income
                                          tax purposes, and therefore  holders
                                          of Certificates  will be  treated as
                                          the  owners  of undivided  pro  rata
                                          interests in the Assets held  by the
                                          Trust Fund.

      (c) Partnership   . . . . . . .     If  so  specified  in  a  Prospectus
                                          Supplement,  the related  Trust Fund
                                          will  be  treated as  a  partnership
                                          for  purposes of  federal and  state
                                          income      tax,       and      each
                                          Certificateholder,      by       the
                                          acceptance of a  Certificate of such
                                          Trust  Fund, will agree to treat the
                                          Trust  Fund  as   a  partnership  in
                                          which  such  Certificateholder is  a
                                          partner   for  federal   income  and
                                          state  tax  purposes.    Alternative
                                          characterizations   of   such  Trust
                                          Fund   and  such   Certificates  are
                                          possible,  but would  not result  in
                                          materially adverse tax  consequences
                                          to Certificateholders.

      (d) Indebtedness  . . . . . . .     If  so  specified   in  the  related
                                          Prospectus      Supplement,      the
                                          Certificates  of  a series  will  be
                                          treated as indebtedness for  federal
                                          income   tax   purposes   and    the
                                          Certificateholder, in  accepting the
                                          Certificate,  will  agree  to  treat
                                          such Certificate as indebtedness.

                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Material    Federal   Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

  Tax Status of Notes . . . . . . . .     Unless  otherwise  specified in  the
                                          related    Prospectus    Supplement,
                                          Notes  of a  series will  be treated
                                          as  indebtedness  for  federal   and
                                          state  income tax  purposes and  the
                                          Noteholder,  in accepting  the Note,
                                          will  agree to  treat  such Note  as
                                          indebtedness.        See   "Material
                                          Federal  Income   Tax  Consequences"
                                          herein   and   in  such   Prospectus
                                          Supplement.

                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Material    Federal   Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

  ERISA Considerations  . . . . . . .     A fiduciary  of an  employee benefit
                                          plan  and  certain other  retirement
                                          plans  and  arrangements,  including
                                          individual   retirement    accounts,
                                          annuities,    Keogh    plans,    and
                                          collective   investment  funds   and
                                          separate  accounts  in  which   such
                                          plans,   accounts,   annuities    or
                                          arrangements  are invested,  that is
                                          subject  to the  Employee Retirement
                                          Income  Security  Act  of  1974,  as
                                          amended  ("ERISA"), or  Section 4975
                                          of the Code  should carefully review
                                          with its legal  advisors whether the
                                          purchase   or  holding   of  Offered
                                          Securities  could  give  rise  to  a
                                          transaction  that  is prohibited  or
                                          is not otherwise permissible  either
                                          under ERISA  or Section 4975  of the
                                          Code.  See  "ERISA   Considerations"
                                          herein    and    in   the    related
                                          Prospectus   Supplement.     Certain
                                          classes  of  Securities may  not  be
                                          transferred  unless the  Trustee and
                                          the Depositor  are furnished  with a
                                          letter  of  representations  or   an
                                          opinion  of  counsel to  the  effect
                                          that such  transfer will  not result
                                          in  a  violation of  the  prohibited
                                          transaction provisions of ERISA  and
                                          the Code  and will  not subject  the
                                          Trustee,   the   Depositor  or   the
                                          Master   Servicer    to   additional
                                          obligations.    See "Description  of
                                          the Securities--General" and  "ERISA
                                          Considerations".

  Legal Investment  . . . . . . . . .     Each   Prospectus   Supplement  will
                                          specify  which class  or classes  of
                                          Offered  Securities,  if  any,  will
                                          constitute         "mortgage-related
                                          securities"  for  purposes  of   the
                                          Secondary      Mortgage       Market
                                          Enhancement  Act of  1984 ("SMMEA").
                                          Institutions    whose     investment
                                          activities  are  subject  to   legal
                                          investment  laws and  regulations or
                                          review    by   certain    regulatory
                                          authorities   may   be  subject   to
                                          restrictions   on   investment    in
                                          certain   classes  of   the  Offered
                                          Securities.  See "Legal  Investment"
                                          herein    and    in   the    related
                                          Prospectus Supplement.

  Rating  . . . . . . . . . . . . . .     At the date of issuance, as  to each
                                          series,   each   class  of   Offered
                                          Securities will  be rated  not lower
                                          than  investment  grade  by  one  or
                                          more      nationally      recognized
                                          statistical  rating agencies  (each,
                                          a  "Rating  Agency").  See  "Rating"
                                          herein    and    in   the    related
                                          Prospectus Supplement.


                                 RISK FACTORS

    Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors and additional risk factors, if any, listed under "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

    At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the Offered Securities, but has no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL


    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.


    Unless otherwise specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

    See "Description of the Trust Funds".

RISK  THAT PREPAYMENTS  WILL  ADVERSELY  AFFECT AVERAGE  LIFE  AND YIELDS  OF
SECURITIES


    Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in a Trust Fund containing Mortgage Assets could occur significantly earlier than expected.


    A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate.

    See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

MORTGAGE LOANS AND MORTGAGED PROPERTIES IN GENERAL -- RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS

    An investment in securities such as the Securities which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage
Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "--Junior Mortgage Loans."

JUNIOR MORTGAGE LOANS -- RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE TO HOLDERS OF JUNIOR LIEN MORTGAGE LOANS

    Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. See "Certain Legal Aspects of the Mortgage Loans - Junior Mortgages".


CREDIT SUPPORT  LIMITATIONS -- RISK  THAT CREDIT  SUPPORT WILL NOT  COVER ALL
LOSSES

    The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or other parties.


    A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

    The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels.

    Regardless of  the form  of credit  enhancement provided,  the amount  of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

    See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE SUBORDINATE SECURITIES

    The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

    The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

BALLOON  PAYMENTS --  RISK THAT  OBLIGOR  WILL NOT  BE ABLE  TO  MAKE BALLOON
PAYMENT

    Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.



OPTIONAL TERMINATION OF A TRUST FUND - POSSIBILITY, IF PROSPECTUS SUPPLEMENT SO PROVIDES, THAT AMOUNT RECEIVED MAY BE LESS THAN OUTSTANDING PRINCIPAL AMOUNT PLUS ACCRUED INTEREST

   If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

   In either such case, if the related Prospectus Supplement so provides, the proceeds available for distribution to Securityholders may be less than the outstanding principal balance of their Securities plus accrued interest thereon, in which event such Securityholders could incur a loss on their investment.



CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

    Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual
Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Material Federal Income Tax Consequences-REMICs."

LIMITED NATURE OF RATINGS

    Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such
Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating. See "Rating".

BOOK-ENTRY REGISTRATION

    If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities-- Book-Entry Registration and Definitive Securities.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS


    The  primary  assets of  each  Trust  Fund (the  "Assets")  will  include
(i) single family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans and Home Improvement Contracts, (ii) mortgage participations ("Mortgage Participations"), (iii) pass-through certificates or other mortgage-backed securities (such as debt obligations or, to the extent they are securities, participation certificates) evidencing interests in or secured by one or more
Mortgage Loans or other similar participations, certificates or securities ("MBS") or (iv) direct obligations of the United States, agencies thereof or agencies created thereby which are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying Mortgage Participations or MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans, Mortgage Participations and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.


    Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General


    Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or
(ii) a security interests in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. No more than 20% of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.


Loan-to-Value Ratio

    The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

    Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,
(ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

    The related Prospectus Supplement may specify whether the Mortgage Loans include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

    If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.


   If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.



Payment Provisions of the Mortgage Loans

    Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

Mortgage Participations

    Mortgage Participations will evidence an undivided participation interest in Underlying Mortgage Loans. To the extent available to the
Depositor, the related Prospectus Supplement will contain information in respect of the Underlying Mortgage Loans substantially similar to the information described above in respect of Mortgage Loans. Such Prospectus Supplement will also specify the amount of the participation interest and describe the servicing provisions of the participation and servicing agreements.

MBS

    Any MBS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

    Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

    The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,
(iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and
(xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


    Each MBS will be either (i) a security exempted from the registration requirements of the Securities Act, (ii) a security that has been previously registered under the Securities Act or (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act. In the case of clauses (ii) and (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.





GOVERNMENT SECURITIES

    The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

    To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

    Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT


    If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

    If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor
agreements,  currency  exchange   agreements,  other  swaps  and   derivative
instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

    The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

    Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

    If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

    Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS


    The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.


    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.


    Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.


    The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE


    The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.


    If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.


    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."


    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

    The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE


Type of Mortgage Asset


    If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.


    With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.


    The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults


    The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

    The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

    At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

    Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."


                                THE DEPOSITOR

    Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

    The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE SECURITIES

GENERAL


    The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");
(v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, a Trust Fund may include
(i) additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or (ii) in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.


    Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities-- Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

    Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

    All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

        (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

        (c)  all  amounts   in  the  Collection   Account  that   are  due  or
        reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

    (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

    (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

    (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

    As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

    Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


    Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

    The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

    To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

    If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES


    With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.


    If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

    (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

    (iii)    the   amount  of   such  distribution   allocable  to  Prepayment
Premiums;

    (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master
Servicer  or   the  Trustee   deems  necessary  or   desirable,  or   that  a
Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;


    (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

    (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

    (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;


    (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

    (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

    (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

    (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

    (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

    In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION


    The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.


    If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

    If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its
Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

    DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

    Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

    Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.


                        DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

    REMIC Certificates,  Grantor Trust Certificates.   Certificates  that are
REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

    Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

    A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

    Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.


    General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


    The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention:  Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES


    At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.


    With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

    The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

    Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans and Home Improvement Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.




    With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES


    Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan; (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and
(vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.


    Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.


    Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

    Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

    Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.


    Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

    A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General


    The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or
(ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection
Account  is  limited  to  United   States  government  securities  and  other
investment  grade   obligations  specified   in  the  Agreement   ("Permitted
Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.


Deposits

    A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

    (i) all   payments  on   account   of  principal,   including   principal
prepayments, on the Assets;

    (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

    (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the
terms  and   conditions  of   the  related   Mortgage   and  Mortgage   Note)
(collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any
Mortgaged  Properties  acquired   for  the  benefit  of   Securityholders  by
foreclosure or by deed in lieu of foreclosure or otherwise;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

    (v) any advances made as described under "Description of the Securities- -Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");


    (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;


    (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

    (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

    A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

    (i) to  make distributions  to the  Securityholders on  each Distribution
Date;


    (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

    (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance
Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;


    (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

    (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

    (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

    (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

    (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

    (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

    (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

    (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS-- Prohibited Transactions Tax and Other Taxes";

    (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

    (xv)     to pay  for the costs of recording the related  Agreement if such
recordation   materially   and   beneficially   affects   the   interests  of
Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

    (xvii)   to  make   any  other  withdrawals   permitted  by   the  related
Agreement; and

    (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

    Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of
Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES


    The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"
(ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

    Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

    The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub- Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

    Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

    If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation
through  foreclosure, repossession  or  similar  proceedings.    The  related
Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

    The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.


     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

    The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."


    If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

    If any property securing a defaulted Whole Loan is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the
proceeds  to   Securityholders  on  liquidation  of  the   Whole  Loan  after
reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

    If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES


    Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

    The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

    Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

    Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.




FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

    Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS


    The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.


    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

    The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

    If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

    Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.


    Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

    Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR


    The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.


    Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.


    Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
(iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.


    Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT


    Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;
(iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.


    The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT


    So long as  an Event of  Default under  an Agreement remains  unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of  Securities entitled to  at least  51% (or  such other  percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.


    Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

    No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT


    Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or correct any mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or
(ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.


THE TRUSTEE

    The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

    Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities
(iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

    Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

    If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

    If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or
(c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 662/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

    In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid
principal  amount  thereof  less  the   amount  of  such  discount  which  is
unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

    Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

    The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

    The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.


                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

    For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

    Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Credit  Support is provided  with respect  to one  or more classes  of
Securities  of  a series,  or  the  related  Assets, the  related  Prospectus
Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

    If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES


    If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.


LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

    Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

    If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

    All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

    A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

    Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

    Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

    United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

    The  proceeds received  by  the  referee or  trustee  from  the sale  are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

    The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

    The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

    Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

    Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

    Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

    Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

    Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion thatsuch choice of lawprovision would be giveneffect.

    Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.




                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    The following  summary  of the  anticipated material  federal income  tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.



    The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United states persons shall be considered U.S. persons as well.


GENERAL

    The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

    If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

    Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.


    Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Brown & Wood LLP will have advised the Depositor that:


        (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section
    856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

        (iii) a  Grantor Trust Certificate  owned by  a REMIC will  represent
    "obligation(s) ...   which  (are) principally secured  by an interest  in
    real property" within the meaning of Code Section 860G(a)(3).




    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the
Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

    Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

    Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

    Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

    Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

    1.  Stripped Bonds and Stripped Coupons

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

    Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

    Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates- -Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

    The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

    It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

    Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

    Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation(s) ... which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

    2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

    The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

    Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

    Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

    3.  Grantor Trust Certificates Representing Interests in ARM Loans

    The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

    Because  the  treatment  of   Stripped  ARM  Obligations  is   uncertain,
investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

    Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year).


    The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meed specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.  NON-U.S. PERSONS

    Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

E.  INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

    The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests  ("REMIC  Regular  Certificates")  or  a  sole  class  of  residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.


    In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.


    In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

    A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

    Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

    Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

    Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

    In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

    Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

    Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption.
The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

    Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

    Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular
Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

    Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

    The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

    Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the
Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

    Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

    A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

    Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

    Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

    Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.


    Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.


    Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

    The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

    The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

    Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

    Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

    Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that   are    "pass-through    interest   holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

    Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

    Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

    Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

    Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

    New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

    A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

    A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

    Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

    The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

    A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

    Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

    Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

    Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

    In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

    Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

    Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

    Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

    Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C.  PROHIBITED TRANSACTIONS AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

    In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D.  LIQUIDATION AND TERMINATION

    If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

    The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

E.  ADMINISTRATIVE MATTERS

    Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

    Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F.  TAX-EXEMPT INVESTORS

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

G.  RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

    Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates --Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

    REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

    A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

    In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

    Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

    Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

    Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP


    Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.


    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A.  TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


    Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.


    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

B.  TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

    If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and  taxpayer identification number of the nominee  and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in  any  dispute with  the  IRS.   The  Code provides  for
administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    New Withholding Regulations.      On   October  6,   1997,  the   Treasury
Department issued new regulations (the  "New Regulations") which make certain
modifications  to   the  withholding,  backup  withholding   and  information
reporting  rules described  above.    The New  Regulations  attempt to  unify
certification   requirements  and  modify   reliance  standards.     The  New
regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

A.  CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

    If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("TAX COUNSEL"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

    The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the
Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B.  TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

    Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

C.  POSSIBLE  CLASSIFICATION  OF   THE  TRUST  FUND   AS  A  PARTNERSHIP   OR
ASSOCIATION TAXABLE AS A CORPORATION

    Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

    If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

D.  POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant part, Section 7701(i) of the Code provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

    In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

    The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E.  FOREIGN INVESTORS

    In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax,. provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

    If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

    If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F.  BACKUP WITHHOLDING

    Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt
Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

G.  NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

    General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

    FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.


    Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain  tests concerning (A) the composition  of the FASIT's assets and
(B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

    Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.


   Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.


    A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible
variable rate  with respect to  such principal amount.   Permissible variable
rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs - Taxation of Owners of REMIC Regular Certificates - Variable Rate REMIC Regulation Certificate.

    If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a
"High-Yield Interest."   In addition, if a  FASIT Security fails to  meet the
requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who
acquire  such  interests  as  inventory,  rather than  for  investment.    In
addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities-- Treatment of High-Yield Interests."


    Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.


    Tax Treatment of FASIT Regular Securities.   Payments received by holders
of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt
instruments and on  REMIC Regular Securities.   As in the case  of holders of
REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner
described  for REMIC  Regular Securities.   See  "Material Federal  Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discounts" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

    If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described
above  for  REMIC  Regular  Securities.   See  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale,
Exchange or Redemption."   In addition, if  a FASIT Regular Security  becomes
wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of
income).   See "Material Federal Income Tax  Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

    FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same
extent  that  REMIC  Securities  would  be  so  considered.    FASIT  Regular
Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of
the Code.  FASIT Securities will  not  qualify  as  "Government   Securities"
for  either  REIT  or  RIC qualification purposes.


    Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

    The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.


    Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the
holders  of  High-Yield  Interests.   See  "Material Federal  Income  Tax
Consequences--Treatment of High-Yield Interests."


    Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

    The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.


    Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.


DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                           STATE TAX CONSIDERATIONS

    In   addition  to  the  federal  income  tax  consequences  described  in
"Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.


                             ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

    General

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.


    Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.


    The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
                                                ---------
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

    One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

Availability of Underwriter's Exemption for Certificates

    Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

    General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

        (1)  The  acquisition of  the  Certificates  by a  Plan  is  on terms
    (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

        (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the "Restricted Group");

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

    Purchasers  that  are  insurance  companies  should  consult  with  their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                               LEGAL INVESTMENT

    Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

    The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the
foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

    In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

    If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

    The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."


    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.



                             PLAN OF DISTRIBUTION

    The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively,  the  Prospectus   Supplement  may  specify  that  Offered
Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.


    This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market-making transactions.


    The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

    As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL MATTERS


    Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.


                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

    Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



                        INDEX OF PRINCIPAL DEFINITIONS
                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS

1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70, 75
Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 27
Accrued Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  29
adjusted issue price  . . . . . . . . . . . . . . . . . . . . . . . .  71, 85
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
an accrual period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Applicable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20, 70
Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  28
Balloon Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  17
benefit plan investors  . . . . . . . . . . . . . . . . . . . . . . . . . 104
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Buydown Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Buydown Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
capital asset . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72, 80
Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 34
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
clearing agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
clearing corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 53
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8, 22
Crime Control Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
daily accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . .  28, 35
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 19
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
disqualified organization . . . . . . . . . . . . . . . . . . . . . .  88, 89
disqualified organizations  . . . . . . . . . . . . . . . . . . . . . . .  88
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 34
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
equity of redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12, 103
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
excess inclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
excess servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39, 107
Federal long-term rate  . . . . . . . . . . . . . . . . . . . . . . . . .  85
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . .  90, 92
Government Securities . . . . . . . . . . . . . . . . . . . . .  1, 7, 18, 74
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  11
Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 20
Home Improvement Contracts  . . . . . . . . . . . . . . . . . . . . . . 7, 20
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27, 35
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  39, 40
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Mark-to-Market Regulations  . . . . . . . . . . . . . . . . . . . . . . .  84
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Merrill Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
Model Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 19
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 28
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Mortgage Participations . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 20
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19, 55
mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  31
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66, 67
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
pass-through entity . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
pass-through interest holder  . . . . . . . . . . . . . . . . . . . . . .  85 pass-through interest holders . . . . . . . . . . . . . . . . . . . . . .  81
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 29
passive losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  80
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  39
phantom income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
plan assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  35
portfolio income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
portfolio interest  . . . . . . . . . . . . . . . . . . . . . . .  88, 92, 96
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
pre-issuance accrued interest . . . . . . . . . . . . . . . . . . . . . .  80 prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . . .  86
PTCE 83-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
qualified mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
qualified stated interest . . . . . . . . . . . . . . . . . . . . . . . .  75
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
real estate assets  . . . . . . . . . . . . . . . . . . . . . . . . .  70, 74
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Refinance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
REMIC Regular Certificateholders  . . . . . . . . . . . . . . . . . . . .  75
REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  11, 74
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
REMIC Residual Certificateholder  . . . . . . . . . . . . . . . . . . . .  82
REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  11, 74
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
RICO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 30
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 18
senior lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 27
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Single Family Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  19
Single Family Properties  . . . . . . . . . . . . . . . . . . . . . . . . . 7
Single Family Property  . . . . . . . . . . . . . . . . . . . . . . . . .  19
single family residences  . . . . . . . . . . . . . . . . . . . . . . . .  74
single-class REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12, 106
SMMEA Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  72
Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . . .  69
stripped bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  66, 69
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . . .  69
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . .  66, 69
Stripped Interest Securities  . . . . . . . . . . . . . . . . . . . . . 9, 27
Stripped Principal Securities . . . . . . . . . . . . . . . . . . . . . 9, 27
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  43
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . 9, 27
Subsequent Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Super-Premium Certificates  . . . . . . . . . . . . . . . . . . . . . . .  76
tax avoidance potential . . . . . . . . . . . . . . . . . . . . . . . . .  90
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
taxable mortgage pool . . . . . . . . . . . . . . . . . . . . . . . .  86, 98 thrift institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Title VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73, 89
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Underlying MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Underlying Mortgage Loans.  . . . . . . . . . . . . . . . . . . . . . . .  18
United States Department of Labor . . . . . . . . . . . . . . . . . . . . 104
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Warranting Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Whole Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18







                                                                       (MOBs)


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
----------


                SUBJECT TO COMPLETION, DATED JANUARY ___, 1998


                          ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (Issuable in Series)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  Depositor
                                  _________

    The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of manufactured housing installment sale contracts or installment loan agreements ("Contracts"), asset-backed securities supported by Contracts ("ABS") or certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") (with respect to any series, collectively, "Assets"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets or derivative instruments, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

    Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series;
(vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

    Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

    The  Securities of each  series will  not represent  an obligation  of or
interest  in   the  Depositor,   Merrill  Lynch,   Pierce,  Fenner   &  Smith
Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Consequences" herein.
                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ________

    Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

    Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                                   ________

                             MERRILL LYNCH & CO.

                 The date of this Prospectus is ______, 199_.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the  Securities Act of 1933,  as amended (the  "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

    A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements-- Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, or by telephone at (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   3

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . .   4

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . .   6

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  17

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  21

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . .  25

DESCRIPTION OF THE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  32

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  49

CERTAIN LEGAL ASPECTS OF THE CONTRACTS  . . . . . . . . . . . . . . . . .  51

MATERIAL FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . .  60

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  97

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  97

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 101

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 102

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . 103


                            SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Securities . . . . . . . .     Asset-Backed    Certificates    (the
                                          "Certificates")  and   Asset  Backed
                                          Notes  (the  "Notes"  and,  together
                                          with    the    Certificates,     the
                                          "Securities"), issuable in series.

  Issuer  . . . . . . . . . . . . . .     With  respect  to each  series,  the
                                          trust   fund   (the  "Trust   Fund")
                                          formed  to issue  the Securities  of
                                          that series.

  Depositor . . . . . . . . . . . . .     Merrill  Lynch  Mortgage  Investors,
                                          Inc.  (the  "Depositor"),  a  wholly
                                          owned  subsidiary  of Merrill  Lynch
                                          Mortgage Capital,  Inc., which  is a
                                          wholly-owned indirect subsidiary  of
                                          Merrill  Lynch  &  Co.,  Inc.    The
                                          Depositor   is   an   affiliate   of
                                          Merrill  Lynch,  Pierce,  Fenner   &
                                          Smith    Incorporated.       Neither
                                          Merrill Lynch  & Co.,  Inc. nor  any
                                          of  its  affiliates,  including  the
                                          Depositor    and   Merrill    Lynch,
                                          Pierce,      Fenner     &      Smith
                                          Incorporated,    will    insure   or
                                          guarantee  the  Securities  or   the
                                          Contracts or be otherwise  obligated
                                          in respect thereof.

  Master Servicer . . . . . . . . . .     The   master   servicer  or   master
                                          servicers    (each,    a     "Master
                                          Servicer"),  if any,  or a  servicer
                                          for substantially all the  Contracts
                                          for   each  series   of  Securities,
                                          which     servicer     or     master
                                          servicer(s)  may  be  affiliates  of
                                          the Depositor, will be named  in the
                                          related  Prospectus Supplement.  See
                                          "Description  of   the  Agreements--
                                          General"   and   "--Collection   and
                                          Other Servicing Procedures."

Trustee . . . . . . . . . . . . . . .     The  trustee  (the  "Trustee")   for
                                          each series of  Certificates will be
                                          named  in  the  related   Prospectus
                                          Supplement. See "Description of  the
                                          Agreements--The Trustee."

  The Trust Assets  . . . . . . . . .     Each  series  of  Certificates  will
                                          represent   in  the   aggregate  the
                                          entire     beneficial      ownership
                                          interest  in  a Trust  Fund.   If  a
                                          series   of    Securities   includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness of  the Trust  Fund and
                                          will  be   secured  by   a  security
                                          interest in the Assets  of the Trust
                                          Fund.  A Trust  Fund will consist of
                                          any  of  the following  assets  (the
                                          Contracts,   ABS    and   Government
                                          Securities   may   be  referred   to
                                          collectively   or  individually   as
                                          "Assets"):

           (a) Contracts and ABS  . .     The  Contracts  with  respect  to  a
                                          series  of  Securities will  consist
                                          of manufactured housing  installment
                                          sale contracts and installment  loan
                                          agreements  secured  by  a  security
                                          interest   in   a    new   or   used
                                          manufactured    home     (each,    a
                                          "Manufactured  Home"),  and, to  the
                                          extent,  if  any, indicated  in  the
                                          related  Prospectus  Supplement,  by
                                          real property.   The  Contracts will
                                          not be insured or guaranteed  by the
                                          Depositor or  any of  its affiliates
                                          or,  unless  otherwise specified  in
                                          the  related  Prospectus Supplement,
                                          by   any   governmental  agency   or
                                          instrumentality    or   any    other
                                          person.  The  Manufactured Homes may
                                          be  located  in  any  of  the  fifty
                                          states  or  any  other  jurisdiction
                                          specified in the related  Prospectus
                                          Supplement.    All  Contracts   will
                                          have  been  originated  by   persons
                                          other  than the  Depositor, and  all
                                          Contracts will have been  purchased,
                                          either  directly  or indirectly,  by
                                          the Depositor on or before  the date
                                          of initial  issuance of  the related
                                          series of  Securities.   The related
                                          Prospectus Supplement will  indicate
                                          if any  such persons  are affiliates
                                          of  the  Depositor.   Each  Contract
                                          may    provide    for   an    annual
                                          percentage    rate     thereon    (a
                                          "Contract Rate") that  is fixed over
                                          its   term   or  that   adjusts   as
                                          described in the related  Prospectus
                                          Supplement.       The    manner   of
                                          determining  scheduled  payments due
                                          on  the Contract  will be  described
                                          in the  Prospectus Supplement.   The
                                          Prospectus Supplement will  describe
                                          the  minimum  principal  balance  of
                                          the  Contracts  at  origination  and
                                          the   maximum   original   term   to
                                          maturity  of  the Contracts.    Each
                                          Contract  may provide  for scheduled
                                          payments to maturity, payments  that
                                          adjust   from   time  to   time   to
                                          accommodate changes in the  Contract
                                          Rate  or to  reflect the  occurrence
                                          of certain  events, and  may provide
                                          for    negative   amortization    or
                                          accelerated  amortization,  in  each
                                          case  as  described in  the  related
                                          Prospectus     Supplement.      Each
                                          Contract may be  fully amortizing or
                                          require  a  balloon payment  due  on
                                          its  stated maturity  date, in  each
                                          case  as  described in  the  related
                                          Prospectus  Supplement.  A  Contract
                                          may   provide   for   payments    of
                                          principal, interest or  both, on due
                                          dates     that    occur     monthly,
                                          quarterly, semi-annually or at  such
                                          other  interval as  is specified  in
                                          the  related Prospectus  Supplement.
                                          See "Description of  the Trust Funds
                                          --Assets."   A  Trust Fund  may also
                                          consist  of asset-backed  securities
                                          (such  as pass-through  certificates
                                          and  debt obligations)  supported by
                                          Contracts     ("ABS")     or     any
                                          combination of Contracts and ABS.

           (b) Government Securities      If  so   provided  in   the  related
                                          Prospectus  Supplement,   the  Trust
                                          Fund  may  include, in  addition  to
                                          Contracts  and  ABS, certain  direct
                                          obligations  of  the United  States,
                                          agencies    thereof    or   agencies
                                          created  thereby  which provide  for
                                          payment    of     interest    and/or
                                          principal             (collectively,
                                          "Government Securities").

           (c) Collection Accounts  .     Each Trust Fund will include  one or
                                          more   accounts    established   and
                                          maintained   on   behalf   of    the
                                          Securityholders   into   which   the
                                          person or persons  designated in the
                                          related Prospectus  Supplement will,
                                          to the  extent described  herein and
                                          in   such   Prospectus   Supplement,
                                          deposit     all     payments     and
                                          collections  received  or   advanced
                                          with  respect  to   the  Assets  and
                                          other  assets  in  the  Trust  Fund.
                                          Such  an account  may be  maintained
                                          as  an interest  bearing  or a  non-
                                          interest bearing account, and  funds
                                          held therein may be held as  cash or
                                          invested   in  certain   short-term,
                                          investment  grade   obligations,  in
                                          each  case   as  described   in  the
                                          related  Prospectus Supplement.  See
                                          "Description  of   the  Agreements--
                                          Collection   Account   and   Related
                                          Accounts."

           (d) Credit Support . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement,  partial  or
                                          full   protection  against   certain
                                          defaults  and losses  on the  Assets
                                          in  the related  Trust  Fund may  be
                                          provided to  one or more  classes of
                                          Securities of the  related series in
                                          the  form of subordination of one or
                                          more other classes  of Securities of
                                          such  series,  which  other  classes
                                          may include  one or more  classes of
                                          Offered  Securities, and  or by  one
                                          or  more of  the following  types of
                                          credit support: a  letter of credit,
                                          insurance     policy,     guarantee,
                                          reserve  fund   or  other   type  of
                                          credit  support consistent  with the
                                          foregoing  (any  such coverage  with
                                          respect  to  the Securities  of  any
                                          series,   "Credit   Support").   The
                                          amount  and types  of coverage,  the
                                          identification    of    the   entity
                                          providing    the     coverage    (if
                                          applicable) and  related information
                                          with respect to each type  of Credit
                                          Support, if  any, will  be described
                                          in the  Prospectus Supplement  for a
                                          series    of   Securities.       The
                                          Prospectus   Supplement    for   any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   ABS  will   describe  any
                                          similar  forms  of  credit   support
                                          that   are  provided   by  or   with
                                          respect  to, or are included as part
                                          of the  trust fund  evidenced by  or
                                          providing  security  for, such  ABS.
                                          See  "Risk  Factors--Credit  Support
                                          Limitations"  and   "Description  of
                                          Credit Support."

           (e) Cash Flow Agreements .     If  so   provided  in   the  related
                                          Prospectus  Supplement,  the   Trust
                                          Fund    may    include    guaranteed
                                          investment  contracts   pursuant  to
                                          which moneys held  in the funds  and
                                          accounts    established   for    the
                                          related series  will be  invested at
                                          a  specified  rate. The  Trust  Fund
                                          may also include one or more of  the
                                          following   agreements:     interest
                                          rate  exchange  agreements, interest
                                          rate   cap   or  floor   agreements,
                                          currency exchange  agreements, other
                                          swaps and derivative instruments  or
                                          other  agreements   consistent  with
                                          the foregoing.   The principal terms
                                          of  any  such  agreement  (any  such
                                          agreement,     a      "Cash     Flow
                                          Agreement"),   including,    without
                                          limitation,  provisions  relating to
                                          the  timing,  manner and  amount  of
                                          payments  thereunder and  provisions
                                          relating    to    the    termination
                                          thereof,  will be  described in  the
                                          Prospectus   Supplement    for   the
                                          related  series.  In  addition,  the
                                          related  Prospectus Supplement  will
                                          provide  certain   information  with
                                          respect  to  the obligor  under  any
                                          such   Cash   Flow  Agreement.   The
                                          Prospectus   Supplement    for   any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes ABS will  describe any cash
                                          flow  agreements  that are  included
                                          as  part of the trust fund evidenced
                                          by  or providing  security for  such
                                          ABS. See  "Description of  the Trust
                                          Funds-Cash Flow Agreements."


           (f) Pre-Funding Account  .     To   the   extent  provided   in   a
                                          Prospectus      Supplement,      the
                                          Depositor    will    be    obligated
                                          (subject  only  to the  availability
                                          thereof) to sell  at a predetermined
                                          price, and  the Trust  Fund for  the
                                          related  series  of Securities  will
                                          be  obligated  to purchase  (subject
                                          to   the  satisfaction   of  certain
                                          conditions    described    in    the
                                          applicable  Agreement),   additional
                                          Assets  (the   "Subsequent  Assets")
                                          from time to time (as  frequently as
                                          daily) within  the number  of months
                                          specified    in    the    Prospectus
                                          Supplement  after  the  issuance  of
                                          such series of  Securities having an
                                          aggregate     principal      balance
                                          approximately  equal  to the  amount
                                          on   deposit   in  the   Pre-Funding
                                          Account  (the  "Pre-Funded  Amount")
                                          for  such  series  on date  of  such
                                          issuance.

  Description of Securities . . . . .     Each  series  of  Certificates  will
                                          evidence an interest  in the related
                                          Trust  Fund   and  will   be  issued
                                          pursuant to a  pooling and servicing
                                          agreement  or  a  trust   agreement.
                                          Pooling  and   servicing  agreements
                                          and  trust  agreements are  referred
                                          to herein  as the "Agreements."   If
                                          a  series  of  Securities   includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness  of  the related  Trust
                                          Fund  and  will  be   secured  by  a
                                          security interest  in the  Assets of
                                          the  Trust  Fund   (or  a  specified
                                          group   thereof)   pursuant  to   an
                                          indenture.

                                          Each   series  of   Securities  will
                                          include one or  more classes.   Each
                                          class  of  Securities  (other   than
                                          certain      Stripped       Interest
                                          Securities,  as defined  below) will
                                          have  a stated  principal amount  (a
                                          "Security  Balance") and  except for
                                          certain      Stripped      Principal
                                          Securities,  as defined  below, will
                                          accrue interest  thereon based  on a
                                          fixed,   variable   or    adjustable
                                          interest  rate   (in  the   case  of
                                          Certificates,    a     "Pass-Through
                                          Rate").   The   related   Prospectus
                                          Supplement    will    specify    the
                                          Security  Balance, if  any, and  the
                                          Pass-Through  Rate or  interest rate
                                          for  each class of Securities or, in
                                          the   case   of    a   variable   or
                                          adjustable   Pass-Through   Rate  or
                                          interest   rate,   the  method   for
                                          determining  the  Pass-Through  Rate
                                          or interest rate.

  Distributions on Securities . . . .     Each   series  of   Securities  will
                                          consist of  one or  more classes  of
                                          Securities that may (i) provide  for
                                          the  accrual  of  interest   thereon
                                          based   on   fixed,   variable    or
                                          adjustable  rates;  (ii) be   senior
                                          (collectively, "Senior  Securities")
                                          or    subordinate     (collectively,
                                          "Subordinate Securities") to one  or
                                          more other classes  of Securities in
                                          respect of certain distributions  on
                                          the  Securities;  (iii) be  entitled
                                          to  principal   distributions,  with
                                          disproportionately  low, nominal  or
                                          no      interest       distributions
                                          (collectively,  "Stripped  Principal
                                          Securities");  (iv) be  entitled  to
                                          interest     distributions,     with
                                          disproportionately  low, nominal  or
                                          no      principal      distributions
                                          (collectively,  "Stripped   Interest
                                          Securities");    (v) provide     for
                                          distributions  of  accrued  interest
                                          thereon  commencing  only  following
                                          the  occurrence  of certain  events,
                                          such  as the  retirement  of one  or
                                          more other classes  of Securities of
                                          such series  (collectively, "Accrual
                                          Securities");    (vi) provide    for
                                          distributions   of   principal    as
                                          described in the related  Prospectus
                                          Supplement;     and/or (vii) provide
                                          for   distributions   based   on   a
                                          combination    of   two    or   more
                                          components thereof with  one or more
                                          of the characteristics described  in
                                          this    paragraph,    including    a
                                          Stripped     Principal      Security
                                          component  and  a Stripped  Interest
                                          Security  component,  to the  extent
                                          of available funds, in  each case as
                                          described in the related  Prospectus
                                          Supplement.   If so specified in the
                                          related    Prospectus    Supplement,
                                          distributions   on   one   or   more
                                          classes  of a  series of  Securities
                                          may be  limited to  collections from
                                          a   designated   portion   of    the
                                          Contracts  in  the related  Contract
                                          Pool  (each  such   portion  of  the
                                          Contracts,   a   "Contract  Group").
                                          See "Description of the  Securities-
                                          -General."    Any such  classes  may
                                          include    classes    of     Offered
                                          Securities.      With   respect   to
                                          Securities   with   two   or    more
                                          components,  references  herein   to
                                          Security  Balance,  notional  amount
                                          and  Pass-Through  Rate or  interest
                                          rate   refer   to   the    principal
                                          balance,  if  any, notional  amount,
                                          if  any, and  the Pass-Through  Rate
                                          or  interest rate,  if any,  for any
                                          such component.

                                          The    Securities   will    not   be
                                          guaranteed   or   insured   by   the
                                          Depositor or any  of its affiliates,
                                          by   any   governmental  agency   or
                                          instrumentality  or  by  any   other
                                          person,  unless  otherwise  provided
                                          in     the     related    Prospectus
                                          Supplement.   See  "Risk   Factors--
                                          Limited Assets" and "Description  of
                                          the Securities."

      (a) Interest  . . . . . . . . .     Interest  on each  class of  Offered
                                          Securities   (other   than  Stripped
                                          Principal  Securities   and  certain
                                          classes    of   Stripped    Interest
                                          Securities)  of  each  series   will
                                          accrue   at  the   applicable  Pass-
                                          Through  Rate  or interest  rate  on
                                          the  outstanding  Security   Balance
                                          thereof and  will be  distributed to
                                          Securityholders  as provided  in the
                                          related Prospectus Supplement.   The
                                          specified     date      on     which
                                          distributions are  to be  made is  a
                                          "Distribution  Date."  Distributions
                                          with   respect   to   interest    on
                                          Stripped Interest Securities may  be
                                          made  on each  Distribution Date  on
                                          the  basis of  a notional  amount as
                                          described in the related  Prospectus
                                          Supplement.     Distributions     of
                                          interest  with  respect  to  one  or
                                          more  classes of  Securities may  be
                                          reduced  to  the extent  of  certain
                                          delinquencies,  losses,   prepayment
                                          interest   shortfalls,   and   other
                                          contingencies  described  herein and
                                          in     the    related     Prospectus
                                          Supplement.   See  "Risk   Factors--
                                          Average    Life    of    Securities;
                                          Prepayments;     Yields,"     "Yield
                                          Considerations" and  "Description of
                                          the   Securities--Distributions   of
                                          Interest on the Securities."

      (b) Principal   . . . . . . . .     The   Securities   of  each   series
                                          initially  will  have  an  aggregate
                                          Security  Balance  no  greater  than
                                          the  outstanding  principal  balance
                                          of  the  Assets  as  of,  unless the
                                          related    Prospectus     Supplement
                                          provides  otherwise,  the  close  of
                                          business  on the  first  day of  the
                                          month  of formation  of the  related
                                          Trust  Fund  (the  "Cut-off  Date"),
                                          after   application   of   scheduled
                                          payments  due  on   or  before  such
                                          date, whether  or not  received. The
                                          Security   Balance  of   a  Security
                                          outstanding   from   time  to   time
                                          represents  the maximum  amount that
                                          the holder thereof  is then entitled
                                          to receive  in respect  of principal
                                          from future cash flow on  the assets
                                          in  the related  Trust Fund.  Unless
                                          otherwise  provided  in the  related
                                          Prospectus               Supplement,
                                          distributions  of principal  will be
                                          made  on each  Distribution Date  to
                                          the class  or classes  of Securities
                                          entitled thereto until the  Security
                                          Balances  of  such  Securities  have
                                          been   reduced   to   zero.   Unless
                                          otherwise  specified in  the related
                                          Prospectus               Supplement,
                                          distributions  of  principal of  any
                                          class  of Securities will be made on
                                          a  pro rata basis  among all  of the
                                          Securities  of  such   class  or  by
                                          random  selection,  as described  in
                                          the  related  Prospectus  Supplement
                                          or  otherwise  established  by   the
                                          related  Trustee. Stripped  Interest
                                          Securities with no Security  Balance
                                          will  not  receive distributions  in
                                          respect     of    principal.     See
                                          "Description  of   the  Securities--
                                          Distributions  of  Principal of  the
                                          Securities."

  Risk Factors  . . . . . . . . . . .     There   are  risk   factors  to   be
                                          considered   in  investing   in  the
                                          Securities.    See  "Risk   Factors"
                                          herein  and, if  applicable, in  the
                                          related Prospectus Supplement.

  Advances  . . . . . . . . . . . . .     Unless  otherwise  provided  in  the
                                          related  Prospectus Supplement,  the
                                          Master  Servicer  will be  obligated
                                          as    part    of    its    servicing
                                          responsibilities  to   make  certain
                                          advances  that  in  its  good  faith
                                          judgment  it deems  recoverable with
                                          respect   to  delinquent   scheduled
                                          payments  on the  Contracts in  such
                                          Trust Fund.   Neither  the Depositor
                                          nor  any of its affiliates will have
                                          any  responsibility  to  make   such
                                          advances.     Advances  made   by  a
                                          Master  Servicer   are  reimbursable
                                          generally      from       subsequent
                                          recoveries   in   respect  of   such
                                          Contracts   and  otherwise   to  the
                                          extent described  herein and  in the
                                          related  Prospectus  Supplement.  If
                                          and  to the  extent provided  in the
                                          Prospectus   Supplement    for   any
                                          series, the Master  Servicer will be
                                          entitled to receive  interest on its
                                          outstanding  advances, payable  from
                                          amounts in  the related  Trust Fund.
                                          The  Prospectus  Supplement for  any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   ABS  will   describe  any
                                          corresponding  advancing  obligation
                                          of  any  person in  connection  with
                                          such  ABS. See  "Description of  the
                                          Securities--Advances  in Respect  of
                                          Delinquencies."

  Termination . . . . . . . . . . . .     If  so  specified   in  the  related
                                          Prospectus  Supplement, a  series of
                                          Securities   may   be   subject   to
                                          optional  early termination  through
                                          the repurchase of the Assets  in the
                                          related  Trust  Fund  by  the  party
                                          specified    therein,   under    the
                                          circumstances and in  the manner set
                                          forth  therein.  If so  provided  in
                                          the  related Prospectus  Supplement,
                                          upon the  reduction of  the Security
                                          Balance  of  a  specified  class  or
                                          classes    of   Securities    to   a
                                          specified  percentage  or amount  or
                                          on  and after  a  date specified  in
                                          such   Prospectus  Supplement,   the
                                          party    specified    therein   will
                                          solicit  bids  for the  purchase  of
                                          all  of  the  Assets  of  the  Trust
                                          Fund, or of a sufficient  portion of
                                          such  Assets to retire such class or
                                          classes, or purchase  such Assets at
                                          a  price  set forth  in  the related
                                          Prospectus    Supplement.         In
                                          addition,  if  so  provided  in  the
                                          related    Prospectus    Supplement,
                                          certain  classes  of Securities  may
                                          be  purchased  subject  to   similar
                                          conditions. See "Description of  the
                                          Securities--Termination."

  Registration of Securities  . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement, one  or more
                                          classes  of  the Offered  Securities
                                          will  initially  be  represented  by
                                          one or  more certificates  or notes,
                                          as  applicable,  registered  in  the
                                          name of  Cede & Co., as  the nominee
                                          of  DTC.  No   person  acquiring  an
                                          interest  in  Offered Securities  so
                                          registered   will  be   entitled  to
                                          receive a definitive certificate  or
                                          note,  as  applicable,  representing
                                          such  person's  interest  except  in
                                          the     event     that    definitive
                                          certificates     or    notes,     as
                                          applicable,  are  issued  under  the
                                          limited   circumstances    described
                                          herein.  See   "Risk  Factors--Book-
                                          Entry       Registration"        and
                                          "Description  of  the   Securities--
                                          Book-Entry     Registration      and
                                          Definitive Securities."

  Tax Status of the Certificates  . .     The  Certificates  of  each   series
                                          will  constitute,  as  specified  in
                                          the  related  Prospectus Supplement,
                                          either    (i) "regular    interests"
                                          ("REMIC  Regular Certificates")  and
                                          "residual     interests"     ("REMIC
                                          Residual  Certificates") in  a Trust
                                          Fund  treated   as  a   real  estate
                                          mortgage     investment      conduit
                                          ("REMIC")    under     Sections 860A
                                          through   860G   of   the   Internal
                                          Revenue  Code  of 1986,  as  amended
                                          (the     "Code"),     (ii) interests
                                          ("Grantor Trust Certificates") in  a
                                          Trust  Fund  treated  as  a  grantor
                                          trust  under  applicable  provisions
                                          of the Code, (iii)  an interest in a
                                          Trust Fund treated  as a partnership
                                          for  purposes of  federal and  state
                                          income tax  or (iv)  indebtedness of
                                          the  Trust Fund  for federal  income
                                          tax purposes.

      (a) REMIC   . . . . . . . . . .     REMIC      Regular      Certificates
                                          generally  will be  treated as  debt
                                          obligations of the applicable  REMIC
                                          for  federal  income  tax  purposes.
                                          Certain  REMIC Regular  Certificates
                                          may  be issued  with original  issue
                                          discount  for  federal  income   tax
                                          purposes.    See  "Material  Federal
                                          Income Tax Consequences" herein  and
                                          in     the     related    Prospectus
                                          Supplement.

      (b) Grantor Trust   . . . . . .     If     the     related    Prospectus
                                          Supplement   specifies    that   the
                                          related   Trust  Fund   will  be   a
                                          grantor trust,  the Trust  Fund will
                                          be  classified  as a  grantor  trust
                                          and  not as  an association  taxable
                                          as a corporation  for federal income
                                          tax purposes, and therefore  holders
                                          of Certificates  will be  treated as
                                          the  owners  of undivided  pro  rata
                                          interests in the Assets  held by the
                                          Trust Fund.

      (c) Partnership   . . . . . . .     If  so  specified  in  a  Prospectus
                                          Supplement,  the related  Trust Fund
                                          will  be  treated as  a  partnership
                                          for  purposes of  federal and  state
                                          income      tax,      and       each
                                          Certificateholder,      by       the
                                          acceptance of a  Certificate of such
                                          Trust Fund, will agree to  treat the
                                          Trust  Fund  as   a  partnership  in
                                          which  such  Certificateholder is  a
                                          partner   for  federal   income  and
                                          state  tax  purposes.    Alternative
                                          characterizations   of  such   Trust
                                          Fund   and  such   Certificates  are
                                          possible,  but would  not result  in
                                          materially adverse  tax consequences
                                          to Certificateholders.

      (d) Indebtedness  . . . . . . .     If  so  specified   in  the  related
                                          Prospectus      Supplement,      the
                                          Certificates  of  a series  will  be
                                          treated as indebtedness for  federal
                                          income   tax   purposes   and    the
                                          Certificateholder, in  accepting the
                                          Certificate,  will  agree  to  treat
                                          such Certificate as indebtedness.
                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Material    Federal   Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

  Tax Status of Notes . . . . . . . .     Unless  otherwise  specified in  the
                                          related    Prospectus    Supplement,
                                          Notes  of a  series will  be treated
                                          as  indebtedness  for  federal   and
                                          state  income tax  purposes and  the
                                          Noteholder,  in accepting  the Note,
                                          will  agree to  treat  such Note  as
                                          indebtedness.       See    "Material
                                          Federal  Income  Tax   Consequences"
                                          herein   and   in  such   Prospectus
                                          Supplement.

                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Material    Federal    Income   Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

  ERISA Considerations  . . . . . . .     A fiduciary  of an  employee benefit
                                          plan  and  certain other  retirement
                                          plans  and  arrangements,  including
                                          individual   retirement    accounts,
                                          annuities,    Keogh    plans,    and
                                          collective   investment   funds  and
                                          separate  accounts  in  which   such
                                          plans,   accounts,    annuities   or
                                          arrangements  are invested,  that is
                                          subject  to the  Employee Retirement
                                          Income  Security  Act  of  1974,  as
                                          amended  ("ERISA"),  or Section 4975
                                          of the Code  should carefully review
                                          with its legal  advisors whether the
                                          purchase   or  holding   of  Offered
                                          Securities  could  give  rise  to  a
                                          transaction  that  is prohibited  or
                                          is not otherwise permissible  either
                                          under ERISA  or Section 4975  of the
                                          Code.  See   "ERISA  Considerations"
                                          herein    and    in   the    related
                                          Prospectus   Supplement.     Certain
                                          classes  of  Securities may  not  be
                                          transferred  unless the  Trustee and
                                          the Depositor  are furnished  with a
                                          letter  of  representations  or   an
                                          opinion  of  counsel to  the  effect
                                          that such  transfer will  not result
                                          in  a  violation of  the  prohibited
                                          transaction provisions of ERISA  and
                                          the  Code and  will not  subject the
                                          Trustee,   the   Depositor  or   the
                                          Master   Servicer   to    additional
                                          obligations.    See "Description  of
                                          the Securities--General"  and "ERISA
                                          Considerations".

  Legal Investment  . . . . . . . . .     Each   Prospectus  Supplement   will
                                          specify  which class  or classes  of
                                          Offered  Securities,  if  any,  will
                                          constitute         "mortgage-related
                                          securities"  for  purposes  of   the
                                          Secondary      Mortgage       Market
                                          Enhancement  Act of  1984 ("SMMEA").
                                          Institutions    whose     investment
                                          activities  are  subject  to   legal
                                          investment  laws and  regulations or
                                          review    by    certain   regulatory
                                          authorities   may   be  subject   to
                                          restrictions   on    investment   in
                                          certain   classes  of   the  Offered
                                          Securities.  See "Legal  Investment"
                                          herein    and    in   the    related
                                          Prospectus Supplement.

  Rating  . . . . . . . . . . . . . .     At the date of  issuance, as to each
                                          series,   each   class  of   Offered
                                          Securities will  be rated  not lower
                                          than  investment  grade  by  one  or
                                          more      nationally      recognized
                                          statistical  rating agencies  (each,
                                          a  "Rating  Agency").  See  "Rating"
                                          herein    and    in   the    related
                                          Prospectus Supplement.

                                 RISK FACTORS

    Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors and additional risk factors, if any, listed under "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

    At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the Offered Securities, but has no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Contracts, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Contracts, but only to the extent deemed recoverable) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Contracts may have been made and/or assigned in connection with transfers of such Contracts prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

    Unless otherwise specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

    See "Description of the Trust Funds".

RISK  THAT PREPAYMENTS  WILL  ADVERSELY  AFFECT AVERAGE  LIFE  AND YIELDS  OF
SECURITIES

    Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable Contract Rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Contracts underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any class of Securities could occur significantly earlier than expected. However, because the monthly payments due on manufactured housing contracts are generally lower than monthly payments on mortgage loans secured by site-built houses, the effect of a change in interest rates on manufactured housing contracts may be smaller.

    A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to
(a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate.

    See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

CONTRACTS AND MANUFACTURED HOMES IN GENERAL -- RISK THAT DEPRECIATION IN VALUE OF MANUFACTURED HOME WILL RESULT IN LOSSES

    An investment in Securities may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes in any Contract Pool at origination of the related Contract will be set forth in the related Prospectus Supplement under "The Contract Pool". Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts"). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, such Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in an Contract Pool will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Contract Pool. See "Description of Credit Support."

SECURITY INTERESTS AND CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS -- RISK THAT SECURITY INTEREST IN FAVOR OF TRUSTEE WILL NOT BE EFFECTIVE; EFFECT OF VIOLATING CONSUMER PROTECTION LAWS

    The  Asset Seller  in  respect of  a  Contract will  represent  that such
Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous Federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contracts complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Home or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts".

CREDIT SUPPORT LIMITATIONS  -- RISK THAT  CREDIT SUPPORT  WILL NOT COVER  ALL
LOSSES

    The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a contract originator or other parties.

    A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

    The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels.

    Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

    See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE SUBORDINATE SECURITIES

    The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

    The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.


OPTIONAL TERMINATION OF A TRUST FUND - POSSIBILITY, IF PROSPECTUS SUPPLEMENT SO PROVIDES, THAT AMOUNT RECEIVED MAY BE LESS THAN OUTSTANDING PRINCIPAL AMOUNT PLUS ACCRUED INTEREST

    If  so  specified in  the  related  Prospectus Supplement,  a  series  of
Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

    In either such case, if the related Prospectus Supplement so provides, the proceeds available for distribution to Securityholders may be less than the outstanding principal balance of their Securities plus accrued interest thereon, in which event such Securityholders could incur a loss on their investment.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

    Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Material Federal Income Tax Consequences-REMICs."

LIMITED NATURE OF RATINGS

    Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating. See "Rating".

BOOK-ENTRY REGISTRATION

    If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities-- Book-Entry Registration and Definitive Securities.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS


    The  primary  assets of  each  Trust  Fund (the  "Assets")  will  include
(i) manufactured housing installment sale contracts and installment loan agreements (the "Contracts"), (ii) asset-backed securities (such as pass-through certificates or debt obligations or, to the extent they are securities, participation certificates) supported by Contracts ("ABS") or
(iii) direct obligations of the United States, agencies thereof or agencies created thereby which are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or
(d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"). Any pass-through certificates or other asset-backed securities in which an ABS evidences an interest or which secure an ABS are sometimes referred to herein also as ABS or as "Underlying ABS." The Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Contract or the issuer of such ABS.


    Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

CONTRACTS

General


    Unless otherwise specified in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. No more than 20% of the Contract Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.


Contract Information in Prospectus Supplements

    Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, and (x) information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission after such initial issuance.


    If specified in the related Prospectus Supplement, principal collections received on Contract Loans may be applied to purchase additional Contract Loans which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Contract Loans will be required to meet. Such characteristics will be in terms of the categories described in the second preceding paragraph.


Payment Provisions of the Contracts


    Unless otherwise specified in the related Prospectus Supplement, all of the Contracts will (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement. A Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. A Contract may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. A contract may provide for scheduled payments to maturity or payment that adjust from time to time to accommodate changes in the Contract Rate or to reflect the occurrence of certain events or that adjust on the basis of other Methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. A Contract may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.


ABS

    Any ABS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "ABS Agreement"). A seller (the "ABS Issuer") and/or servicer (the "ABS Servicer") of the underlying Contracts (or Underlying ABS) will have entered into the ABS Agreement with a trustee or a custodian under the ABS Agreement (the "ABS Trustee"), if any, or with the original purchaser of the interest in the underlying Contracts or ABS evidenced by the ABS.

    Distributions of any principal or interest, as applicable, will be made on ABS on the dates specified in the related Prospectus Supplement. The ABS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the ABS by the ABS Trustee or the ABS Servicer. The ABS Issuer or the ABS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the ABS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the ABS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Contracts or Underlying ABS evidenced by or securing such ABS and other factors and generally will have been established for the ABS on the basis of requirements of either any Rating Agency that may have assigned a rating to the ABS or the initial purchasers of the ABS.

    The Prospectus Supplement for a series of Securities evidencing interests in Assets that include ABS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the ABS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the ABS, if applicable, (iii) whether such ABS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the ABS or formula for determining such rates, if any, (v) the applicable payment provisions for the ABS, including, but not limited to, any priorities, payment schedules and subordination features,
(vi) the  ABS  Issuer,   ABS  Servicer  and   ABS  Trustee,  as   applicable,
(vii) certain  characteristics  of  the  credit  support,  if  any,  such  as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Contracts, the Underlying ABS or directly to such ABS, (viii) the terms on which the related Underlying Contracts or Underlying ABS for such ABS or the ABS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Contracts or Underlying ABS may be substituted for those originally underlying the ABS,
(x) the servicing fees payable under the ABS Agreement, (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the ABS and (xii) whether the ABS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


    Each ABS will be either (i) security exempted from the registration requirements of the Securities Act, (ii) a security that has been previously registered under the Securities Act or (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act. In the case of clauses (ii) and (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.


GOVERNMENT SECURITIES

    The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

    To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

    Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT


    If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

    If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following other agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

    The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

    Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

    If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

    Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

    The yield to maturity  on the Securities will be affected  by the rate of
principal   payments  on  the  Assets  (including  principal  prepayments  on
Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Contracts will be affected by a variety of factors, including, without limitation, the terms of the Contracts, the level of prevailing interest
rates,   the  availability  of  housing  credit  and  economic,  demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Contract Rates on the Contracts comprising or underlying the Assets in a particular Trust Fund, such Contracts are likely to be the subject of higher principal prepayments than if
prevailing rates remain at or above  the rates borne  by such Contracts.   In
this regard, it should be noted that certain Assets may consist of Contracts with different Contract Rates and the stated pass-through or pay-through interest rate of certain ABS may be a number of percentage points higher or
lower than certain of the  Underlying  Contracts.    The  rate  of  principal
payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of prepayment premium provisions of the Contracts underlying or comprising such Assets, and by the extent to which the servicer of any such Contract is able to enforce such provisions. Contracts with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Contracts without such provisions, or with lower prepayment premiums.

    Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

    Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Contract, the obligor is charged interest on the principal amount of the Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Contract so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Contract as of the Due Date in the month in which such partial prepayment is received.

    The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

    The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

    If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Contracts comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    In addition, the weighted average life of the Securities may be affected by the varying maturities of the Contracts comprising or underlying the Assets in a Trust Fund. If any Contracts comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Contract Rates and maturities of the Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Contracts underlying or comprising the Assets.

    The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Contract

    With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the obligor under each Contract generally will be qualified on the basis of the Contract Rate in effect at origination. The repayment of any such Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Contract Rate.

Defaults

    The rate of defaults on the Contracts will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on contracts are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Contracts will be affected by the general economic condition of the region of the country in which the related Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Repossessions

    The number of repossessions and the principal amount of the Contracts comprising or underlying the Assets that are repossessed in relation to the number and principal amount of Contracts that are repaid in accordance with their terms will affect the weighted average life of the Contracts comprising or underlying the Assets and that of the related series of Securities.

Refinancing

    At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Contract. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Contracts, including defaulted Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Contracts.

Due-on-Sale Clauses

    Unless otherwise specified in the related Prospectus Supplement, the Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, it is expected that the Master Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. See "Certain Legal Aspects of the Contracts - Transfers of Manufactured Homes; Due-on-Sale Clauses."

                                THE DEPOSITOR

    Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

    The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE SECURITIES

GENERAL

    The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");
(v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, a Trust Fund may include
(i) additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or (ii) in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of Contracts in the related Contract Pool (each such portion of Contracts, a "Contract Group"). Any such classes may include classes of Offered Securities.

    Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities-- Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

    Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

    All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

        (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

        (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

    (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

    (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

    (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

    As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

    Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

    The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Contracts to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased
by any related Accrued  Security  Interest.   Unless  otherwise  provided  in
the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

    To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

    If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

    With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Contracts in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Contracts (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Contract, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection
Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

    If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes ABS will describe any corresponding advancing obligation of any person in connection with such ABS.

REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

    (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

    (iii)   the   amount  of   such  distribution   allocable  to  Prepayment
Premiums;

    (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to any Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Contract and
(b) the amount of any loss to Securityholders;

    (ix) with respect to each REO Property relating to a Contract and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Contract and (b) the date of acquisition;

    (x) with respect to each REO Property relating to a Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Contract immediately following such Distribution Date (calculated as if such Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Contract and (c) the amount of any loss to Securityholders in respect of the related Contract;

    (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

    (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

    (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

    (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

    (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

    In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any ABS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

    The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Contract subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

    If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

    If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Unless  otherwise   provided  in  the   related  Prospectus   Supplement,
investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive
all  distributions  on  the  Book-Entry   Securities  through  DTC  and   its
Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

    DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

    Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

    Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

    REMIC Certificates,  Grantor Trust Certificates.   Certificates  that are
REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or ABS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

    Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

    A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

    Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of ABS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

    General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Contract Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Contracts in the corresponding Contract Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Contracts directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Contracts directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention:  Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES


    At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Contract included in the related Trust Fund, the Contract number, the outstanding principal amount and the Contract Rate; and (ii) in respect of each ABS included in the related Trust Fund, including without limitation, the ABS Issuer, ABS Servicer and ABS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.


    With respect to each Contract, unless otherwise specified in the related Prospectus Supplement, the Master Servicer (which may also be the Asset Seller) will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

    While the Contract documents will not be reviewed by the Trustee or the Master Servicer, if the Master Servicer finds that any such document is missing or defective in any material respect, the Master Servicer shall immediately notify the Depositor and the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

    With respect to each Government Security or ABS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or ABS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or ABS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or ABS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or ABS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any ABS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Contract, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Contract on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Contract; (iv) the payment status of the Contract; and (v) the existence of hazard and extended perils insurance coverage on the Manufactured Home.

    Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

    Representations and warranties made in respect of a Contract may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Contract. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Contract as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

    Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the value of such Contract or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Contract from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Contract, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Contract Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Contract as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Contract from the Trust Fund and substitute in its place one or more other Contracts, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Contract as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

    Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Contract if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Contracts.

    Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or ABS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or ABS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

    A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General


    The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by; if so specified in the related Prospectus Supplement, the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of pass-through certificates and may contain other funds respecting payments on contracts or mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.


Deposits

    A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

    (i)     all payments  on  account  of  principal,   including   principal
prepayments, on the Assets;

    (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

    (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Manufactured Home securing a Contract in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the obligor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related obligor) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Contracts in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Manufactured Home repossessed for the benefit of Securityholders;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

    (v)     any  advances  made  as  described  under   "Description  of  the
Securities--Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of any Asset and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

    (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Contracts in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

    (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

    (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

    A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

    (i) to  make distributions  to the  Securityholders on  each Distribution
Date;

    (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Contracts with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Contracts;

    (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Contracts and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Contracts and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Contracts and properties;

    (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

    (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause
(iii) above while such remain outstanding and unreimbursed;

    (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

    (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

    (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

    (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

    (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS-- Prohibited Transactions Tax and Other Taxes";

    (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted a property acquired in respect thereof in connection with the liquidation of such property;

    (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

    (xiv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

    (xvi)    to  make  any  other  withdrawals   permitted  by   the  related
Agreement; and

    (xvii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

    Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Contracts and will follow or cause to be followed such collection procedures as it would follow with respect to loans that are comparable to the manufactured housing contracts comparable to the Contracts and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Contract.

    Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Contract; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Contracts under any applicable instrument of Credit Support. See "Description of Credit Support."

    The Master Servicer may agree to modify, waive or amend any term of any Contract in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Contract or (ii) in its judgment, materially impair the security for the Contract or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Contract if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Contract has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Contract on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Contract.

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Contracts to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub- Servicer may be entitled to a Retained Interest in certain Contracts. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS OR CONTRACTS

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Contract which is in default, initiate corrective action in cooperation with the obligor if cure is likely, inspect the Manufactured Home and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

    Any Agreement relating to a Trust Fund that includes Contracts may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

    If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

    The Master Servicer, on behalf of the Trustee, may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Contract has occurred or, in the Master Servicer's judgment, is imminent.

    Unless otherwise provided in the related Prospectus Supplement, if title to a Manufactured Home is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Manufactured Home within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Manufactured Home so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

    The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Manufactured Home acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

    If recovery on a defaulted Contract under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Contract. If the proceeds of any liquidation of the property securing the defaulted Contract are less than the outstanding principal balance of the defaulted Contract plus interest accrued thereon at the Contract Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Contract, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Contract, unreimbursed servicing expenses incurred with respect to the Contract and any unreimbursed advances of delinquent payments made with respect to the Contract.

    If any property securing a defaulted Contract is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Contract after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    As servicer of the Contracts, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Contracts.

    If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Contract, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Contract, unreimbursed servicing expenses incurred with respect to the Contract and any unreimbursed advances of delinquent payments made with respect to the Contract. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

Contracts

    Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Master Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such
Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Master Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

    The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Master Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

    Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

    The Contracts may contain clauses requiring the consent of the obligee to any sale or other transfer of the related Manufactured Home, or due-on-sale clauses entitling the obligee to accelerate payment of the Contract upon any sale, transfer or conveyance of the related Manufactured Home. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will permit such transfer so long as the transferee satisfies the Master Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses". Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from obligor payments as received and will not be part of the related Trust Fund.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Contracts may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from obligors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

    The  Master  Servicer  may,  to  the   extent  provided  in  the  related
Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Contracts and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

    If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Contracts in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

    Each Agreement relating to Assets which include Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, such program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

    Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer, if any, or a servicer for substantially all the Contracts under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Contracts, if applicable.

    Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of
obligations  and  duties  thereunder.   Unless  otherwise  specified  in  the
related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

    Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT


    Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Contracts, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.


    The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

    So long as  an Event  of Default under  an Agreement remains  unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Contracts (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Contracts, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

    No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT


    Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or correct any mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Contracts which are required to be distributed on any Security without the consent of the holder of such Security or (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.


THE TRUSTEE

    The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

    Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities, or (iii) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

    Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

    If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

    If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such
a declaration.   In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or
(c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 662/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

    In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

    Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

    The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

    The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

    For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

    Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other
Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus
Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

    If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

    If so provided in the Prospectus Supplement for a series of Securities, the Contracts in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

    Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO ABS

    If so provided in the Prospectus Supplement for a series of Securities, the ABS in the related Trust Fund and/or the Contracts underlying such ABS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

    As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

    The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

    The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

    The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to
the Trustee or  note thereon the interest  of the Trustee.   Accordingly, the
Asset Seller (or other originator of the Contracts) will continue to be named
as  the  secured  party  on  the  certificates  of   title  relating  to  the
Manufactured  Homes.    In  some  states, such  assignment  is  an  effective
conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master
Servicer's rights  as the secured party.   However, in some  states,  in  the
absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

    In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

    The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of
the Manufactured  Homes securing such  Defaulted Contracts.   So long  as the
Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

    If so specified in the related Prospectus Supplement, certain Contracts ("Land-and-Home Contracts") may be secured by a lien on the real property on which the related Manufactured Home is located.

    General Security instruments granting a security interest in real property on which a Manufactured Home is located may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the real property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

    Types of Mortgage Instruments A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

    Interest in Real Property The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Contracts that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

    Foreclosure-General Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

    Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

    Judicial Foreclosure A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    Equitable  Limitations on  Enforceability of  Certain Provisions   United
States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

    Non-Judicial Foreclosure/Power of Sale Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

    Public Sale A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    The  proceeds  received  by the  referee  or  trustee from  the  sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the
foreclosure  action  of  the  senior  mortgage  or  a   subsequent  ancillary
proceeding or may require the institution of separate legal proceedings by such holders. Rights of Redemption The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted
foreclosure  and  foreclosure  sale,  those   having  an  interest  which  is
subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

    The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.
Anti-Deficiency Legislation and Other Limitations on Lenders Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

    Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

    Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to real property securing a Contract in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

CONSUMER PROTECTION LAWS

    The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods.
Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

    The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

    In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

    Usury statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the obligor may cancel the indebtedness and security interest upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the obligor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its security interest was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the security interest, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    The following  summary of  the  anticipated material  federal income  tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or
retroactively.   This  summary does  not address  the federal  income tax
consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.


    The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States person have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States person prior to such date that elect to continue to be treated as United States person shall be considered U.S. persons as well.

GENERAL

    The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

    If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

    Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor  Trust Certificateholder will be  required to report  on its
federal   income  tax   return  in   accordance  with   such   Grantor  Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services
rendered  to the  Trust  Fund.   Grantor  Trust  Certificateholders that  are
individuals, estates  or trusts  will be  entitled to  deduct their  share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master
Servicer.   A  Grantor Trust  Certificateholder  using an  accrual method  of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Assets. The
Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

    Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Contracts, Brown & Wood LLP will have advised the Depositor that:

        (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Contracts that satisfy the applicable sentence in the following paragraph will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

        (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Contracts that satisfy the applicable sentence in the following paragraph will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Assets represented by that Grantor Trust Certificate are of a type described in such Code section.

    Under Code Section 7701(a)(19)(C)(v), "loans secured by an interest in real property" include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term "real property" for purposes of Code Section 856, and the Internal Revenue Service ("IRS") has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing Code provisions that are considering the purchase of Certificates evidencing interests in Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions.

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

    Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Asset based on each Asset's relative fair market value, so that such holder's undivided interest in each Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Contract (or an underlying Contract with respect to an ABS) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Contract (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Contract (or underlying Contract). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID
Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates-- Accrual of Original Issue Discount" below.

    Market  Discount.   A Grantor  Trust  Certificateholder that  acquires an
undivided interest in Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in an
Asset  is  considered  to  have   been  purchased  at  a  "market  discount."
Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

    1.  Stripped Bonds and Stripped Coupons

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

    Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an Asset by Asset basis, which could result in some Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

    Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on an Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "-- Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates-- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Assets as market discount rather than OID if either (i) the amount of OID with respect to the Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

    The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Asset. However, based on the recent IRS guidance, it appears that all payments from an Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Asset would be included in the Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

    It is unclear under what circumstances, if any, the prepayment of Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Assets, or if no prepayment assumption is used, then when an Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Asset.

    Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

    Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Assets and interest on such Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom.

    2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

    The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Assets other than Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

    Under the Code, the Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Asset's stated redemption price at maturity over its issue price. The issue price of an Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of an Asset is the sum of all payments to be made on such Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

    Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Asset (i.e., points) will be includible by such holder. Other original issue discount on the Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

    3.  Grantor Trust Certificates Representing Interests in ARM Loans

    The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally,  the  IRS has  not  issued  guidance  under the  Code's  coupon
stripping rules  with respect  to such instruments.   In  the absence  of any
authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of
the receipt of cash attributable to such income.   Further,  the addition  of
interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues.
Furthermore,  the  addition   of  Deferred  Interest  to  the  Grantor  Trust
Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

    Because  the  treatment  of   Stripped  ARM  Obligations  is   uncertain,
investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

    Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year).

    The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.  NON-U.S. PERSONS

    Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

E.  INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

F.  NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

    The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

    In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C) to the extent the underlying
Contracts constitute such assets; (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent the underlying Contracts constitute such assets; and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B)
to the  extent  the  underlying  Contracts  constitute  such  assets.   Under
Code Section 7701(a)(19)(C)(v), "loans secured by an interest in real property" include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term "real property" for purposes of Section 856, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate
assets" under this  provision.  Entities  affected  by  the   foregoing  Code
provisions  that  are   considering  the  purchase of Certificates evidencing
interests in a Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's
assets  are qualifying  assets.   In addition,  payments  on Mortgage  Assets
held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    In some  instances  the Assets  may  not be  treated entirely  as  assets described in the foregoing sections. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

    A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

    Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

    Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

    Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

    In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

    Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

    Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

    Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

    Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC
Regular   Certificate,  including  the   purchase  date  but   excluding  the
disposition date.   In  the case of  an original  holder of  a REMIC  Regular
Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest
made at the end of  or during that  accrual period.   The OID  accrued during
an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or
slower than  under the  Prepayment Assumption.   With  respect to  an initial
accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

    Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

    The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

    Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the
Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

    Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

    A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

    Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

    Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such
Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

    Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.


    Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.


    Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

    The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

    The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

    Accrued  Interest   Certificates.     Certain   of   the  REMIC   Regular
Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

    Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

    Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that    are   "pass-through    interest    holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

    Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

    Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

    Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

    Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

    New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

    A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

    A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

    Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates-- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Contracts, reduced by amortization of any premium on the Contracts, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Assets may differ from the time of the actual loss on the Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Contracts, other administrative expenses of the REMIC and realized losses on the Contracts. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Assets and other assets of the REMIC in proportion to their respective fair market value. An Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Assets. Premium on any Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of an Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying loan originated on or before September 27, 1985. Instead, premium with respect to such a loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

    The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

    A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

    Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

    Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

    Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

    In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than
corporations)  subject  to   the  alternative  minimum  tax  may  not  deduct
miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

    Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

    Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

    Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

    Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C.  PROHIBITED TRANSACTIONS AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of an Asset, the receipt of income from a source other than an Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

    In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Contract, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D.  LIQUIDATION AND TERMINATION

    If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

    The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

E.  ADMINISTRATIVE MATTERS

    Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

    Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F.  TAX-EXEMPT INVESTORS

    Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

G.  RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

    Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates --Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

    REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

    A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such
entity  an  affidavit   that  such  record  holder  is   not  a  disqualified
organization  and, for  such period,  the pass-through  entity does  not have
actual  knowledge  that  the  affidavit  is  false.    For  this  purpose,  a
"pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate
and (iii)  certain cooperatives.    Except as  may  be provided  in  Treasury
regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be
treated as  a  pass-through entity.    The tax  on pass-through  entities  is
generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to
taxable years of such entities beginning  after  December  31,  1988.   Under
proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

    In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

    Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

    Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears  to apply  to a  transferee  who is  not a  U.S.  Person unless  such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

    Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

    Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A.  TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


    Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.


    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

B.  TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of
income payable  to the  Certificateholders for such  month.   Such allocation
will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their
principal amount.   All remaining taxable  income of the  Trust Fund will  be
allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting
will  be   done  on  a   uniform   basis  for   all   Certificateholders  but
Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Contract basis.)

    If the Trust Fund acquires the Contracts at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 8, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the Partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and  taxpayer identification number of the nominee  and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

A.  CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

    If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("TAX COUNSEL"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

    The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the
Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Contracts will be retained by the Depositor and not transferred to the Certificate Owners.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B.  TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

    Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

C.  POSSIBLE  CLASSIFICATION  OF   THE  TRUST  FUND   AS  A  PARTNERSHIP   OR
ASSOCIATION TAXABLE AS A CORPORATION

    Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Contracts (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded
partnership  treated as  a  corporation), or  an  association   taxable  as a
corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

    If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Contracts, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

D.  POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant  part, Section 7701(i)  of the Code provides  that any entity
(or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

    In the case of a Trust Fund containing Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Contracts will be issued.

    The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Contracts. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E.  FOREIGN INVESTORS

    In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax,. provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

    If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

    If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F.  BACKUP WITHHOLDING

    Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

G.  NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


FASIT SECURITIES


    General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

    FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.


    Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests concerning (A)  the composition of the FASIT's assets  and
(B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

    Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.


    Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.


    A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates."

    If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."


    Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.


    Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "-- Original Issue Discount and Premium" and "--Market Discounts" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

    If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption". In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

    FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.


    Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as
inventory.   If  a securities  dealer  (other than  an Eligible  Corporation)
initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate
income  tax  rate.    In  addition,  transfers  of  High-Yield  Interests  to
disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

    The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.


    Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences-- Treatment of High-Yield Interests."


    Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

    The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.


    Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates-- Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.


DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                           STATE TAX CONSIDERATIONS

    In  addition   to  the  federal  income  tax  consequences  described  in
"Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                             ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

    General

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Contracts and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master
Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
                                                ---------
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

    One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

Availability of Underwriter's Exemption for Certificates

    Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

    General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

        (1)  The acquisition  of  the  Certificates by  a  Plan is  on  terms
    (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

        (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the "Restricted Group");

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

    Purchasers  that  are  insurance  companies  should  consult  with  their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13,
1993). In  John  Hancock, the  Supreme Court  ruled that  assets  held in  an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                               LEGAL INVESTMENT

    Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage-related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North
Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage-related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage-related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

    The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

    In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

    If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage-related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

    The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

    The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.


    This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.


    The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

    As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL MATTERS


    Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.


                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

    Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS
                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS


1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65, 70
ABS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 7, 17
ABS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
ABS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
ABS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
ABS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 25
Accrued Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  27
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67, 75, 86
adjusted issue price  . . . . . . . . . . . . . . . . . . . . . . . .  66, 80
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32, 33

Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Amortizable Bond Premium Regulations  . . . . . . . . . . . . . . . . . .  62
an accrual period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Applicable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARM Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 17

Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  26
benefit plan investors  . . . . . . . . . . . . . . . . . . . . . . . . .  98

Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  25

capital asset . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67, 75

Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 20

Cash Flow Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 31

Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
clearing agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

clearing corporation  . . . . . . . . . . . . . . . . . . . . . . . .  31, 34
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Contract Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 25

Contract Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 18
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 14, 17

Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
coupon stripping  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 49

CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 7, 20
Crime Control Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

daily accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
daily portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . .  25, 32

Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 17
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

disqualified organization . . . . . . . . . . . . . . . . . . . . . . . .  83
disqualified organizations  . . . . . . . . . . . . . . . . . . . . . . .  83

Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 31

Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Eligible Corporations . . . . . . . . . . . . . . . . . . . . . . . . . .  94
equity of redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 97

Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

excess inclusion  . . . . . . . . . . . . . . . . . . . . . . . . . .  80, 83
excess servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
FASIT Qualification Test  . . . . . . . . . . . . . . . . . . . . . . . .  94
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36, 100
Federal long-term rate  . . . . . . . . . . . . . . . . . . . . . . . . .  80 foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . .  84, 86
Government Securities . . . . . . . . . . . . . . . . . . .  1, 7, 17, 69, 95

Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  11

High-Yield Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

Holder-in-Due-Course  . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25, 33
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

IO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Land-and-Home Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  54
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  36, 37
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Manufactured Home . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
manufactured housing contracts  . . . . . . . . . . . . . . . . . . . . .  14

Mark-to-Market Regulations  . . . . . . . . . . . . . . . . . . . . . . .  79
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Merrill Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
mid-term rate . . . . . . . . . . . . . . . . . . . . . . . . . .  67, 75, 86
Model Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
mortgage-related securities . . . . . . . . . . . . . . . . . . . 12, 99, 100 mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
new partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
New Regulations . . . . . . . . . . . . . . . . . . . . . . .  68, 77, 90, 93

Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  28
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60, 62

OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

old partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
pass-through entity . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
pass-through interest holder  . . . . . . . . . . . . . . . . . . . . . .  79 pass-through interest holders . . . . . . . . . . . . . . . . . . . . . .  76
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 27
passive losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  75
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  36
phantom income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
plan assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  32

portfolio income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
portfolio interest  . . . . . . . . . . . . . . . . . . . . . . .  82, 86, 90
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 20
pre-issuance accrued interest . . . . . . . . . . . . . . . . . . . . . .  76 prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  66
prohibited transactions . . . . . . . . . . . . . . . . . . . . . . .  81, 96
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . . .  81
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
qualified mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
qualified stated interest . . . . . . . . . . . . . . . . . . . . . .  70, 85

Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

real estate assets  . . . . . . . . . . . . . . . . . . .  61, 65, 68, 69, 95
real property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61, 69

Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

regular interests . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 94

Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
REMIC Regular Certificateholders  . . . . . . . . . . . . . . . . . . . .  70

REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  11, 68

REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
REMIC Residual Certificateholder  . . . . . . . . . . . . . . . . . . . .  77

REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  11, 68

Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
RICO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 27
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 17

Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 25
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
single family residences  . . . . . . . . . . . . . . . . . . . . . . . .  69
single-class REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 99
SMMEA Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  66

Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . . .  64
stripped bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61, 64
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . . .  64
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . .  61, 64
Stripped Interest Securities  . . . . . . . . . . . . . . . . . . . . . 9, 25
Stripped Principal Securities . . . . . . . . . . . . . . . . . . . . . 9, 25

Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  39

Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . 9, 25
Subsequent Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 20
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Super-Premium Certificates  . . . . . . . . . . . . . . . . . . . . . . .  71
tax avoidance potential . . . . . . . . . . . . . . . . . . . . . . . . .  84
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
taxable mortgage pool . . . . . . . . . . . . . . . . . . . . . . . .  81, 92 thrift institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . .  60, 67, 84
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31, 52

Underlying ABS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Underlying Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
United States Department of Labor . . . . . . . . . . . . . . . . . . . .  97
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

Warranting Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                (Canadian)
PROSPECTUS
----------

                SUBJECT TO COMPLETION, DATED JANUARY 16, 1998

                          ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (Issuable in Series)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  Depositor

                                  _________

     The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family mortgage loans (or certain balances thereof) for which the related mortgaged properties are located in Canada (collectively, the "Mortgage Loans"), mortgage participations or co-ownership arrangements in Mortgage Loans (collectively "Mortgage Participations"), mortgage pass-through certificates or mortgage-backed securities evidencing interests in Mortgage Loans or secured thereby (the "MBS") or certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") (with respect to any series, collectively, "Assets"). The Mortgage Loans, Mortgage Participations and MBS are collectively referred to herein as the "Mortgage Assets." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets or derivative instruments, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

     Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series;
(vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

     Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

     The Securities  of each  series will not  represent an obligation  of or
interest   in  the   Depositor,  Merrill  Lynch,   Pierce,  Fenner   &  Smith
Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Consequences" herein.
                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ________

     Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                                   ________

                             MERRILL LYNCH & CO.



                 The date of this Prospectus is ______, 199_.




     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.


                            AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the  Securities Act of 1933,  as amended (the  "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements-- Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, or by telephone at (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.




                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   3

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . .   4

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . .   6

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  18

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . .  28

   DESCRIPTION OF THE AGREEMENTS. . . . . . . . . . . . . . . . . . . . .  36

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  53

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS . . . . . . . . . . . . . . . . .  60

MATERIAL FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . .  62

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  99

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  99

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 102

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 103

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . 104




                            SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Securities . . . . . . .       Asset-Backed   Certificates    (the
                                          "Certificates")  and  Asset  Backed
                                          Notes  (the  "Notes" and,  together
                                          with    the    Certificates,    the
                                          "Securities"), issuable in series.

  Issuer  . . . . . . . . . . . . .       With  respect to  each series,  the
                                          trust   fund  (the   "Trust  Fund")
                                          formed to  issue the  Securities of
                                          that series.

  Depositor . . . . . . . . . . . .       Merrill  Lynch Mortgage  Investors,
                                          Inc.  (the  "Depositor"), a  wholly
                                          owned  subsidiary of  Merrill Lynch
                                          Mortgage Capital, Inc.,  which is a
                                          wholly-owned  indirect   subsidiary
                                          of Merrill  Lynch & Co.,  Inc.  The
                                          Depositor   is   an  affiliate   of
                                          Merrill  Lynch,  Pierce,  Fenner  &
                                          Smith   Incorporated.       Neither
                                          Merrill Lynch  & Co., Inc.  nor any
                                          of  its  affiliates, including  the
                                          Depositor   and   Merrill    Lynch,
                                          Pierce,     Fenner      &     Smith
                                          Incorporated,   will    insure   or
                                          guarantee  the  Securities  or  the
                                          Mortgage  Loans  or  be   otherwise
                                          obligated in respect thereof.

  Master Servicer . . . . . . . . .       The   master  servicer   or  master
                                          servicers    (each,    a    "Master
                                          Servicer"), if  any, or  a servicer
                                          for substantially all the  Mortgage
                                          Loans    for    each   series    of
                                          Securities,   which   servicer   or
                                          master    servicer(s)     may    be
                                          affiliates  of the  Depositor, will
                                          be named in  the related Prospectus
                                          Supplement.  See   "Description  of
                                          the  Agreements--General"  and  "--
                                          Collection   and   Other  Servicing
                                          Procedures."

  Trustee . . . . . . . . . . . . .       The  trustee  (the  "Trustee")  for
                                          each  series  of Certificates  will
                                          be named in  the related Prospectus
                                          Supplement.  See  "Description   of
                                          the Agreements--The Trustee."

   The Trust Assets . . . . . . . .       Each  series  of Certificates  will
                                          represent  in  the  aggregate   the
                                          entire     beneficial     ownership
                                          interest in  a  Trust Fund.   If  a
                                          series   of   Securities   includes
                                          Notes,  such  Notes will  represent
                                          indebtedness of the  Trust Fund and
                                          will  be  secured   by  a  security
                                          interest  in  the   Assets  of  the
                                          Trust  Fund.    A Trust  Fund  will
                                          consist  of  any of  the  following
                                          assets  (the  Mortgage  Assets  and
                                          Government   Securities   may    be
                                          referred    to   collectively    or
                                          individually as "Assets"):

            (a) Mortgage Assets . .       The  Mortgage  Assets with  respect
                                          to  a series  of Certificates  will
                                          consist of a pool of  single family
                                          loans    (or    certain    balances
                                          thereof)  for  which  the   related
                                          mortgaged  properties  are  located
                                          in   Canada    (collectively,   the
                                          "Mortgage     Loans"),     mortgage
                                          participations   or    co-ownership
                                          arrangements   in  Mortgage   Loans
                                          (collectively,            "Mortgage
                                          Participations") or mortgage  pass-
                                          through   certificates   or   other
                                          mortgage-backed  securities   (such
                                          as  debt  obligations and,  to  the
                                          extent    they   are    securities,
                                          participation         certificates)
                                          evidencing interests in or  secured
                                          by  Mortgage  Loans  (collectively,
                                          the  "MBS")  or  a  combination  of
                                          Mortgage      Loans,       Mortgage
                                          Participations   and/or  MBS.   The
                                          Mortgage   Loans   will   not    be
                                          guaranteed   or   insured  by   the
                                          Depositor or any  of its affiliates
                                          or,  unless  otherwise provided  in
                                          the  Prospectus Supplement,  by any
                                          governmental       agency        or
                                          instrumentality  or  other  person.
                                          The Mortgage Loans  will be secured
                                          by  first  and/or junior  liens  on
                                          one-  to   four-family  residential
                                          properties  or  security  interests
                                          in  shares  issued  by  cooperative
                                          housing    corporations    ("Single
                                          Family   Properties"),    including
                                          mixed  residential  and  commercial
                                          structures.    The  Mortgage  Loans
                                          may   include   closed-end   and/or
                                          revolving  home  equity  loans   or
                                          certain  balances   thereof  ("Home
                                          Equity  Loans").   Unless otherwise
                                          provided in the related  Prospectus
                                          Supplement,   all  Mortgage   Loans
                                          will   have   original   terms   to
                                          maturity  of   not  more   than  40
                                          years.  All  Mortgage  Loans   will
                                          have  been  originated  by  persons
                                          other than  the Depositor,  and all
                                          Mortgage  Assets  will  have   been
                                          purchased,   either   directly   or
                                          indirectly, by the  Depositor on or
                                          before   the   date   of    initial
                                          issuance of  the related  series of
                                          Certificates.        The    related
                                          Prospectus     Supplement      will
                                          indicate  if any  such persons  are
                                          affiliates of the Depositor.

                                          Each Mortgage Loan  may provide for
                                          accrual of  interest thereon  at an
                                          interest  rate (a  "Mortgage Rate")
                                          that  is  fixed  over its  term  or
                                          that  adjusts from time to time, or
                                          that  may  be   converted  from  an
                                          adjustable  to  a  fixed   Mortgage
                                          Rate,  or   from  a  fixed   to  an
                                          adjustable   Mortgage  Rate,   from
                                          time  to  time at  the  mortgagor's
                                          election,    in   each    case   as
                                          described     in    the     related
                                          Prospectus Supplement.   Adjustable
                                          Mortgage  Rates  on  the   Mortgage
                                          Loans in  a Trust Fund may be based
                                          on  one  or  more  indices.    Each
                                          Mortgage   Loan  may   provide  for
                                          scheduled  payments   to  maturity,
                                          payments that  adjust from  time to
                                          time to accommodate  changes in the
                                          Mortgage  Rate  or to  reflect  the
                                          occurrence  of certain  events, and
                                          may     provide    for     negative
                                          amortization     or     accelerated
                                          amortization,   in  each   case  as
                                          described     in    the     related
                                          Prospectus     Supplement.     Each
                                          Mortgage   Loan   may   be    fully
                                          amortizing  or  require  a  balloon
                                          payment due on  its stated maturity
                                          date, in each case as  described in
                                          the related  Prospectus Supplement.

                                          Each  Mortgage  Loan  may   contain
                                          prohibitions   on   prepayment   or
                                          require payment  of a premium  or a
                                          yield   maintenance    penalty   in
                                          connection  with  a prepayment,  in
                                          each  case  as   described  in  the
                                          related Prospectus  Supplement. The
                                          Mortgage  Loans  may  provide   for
                                          payments of principal, interest  or
                                          both,  on  due   dates  that  occur
                                          monthly,  quarterly,  semi-annually
                                          or  at such  other  interval as  is
                                          specified     in    the     related
                                          Prospectus     Supplement.      See
                                          "Description  of the  Trust Funds--
                                          Assets."

            (b) Government                If  so  provided   in  the  related
                 Securities . . . .       Prospectus  Supplement,  the  Trust
                                          Fund  may include,  in addition  to
                                          Mortgage  Assets,   certain  direct
                                          obligations  of the  United States,
                                          agencies   thereof   or    agencies
                                          created  thereby which  provide for
                                          payment    of    interest    and/or
                                          principal            (collectively,
                                          "Government Securities").

            (c) Collection Accounts       Each  Trust Fund  will include  one
                                          or  more  accounts established  and
                                          maintained   on   behalf   of   the
                                          Securityholders   into   which  the
                                          person  or  persons  designated  in
                                          the  related Prospectus  Supplement
                                          will,   to  the   extent  described
                                          herein   and  in   such  Prospectus
                                          Supplement,  deposit  all  payments
                                          and    collections    received   or
                                          advanced   with   respect  to   the
                                          Assets  and  other  assets  in  the
                                          Trust Fund. Such an account  may be
                                          maintained  as an  interest bearing
                                          or a non-interest bearing  account,
                                          and funds held therein may  be held
                                          as  cash  or  invested  in  certain
                                          short-term,    investment     grade
                                          obligations,   in   each  case   as
                                          described     in    the     related
                                          Prospectus     Supplement.      See
                                          "Description  of  the  Agreements--
                                          Collection   Account  and   Related
                                          Accounts."

            (d) Credit Support  . .       If  so  provided   in  the  related
                                          Prospectus  Supplement, partial  or
                                          full  protection  against   certain
                                          defaults and  losses on  the Assets
                                          in the  related Trust  Fund may  be
                                          provided to one or more  classes of
                                          Securities  of  the related  series
                                          in  the  form of  subordination  of
                                          one  or   more  other   classes  of
                                          Securities  of  such series,  which
                                          other  classes may  include one  or
                                          more     classes     of     Offered
                                          Securities, and/or  by one  or more
                                          of  the following  types of  credit
                                          support:    a   letter  of  credit,
                                          insurance    policy,     guarantee,
                                          reserve  fund  or  other  types  of
                                          credit support consistent with  the
                                          foregoing  (any such  coverage with
                                          respect  to the  Securities of  any
                                          series,   "Credit   Support").  The
                                          amount and  types of  coverage, the
                                          identification   of    the   entity
                                          providing    the    coverage    (if
                                          applicable)       and       related
                                          information  with  respect to  each
                                          type  of  Credit Support,  if  any,
                                          will    be    described   in    the
                                          Prospectus Supplement for a  series
                                          of  Securities.    The   Prospectus
                                          Supplement   for   any  series   of
                                          Securities  evidencing an  interest
                                          in a Trust  Fund that includes  MBS
                                          will describe any  similar forms of
                                          credit  support  that are  provided
                                          by  or  with  respect  to,  or  are
                                          included  as part of the trust fund
                                          evidenced by or providing  security
                                          for, such MBS.  See "Risk Factors--
                                          Credit  Support   Limitations"  and
                                          "Description of Credit Support."

            (e) Cash Flow
                  Agreements. . . .       If  so  provided   in  the  related
                                          Prospectus  Supplement,  the  Trust
                                          Fund    may    include   guaranteed
                                          investment  contracts  pursuant  to
                                          which moneys held in  the funds and
                                          accounts   established   for    the
                                          related series will  be invested at
                                          a  specified rate.  The Trust  Fund
                                          may  also  include one  or  more of
                                          the      following      agreements:
                                          interest rate  exchange agreements,
                                          interest   rate   cap   or    floor
                                          agreements,    currency    exchange
                                          agreements,    other   swaps    and
                                          derivative  instruments  or   other
                                          agreements   consistent  with   the
                                          foregoing.  The  principal terms of
                                          any   such   agreement  (any   such
                                          agreement,     a     "Cash     Flow
                                          Agreement"),   including,   without
                                          limitation, provisions relating  to
                                          the  timing, manner  and amount  of
                                          payments thereunder  and provisions
                                          relating    to    the   termination
                                          thereof, will  be described  in the
                                          Prospectus   Supplement   for   the
                                          related  series.  In addition,  the
                                          related Prospectus  Supplement will
                                          provide  certain  information  with
                                          respect  to the  obligor under  any
                                          such   Cash  Flow   Agreement.  The
                                          Prospectus   Supplement   for   any
                                          series of Securities evidencing  an
                                          interest  in  a   Trust  Fund  that
                                          includes  MBS  will  describe   any
                                          cash   flow  agreements   that  are
                                          included  as part of the trust fund
                                          evidenced by or providing  security
                                          for such  MBS. See  "Description of
                                          the    Trust     Funds-Cash    Flow
                                          Agreements."

            (f) Pre-Funding Account       To   the  extent   provided  in   a
                                          Prospectus     Supplement,      the
                                          Depositor    will    be   obligated
                                          (subject  only to  the availability
                                          thereof)     to    sell     at    a
                                          predetermined price, and the  Trust
                                          Fund  for  the  related  series  of
                                          Securities  will  be  obligated  to
                                          purchase     (subject     to    the
                                          satisfaction of  certain conditions
                                          described    in   the    applicable
                                          Agreement), additional Assets  (the
                                          "Subsequent  Assets") from  time to
                                          time   (as  frequently   as  daily)
                                          within   the   number   of   months
                                          specified    in   the    Prospectus
                                          Supplement  after  the issuance  of
                                          such  series  of Securities  having
                                          an   aggregate  principal   balance
                                          approximately  equal to  the amount
                                          on   deposit  in   the  Pre-Funding
                                          Account  (the "Pre-Funded  Amount")
                                          for  such series  on  date of  such
                                          issuance.

  Description of Securities . . . .       Each  series  of Certificates  will
                                          evidence   an   interest   in   the
                                          related  Trust  Fund  and  will  be
                                          issued  pursuant to  a pooling  and
                                          servicing  agreement  or  a   trust
                                          agreement.  Pooling  and  servicing
                                          agreements  and   trust  agreements
                                          are  referred  to   herein  as  the
                                          "Agreements."    If   a  series  of
                                          Securities  includes   Notes,  such
                                          Notes  will  represent indebtedness
                                          of  the related Trust Fund and will
                                          be secured  by a  security interest
                                          in  the  Assets of  the  Trust Fund
                                          (or  a  specified  group   thereof)
                                          pursuant to an indenture.

                                          Each  series  of  Securities   will
                                          include one or more  classes.  Each
                                          class  of  Securities  (other  than
                                          certain      Stripped      Interest
                                          Securities, as defined below)  will
                                          have a  stated principal  amount (a
                                          "Security Balance") and except  for
                                          certain     Stripped      Principal
                                          Securities, as defined below,  will
                                          accrue interest thereon  based on a
                                          fixed,   variable   or   adjustable
                                          interest  rate  (in   the  case  of
                                          Certificates,    a    "Pass-Through
                                          Rate").   The  related   Prospectus
                                          Supplement    will    specify   the
                                          Security Balance,  if any,  and the
                                          Pass-Through Rate or interest  rate
                                          for  each class  of Securities  or,
                                          in   the  case  of  a  variable  or
                                          adjustable  Pass-Through   Rate  or
                                          interest   rate,  the   method  for
                                          determining  the Pass-Through  Rate
                                          or interest rate.

  Distributions on Securities . . .       Each  series  of  Securities   will
                                          consist of  one or more  classes of
                                          Securities  that  may   (i) provide
                                          for   the   accrual   of   interest
                                          thereon  based  on fixed,  variable
                                          or   adjustable   rates;    (ii) be
                                          senior    (collectively,    "Senior
                                          Securities")     or     subordinate
                                          (collectively,         "Subordinate
                                          Securities") to  one or  more other
                                          classes  of  Securities in  respect
                                          of  certain  distributions  on  the
                                          Securities;  (iii) be  entitled  to
                                          principal    distributions,    with
                                          disproportionately low, nominal  or
                                          no      interest      distributions
                                          (collectively, "Stripped  Principal
                                          Securities");  (iv) be  entitled to
                                          interest    distributions,     with
                                          disproportionately low,  nominal or
                                          no     principal      distributions
                                          (collectively,  "Stripped  Interest
                                          Securities");    (v) provide    for
                                          distributions  of  accrued interest
                                          thereon  commencing only  following
                                          the  occurrence of  certain events,
                                          such  as the  retirement of  one or
                                          more  other  classes of  Securities
                                          of   such   series   (collectively,
                                          "Accrual              Securities");
                                          (vi) provide  for distributions  of
                                          principal   as  described   in  the
                                          related   Prospectus    Supplement;
                                          and/or (vii) provide            for
                                          distributions     based    on     a
                                          combination   of   two   or    more
                                          components  thereof  with  one   or
                                          more    of   the    characteristics
                                          described   in   this    paragraph,
                                          including   a  Stripped   Principal
                                          Security  component and  a Stripped
                                          Interest  Security  component,   to
                                          the extent  of available  funds, in
                                          each  case  as   described  in  the
                                          related Prospectus Supplement.   If
                                          so   specified   in   the   related
                                          Prospectus              Supplement,
                                          distributions   on   one  or   more
                                          classes of  a series  of Securities
                                          may be limited  to collections from
                                          a   designated   portion   of   the
                                          Mortgage   Loans  in   the  related
                                          Mortgage  Pool  (each such  portion
                                          of  Mortgage  Loans,  a   "Mortgage
                                          Loan Group").   See "Description of
                                          the   Securities--General."     Any
                                          such  classes  may include  classes
                                          of   Offered   Securities.     With
                                          respect to  Securities with  two or
                                          more components, references  herein
                                          to   Security   Balance,   notional
                                          amount  and  Pass-Through  Rate  or
                                          interest   rate   refer   to    the
                                          principal    balance,    if    any,
                                          notional  amount, if  any, and  the
                                          Pass-Through   Rate   or   interest
                                          rate,   if   any,  for   any   such
                                          component.

                                          The   Securities   will   not    be
                                          guaranteed   or   insured  by   the
                                          Depositor    or    any    of    its
                                          affiliates,  by   any  governmental
                                          agency  or  instrumentality  or  by
                                          any other person, unless  otherwise
                                          provided in the related  Prospectus
                                          Supplement.  See   "Risk  Factors--
                                          Limited  Assets"  and  "Description
                                          of the Securities."

       (a) Interest . . . . . . . .       Interest on  each class  of Offered
                                          Securities  (other   than  Stripped
                                          Principal  Securities  and  certain
                                          classes   of   Stripped    Interest
                                          Securities)  of  each  series  will
                                          accrue  at  the  applicable   Pass-
                                          Through  Rate or  interest rate  on
                                          the  outstanding  Security  Balance
                                          thereof and will  be distributed to
                                          Securityholders as provided in  the
                                          related   Prospectus    Supplement.
                                          The   specified   date   on   which
                                          distributions are to  be made is  a
                                          "Distribution Date."  Distributions
                                          with   respect   to   interest   on
                                          Stripped  Interest  Securities  may
                                          be made  on each  Distribution Date
                                          on the  basis of a  notional amount
                                          as   described   in   the   related
                                          Prospectus              Supplement.
                                          Distributions   of  interest   with
                                          respect to one  or more classes  of
                                          Securities  may be  reduced to  the
                                          extent  of  certain  delinquencies,
                                          losses,     prepayment     interest
                                          shortfalls,        and        other
                                          contingencies described  herein and
                                          in    the    related     Prospectus
                                          Supplement.  See   "Risk  Factors--
                                          Average    Life   of    Securities;
                                          Prepayments;    Yields,"     "Yield
                                          Considerations"  and   "Description
                                          of  the   Securities--Distributions
                                          of Interest on the Securities."

       (b) Principal  . . . . . . .       The   Securities  of   each  series
                                          initially  will  have an  aggregate
                                          Security  Balance  no greater  than
                                          the  outstanding principal  balance
                                          of  the  Assets as  of,  unless the
                                          related    Prospectus    Supplement
                                          provides  otherwise,  the close  of
                                          business  on the  first day  of the
                                          month of  formation of  the related
                                          Trust  Fund  (the "Cut-off  Date"),
                                          after   application   of  scheduled
                                          payments  due  on  or  before  such
                                          date, whether or  not received. The
                                          Security  Balance  of  a   Security
                                          outstanding   from  time   to  time
                                          represents the maximum amount  that
                                          the   holder   thereof   is    then
                                          entitled to  receive in  respect of
                                          principal from future  cash flow on
                                          the  assets  in the  related  Trust
                                          Fund. Unless otherwise provided  in
                                          the related  Prospectus Supplement,
                                          distributions of principal will  be
                                          made on  each Distribution  Date to
                                          the class or  classes of Securities
                                          entitled    thereto    until    the
                                          Security    Balances     of    such
                                          Securities  have  been  reduced  to
                                          zero.  Unless  otherwise  specified
                                          in    the     related    Prospectus
                                          Supplement,    distributions     of
                                          principal    of   any    class   of
                                          Securities  will be  made on  a pro
                                          rata   basis  among   all  of   the
                                          Securities  of  such  class  or  by
                                          random  selection, as  described in
                                          the  related Prospectus  Supplement
                                          or  otherwise  established  by  the
                                          related Trustee.  Stripped Interest
                                          Securities    with   no    Security
                                          Balance     will     not    receive
                                          distributions    in   respect    of
                                          principal. See "Description of  the
                                          Securities--Distributions        of
                                          Principal of the Securities."

  Risk Factors  . . . . . . . . . .       There  are risks  to be  considered
                                          in  investing  in  the  Securities.
                                          See "Risk  Factors" herein  and, if
                                          applicable,    in    the    related
                                          Prospectus Supplement.

  Advances  . . . . . . . . . . . .       Unless  otherwise  provided in  the
                                          related Prospectus  Supplement, the
                                          Master  Servicer will  be obligated
                                          as    part    of   its    servicing
                                          responsibilities  to  make  certain
                                          advances  that  in its  good  faith
                                          judgment it deems recoverable  with
                                          respect  to   delinquent  scheduled
                                          payments  on  the  Whole  Loans  in
                                          such  Trust  Fund.     Neither  the
                                          Depositor    nor    any   of    its
                                          affiliates     will    have     any
                                          responsibility    to    make   such
                                          advances.    Advances   made  by  a
                                          Master  Servicer  are  reimbursable
                                          generally      from      subsequent
                                          recoveries   in  respect   of  such
                                          Whole  Loans and  otherwise to  the
                                          extent described herein  and in the
                                          related  Prospectus Supplement.  If
                                          and to  the extent provided  in the
                                          Prospectus   Supplement   for   any
                                          series,  the  Master Servicer  will
                                          be entitled to  receive interest on
                                          its  outstanding  advances, payable
                                          from amounts  in the  related Trust
                                          Fund.  The   Prospectus  Supplement
                                          for   any   series  of   Securities
                                          evidencing an  interest in  a Trust
                                          Fund   that   includes   MBS   will
                                          describe     any      corresponding
                                          advancing obligation of any  person
                                          in  connection with  such MBS.  See
                                          "Description  of  the  Securities--
                                          Advances     in      Respect     of
                                          Delinquencies."

  Termination . . . . . . . . . . .       If  so  specified  in  the  related
                                          Prospectus Supplement, a series  of
                                          Securities  be subject  to optional
                                          early   termination   through   the
                                          repurchase  of  the Assets  in  the
                                          related  Trust  Fund by  the  party
                                          specified   therein,    under   the
                                          circumstances  and  in  the  manner
                                          set forth  therein. If  so provided
                                          in    the     related    Prospectus
                                          Supplement,  upon the  reduction of
                                          the    Security   Balance    of   a
                                          specified   class  or   classes  of
                                          Securities    to     a    specified
                                          percentage  or  amount  or  on  and
                                          after  a  date  specified  in  such
                                          Prospectus  Supplement,  the  party
                                          specified   therein   will  solicit
                                          bids  for the  purchase  of all  of
                                          the Assets  of the  Trust Fund,  or
                                          of  a  sufficient portion  of  such
                                          Assets  to  retire  such  class  or
                                          classes,  or  purchase such  Assets
                                          at  a  price   set  forth  in   the
                                          related Prospectus Supplement.   In
                                          addition,  if  so provided  in  the
                                          related   Prospectus    Supplement,
                                          certain  classes of  Securities may
                                          be  purchased  subject  to  similar
                                          conditions.  See  "Description   of
                                          the Securities--Termination."

  Registration of Securities  . . .       If  so  provided   in  the  related
                                          Prospectus Supplement, one or  more
                                          classes  of the  Offered Securities
                                          will  initially  be represented  by
                                          one or more  certificates or notes,
                                          as  applicable,  registered in  the
                                          name of Cede & Co., as  the nominee
                                          of  DTC.  No  person  acquiring  an
                                          interest  in Offered  Securities so
                                          registered  will  be  entitled   to
                                          receive  a  definitive  certificate
                                          or     note,     as     applicable,
                                          representing     such      person's
                                          interest except  in the  event that
                                          definitive  certificates or  notes,
                                          as  applicable,  are  issued  under
                                          the      limited      circumstances
                                          described    herein.   See    "Risk
                                          Factors--Book-Entry   Registration"
                                          and "Description of the  Securities
                                          --Book-Entry    Registration    and
                                          Definitive Securities."

  Tax Status of the Certificates  .       The  Certificates  of  each  series
                                          will  constitute,  as specified  in
                                          the related  Prospectus Supplement,
                                          either   (i) "regular    interests"
                                          ("REMIC Regular Certificates")  and
                                          "residual    interests"     ("REMIC
                                          Residual Certificates") in a  Trust
                                          Fund  treated  as   a  real  estate
                                          mortgage     investment     conduit
                                          ("REMIC")    under    Sections 860A
                                          through   860G   of  the   Internal
                                          Revenue  Code of  1986, as  amended
                                          (the    "Code"),     (ii) interests
                                          ("Grantor  Trust  Certificates") in
                                          a Trust  Fund treated as  a grantor
                                          trust  under applicable  provisions
                                          of the Code,  (iii) an interest  in
                                          a   Trust   Fund   treated   as   a
                                          partnership    for   purposes    of
                                          federal  and  state income  tax  or
                                          (iv)  indebtedness  of  the   Trust
                                          Fund   for   federal   income   tax
                                          purposes.

       (a) REMIC  . . . . . . . . .       REMIC     Regular      Certificates
                                          generally will  be treated  as debt
                                          obligations   of   the   applicable
                                          REMIC   for   federal  income   tax
                                          purposes.  Certain  REMIC   Regular
                                          Certificates  may  be  issued  with
                                          original    issue   discount    for
                                          federal income  tax purposes.   See
                                          "Material   Federal    Income   Tax
                                          Consequences"  herein  and  in  the
                                          related Prospectus Supplement.

       (b) Grantor Trust  . . . . .       If    the     related    Prospectus
                                          Supplement   specifies   that   the
                                          related  Trust   Fund  will   be  a
                                          grantor trust, the  Trust Fund will
                                          be  classified as  a grantor  trust
                                          and not  as an  association taxable
                                          as   a   corporation  for   federal
                                          income tax purposes, and  therefore
                                          holders  of  Certificates  will  be
                                          treated as the  owners of undivided
                                          pro  rata interests  in the  Assets
                                          held by the Trust Fund.

       (c) Partnership  . . . . . .       If  so  specified in  a  Prospectus
                                          Supplement, the related Trust  Fund
                                          will  be treated  as a  partnership
                                          for purposes  of federal  and state
                                          income      tax,      and      each
                                          Certificateholder,      by      the
                                          acceptance  of  a  Certificate   of
                                          such  Trust  Fund,  will  agree  to
                                          treat   the   Trust   Fund   as   a
                                          partnership    in    which     such
                                          Certificateholder is a partner  for
                                          federal   income   and  state   tax
                                          purposes.               Alternative
                                          characterizations  of   such  Trust
                                          Fund  and  such  Certificates   are
                                          possible, but  would not  result in
                                          materially       adverse        tax
                                          c o n s e q u e n c e s         t o
                                          Certificateholders.

       (d) Indebtedness . . . . . .       If  so  specified  in  the  related
                                          Prospectus     Supplement,      the
                                          Certificates  of a  series will  be
                                          treated    as   indebtedness    for
                                          federal  income  tax  purposes  and
                                          the      Certificateholder,      in
                                          accepting  the   Certificate,  will
                                          agree to treat  such Certificate as
                                          indebtedness.

                                          Investors  are  advised to  consult
                                          their  tax advisors  and to  review
                                          "Material   Federal    Income   Tax
                                          Consequences"  herein  and  in  the
                                          related Prospectus Supplement.

  Tax Status of Notes . . . . . . .       Unless  otherwise specified  in the
                                          related   Prospectus    Supplement,
                                          Notes of  a series will  be treated
                                          as  indebtedness  for  federal  and
                                          state income  tax purposes  and the
                                          Noteholder, in accepting the  Note,
                                          will  agree to  treat such  Note as
                                          indebtedness.       See   "Material
                                          Federal  Income  Tax  Consequences"
                                          herein   and  in   such  Prospectus
                                          Supplement.

                                          Investors  are  advised to  consult
                                          their  tax advisors  and to  review
                                          "Material   Federal    Income   Tax
                                          Consequences"  herein  and  in  the
                                          related Prospectus Supplement.

  ERISA Considerations  . . . . . .       A fiduciary of  an employee benefit
                                          plan  and certain  other retirement
                                          plans  and arrangements,  including
                                          individual   retirement   accounts,
                                          annuities,    Keogh   plans,    and
                                          collective  investment   funds  and
                                          separate  accounts  in  which  such
                                          plans,   accounts,   annuities   or
                                          arrangements are invested, that  is
                                          subject to the Employee  Retirement
                                          Income  Security  Act of  1974,  as
                                          amended ("ERISA"),  or Section 4975
                                          of   the   Code  should   carefully
                                          review  with  its  legal   advisors
                                          whether the purchase  or holding of
                                          Offered Securities could give  rise
                                          to    a    transaction   that    is
                                          prohibited  or  is  not   otherwise
                                          permissible  either under  ERISA or
                                          Section 4975   of  the   Code.  See
                                          "ERISA  Considerations" herein  and
                                          in    the    related     Prospectus
                                          Supplement.    Certain  classes  of
                                          Securities  may not  be transferred
                                          unless   the   Trustee   and    the
                                          Depositor  are  furnished  with   a
                                          letter  of  representations  or  an
                                          opinion  of counsel  to the  effect
                                          that such transfer  will not result
                                          in  a violation  of the  prohibited
                                          transaction  provisions  of   ERISA
                                          and the  Code and will  not subject
                                          the Trustee,  the Depositor  or the
                                          Master   Servicer   to   additional
                                          obligations.   See  "Description of
                                          the    Securities--General"     and
                                          "ERISA Considerations".

   Legal Investment . . . . . . . .       While  each  Prospectus  Supplement
                                          will   specify   which   class   or
                                          classes  of Offered  Securities, if
                                          any,  will   constitute  "mortgage-
                                          related  securities"  for  purposes
                                          of  the  Secondary Mortgage  Market
                                          Enhancement Act of 1984  ("SMMEA"),
                                          it   is  not   expected  that   any
                                          Securities   will   be   "mortgage-
                                          related  securities"  for  purposes
                                          of   SMMEA.     Institutions  whose
                                          investment  activities are  subject
                                          to   legal   investment  laws   and
                                          regulations  or  review by  certain
                                          regulatory   authorities   may   be
                                          subject    to    restrictions    on
                                          investment  in  certain classes  of
                                          the   Offered   Securities.     See
                                          "Legal  Investment"  herein and  in
                                          the related Prospectus
                                          Supplement.

  Rating  . . . . . . . . . . . . .       At  the  date of  issuance,  as  to
                                          each series, each  class of Offered
                                          Securities will be  rated not lower
                                          than  investment  grade by  one  or
                                          more     nationally      recognized
                                          statistical rating  agencies (each,
                                          a  "Rating  Agency"). See  "Rating"
                                          herein    and   in    the   related
                                          Prospectus Supplement.


                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors and additional risk factors, if any, listed under "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the Offered Securities, but has no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

   RISKS RELATED TO CANADIAN MORTGAGE LOANS

     DIFFICULTY IN ENFORCING LIABILITIES AGAINST NON-U.S. PERSONS

     It is expected that the Asset Seller, the Master Servicer and their officers and directors will be Canadian or other non-U.S. persons that will not have any substantial amount of assets in the United States. In such cases, it may be difficult, or it may not be possible, for the Trustee to effect service of process on such persons to enforce their duties, if any, under the applicable Agreements. Moreover, a judgment obtained in a court in the United States may not be enforceable as such in Canada or another foreign jurisdiction and it may be necessary to bring a new action in a court in that Canada or another jurisdiction.

     CURRENCY EXCHANGE CONTROLS - RISK THAT PAYMENTS ON THE MORTGAGE LOANS MAY NOT BE PERMITTED TO LEAVE CANADA

     The Master Servicer will collect payments on the Mortgage Loans in Canadian dollars. Although unlikely in light of the relationship between Canada and the U.S., it is possible that in the future Her Majesty in Right of Canada (the "Government of Canada") may impose exchange controls that affect the availability of Canadian dollars outside of Canada. Each Trust Fund will bear the risk of the imposition of foreign exchange controls that adversely impact the ability of that Trust Fund to exchange Canadian dollar collections on its Mortgage Loans for U.S. dollars and distribute U.S. dollars to its Securityholders. A Trust fund will have no control over such risk. If the Trust Fund has entered into a swap agreement to exchange its Canadian dollar collections for U.S. dollars, any failure by the Trust Fund to deliver such Canadian dollars to the swap counterparty would be an event of default by the Trust Fund under the swap agreement that would discharge the swap counterparty from its obligations under the swap agreement and may result in substantial termination payments payable by the Trust Fund. In such event, it is unlikely that the Trust Fund will have sufficient U.S. dollars to make the payments due on its Securities, and its Securityholders would incur losses on their investment.

     RISK  OF DEFAULT  BY SWAP  COUNTERPARTY UNDER  A CURRENCY  EXCHANGE SWAP
     AGREEMENT

     If the swap counterparty fails to perform under a currency exchange swap agreement with a Trust Fund or were to be discharged from such performance because of a default thereunder by the Trust Fund, the Trust Fund may have to exchange its Canadian dollar collections on its Mortgage Loans for U.S. dollars at an exchange rate that is less favorable (i.e., results in fewer
                                                    ----
U.S. dollars) than the exchange rate under such terminated swap agreement. In such a case, the Trust Fund would not have sufficient U.S. dollars to make the payments due on its Securities, even though the loss and delinquency experience on the Mortgage Loans is acceptable, and the Securityholders would incur a loss on their investments. If a Trust Fund's original currency exchange swap agreement is terminated for any reason, there is no assurance that a Trust Fund would be able to enter into a new currency exchange swap agreement with terms similar to those of its original currency exchange swap agreement. In such a case, the related Prospectus Supplement may provide that Canadian dollars rather than U.S. dollars will be distributed to Securityholders.


LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Unless otherwise specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     See "Description of the Trust Funds".

RISK  THAT PREPAYMENTS  WILL  ADVERSELY  AFFECT AVERAGE  LIFE  AND YIELDS  OF
SECURITIES

     Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in a Trust Fund containing Mortgage Assets could occur significantly earlier than expected.

     A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate.

     See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

MORTGAGE LOANS AND MORTGAGED PROPERTIES IN GENERAL -- RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS

     An investment in securities such as the Securities which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of Canada from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior
Mortgage Loans. See "--Junior Mortgage Loans--Risk That There Will Be Reduced or No Proceeds Available to Holders of Junior Lien Mortgage
Loans."

JUNIOR MORTGAGE LOANS -- RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE TO HOLDERS OF JUNIOR LIEN MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. See "Certain Legal Aspects of the Mortgage Loans - Junior Mortgages".

CREDIT SUPPORT LIMITATIONS  -- RISK THAT  CREDIT SUPPORT WILL  NOT COVER  ALL
LOSSES

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

     A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels.

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

     See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE SUBORDINATE SECURITIES

     The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

BALLOON PAYMENTS  --  RISK THAT  OBLIGOR WILL  NOT BE  ABLE  TO MAKE  BALLOON
PAYMENT

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

   OPTIONAL TERMINATION OF A TRUST FUND - POSSIBILITY, IF PROSPECTUS SUPPLEMENT SO PROVIDES, THAT AMOUNT RECEIVED MAY BE LESS THAN OUTSTANDING PRINCIPAL AMOUNT PLUS ACCRUED INTEREST

     If  so specified  in  the  related Prospectus  Supplement,  a series  of
Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

     In either such case, if the related Prospectus Supplement so provides, the proceeds available for distribution to Securityholders may be less than the outstanding principal balance of their Securities plus accrued interest thereon, in which event such Securityholders could incur a loss on their investment.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Material Federal Income Tax Consequences-REMICs."

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such
Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating. See "Rating".

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities-- Book-Entry Registration and Definitive Securities.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The  primary assets  of  each  Trust Fund  (the  "Assets") will  include
(i) single family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, (ii) mortgage participations and co-ownership arrangements ("Mortgage Participations"), (iii) pass-through certificates or other mortgage-backed securities (such as debt obligations or, to the extent they are securities, participations) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or
(iv) direct obligations of the United States, agencies thereof or agencies created thereby which are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or
(d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying Mortgage Participations or MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans, Mortgage Participations and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by (i) a lien on a Mortgaged Property consisting of a one- to four-family residential property located in Canada (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a security interests in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. Mortgaged Properties will be located in the Provinces and territories specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests or other use arrangements in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold or use arrangement shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. No more than 20% of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the Provinces and
territories  in   which  most  of  the  Mortgaged   Properties  are  located,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

     The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.

     If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, principal collections received on Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be in terms of the categories described in the second preceding paragraph.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

Mortgage Participations

     Mortgage Participations will evidence an undivided participation interest or co-ownership arrangement in Underlying Mortgage Loans. To the extent available to the Depositor, the related Prospectus Supplement will contain information in respect of the Underlying Mortgage Loans substantially similar to the information described above in respect of Mortgage Loans. In the case of participation interests, such Prospectus Supplement will also specify the amount of the participation interest and describe the servicing provisions of the participation and servicing agreements. In the case of co-ownership arrangements, the related Prospectus Supplement will also specify the amount of the co-ownership arrangement and describe the servicing provisions of the arrangement as described in the documentation establishing such arrangement. In general, co-ownership arrangements will have a custodian acting only as the agent and bailee of the co-owners and not as a trustee on behalf of the co-owners. The custodian will have no managerial duties over the Mortgage Loans and other collateral, except as described in the applicable custodial document.

MBS

     Any MBS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,
(iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and
(xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     Each MBS will be either (i) a security exempted from the registration requirements of the Securities Act, (ii) a security that has been previously registered under the Securities Act or (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act. In the case of clauses (ii) and (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

     MBS  may  include  MBS  issued,  guaranteed  or  otherwise supported  by corporations located outside the United States or agencies or instrumentalities of governments other than the United States. In such cases, the Prospectus Supplement will include disclosure regarding any such corporations, agencies or instrumentalities and the program under which such MBS was issued.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such  as a  letter of credit,  insurance policy,  guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow
Agreement.

                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of periods during which a prepayment is not permitted (a "Lock-out Period") and prepayment premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower prepayment premiums. Under the Interest Act (Canada), any mortgage loan that has been outstanding for at least five years is prepayable at the option of the borrower with a maximum premium of three months of interest.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

     The Prospectus Supplement with respect to a series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."


                                THE DEPOSITOR

     Merrill  Lynch Mortgage  Investors,  Inc., the  Depositor,  is a  direct wholly-owned  subsidiary  of  Merrill  Lynch Mortgage  Capital  Inc.  and was
incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

     The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE SECURITIES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");
(v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, a Trust Fund may include
(i) additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or (ii) in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

     Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities-- Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

CURRENCY EXCHANGE SWAP

     The Prospectus Supplement will specify whether the Trust Fund will acquire a currency exchange swap pursuant to which the Trust Fund will pay its Canadian dollar collections on its Mortgage Loans to the swap counterparty in exchange for U.S. dollars at the exchange rate specified in the swap. Unless otherwise specified in the Prospectus Supplement, the rights of the swap counterparty to receive the payments due to it will be senior to the rights of any Securityholder to receive a distribution. See "Risk Factors-Risks Related to Canadian Mortgage Loans - Risk of Default by Swap Counterparty Under a Currency Exchange Swap Agreement".

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided  in the Prospectus Supplement for a  series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

     (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

     (iii) the amount of such distribution allocable to prepayment premiums;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master
Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

     (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

     (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Due Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

     (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If  so specified  in  the  related Prospectus  Supplement,  a series  of
Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its
Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.


                        DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Certificates, Grantor  Trust Certificates.  Certificates  that are
REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

     Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

     A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

     Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

     General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention:  Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to, which may be located in Canada) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise specified in the related Prospectus Supplement, in the case of Mortgage Loans owned through a co-ownership arrangement, such documents will be held by the agent and custodian for the co-ownership arrangement and title to the Mortgage Loans will remain in the Asset Seller. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. If so provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in Provinces where, in the opinion of counsel such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     If so specified in the related Prospectus Supplement, the Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee has a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States or Canadian government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). The Collection Account may be maintained in Canada. A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i)  all  payments   on  account   of  principal,   including  principal
prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Securities --Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

     (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

     (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

     (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

     (i)  to make distributions  to the Securityholders on  each Distribution
Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause
(iii) above while such remain outstanding and unreimbursed;

     (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

     (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- REMICS--Prohibited Transactions Tax and Other Taxes";

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

     (xv) to pay  for the  costs of recording  the related Agreement  if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

     (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xvii)    to  make  any  other  withdrawals  permitted  by  the  related
Agreement;

     (xviii)   to make payments required under any Cash Flow Agreement; and

     (xix)     to  clear  and   terminate  the  Collection  Account   at  the
termination of the Trust Fund.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any such collection account may be located in Canada. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"
(ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub- Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally  80%  to 90%)  of  the full  replacement  value of  the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law;
provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The  Master  Servicer  may,  to  the  extent  provided  in  the  related
Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, such other program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the audit or attestion program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans
(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
(iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other number of days specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;
(iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

     So long as an  Event of Default under  an Agreement remains  unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a
Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or correct any mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

     The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates. The Trustee may be a Canadian institution.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities
(iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

     Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or
(c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 662/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

     Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

     The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.


                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit  Support is provided  with respect to  one or more  classes of
Securities  of  a series,  or  the  related  Assets, the  related  Prospectus
Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

   CANADA MORTGAGE AND HOUSING CORPORATION INSURANCE

     If so specified in the related Prospectus Supplement, the Mortgage Loans in the related Trust Fund may be insured by the Canadian Mortgage Housing Corporation ("CMHC") to the extent and subject to the limitations described herein and in the Prospectus Supplement. CMHC is an agent of the Government of Canada by virtue of the Canada Mortgage and Housing Corporation Act (the "CMHC Act") and is a Crown corporation wholly-owned by the Government of Canada. Crown corporations are established by the Parliament of Canada for many purposes, including the administering and managing of public services in which business enterprise and public accountability must be combined. CMHC is accountable for its affairs to Parliament through the Minister responsible for CMHC. All assets and liabilities of agent Crown corporations like CMHC are assets and liabilities of the Government of Canada. The obligations of CMHC carry the full faith and credit of the Government of Canada and constitute obligations of and by the Government of Canada with full recourse to the Consolidated Revenue Fund of Canada.

     CMHC was established by the CMHC Act in 1946 to administer federal housing legislation. The principal role of CMHC is the administration of the Canadian National Housing Act (the "NHA"). Under the NHA, the basic functions of CMHC are the provision of mortgage loan insurance; the guaranteeing of timely payment of mortgage-backed securities issued by an approved issuer; the administration of the mortgage loan insurance and mortgage-backed securities guarantee funds established pursuant to the NHA; the administration and delivery of various government housing loan, subsidy and loan guarantee programs; land and real estate development; research of housing conditions, community planning and other activities in support of CMHC's mandate; the administration of mortgage loans, investments and other assets of CMHC; and the provision of housing related services to other departments and agencies of the federal government of Canada and to approved home warranty programs.

     Most Canadian institutional lenders are restricted to making mortgage loans with loan-to-value rations of no more than 75% unless there is acceptable mortgage insurance in place (insurance from CMHC being acceptable). CMHC provides insurance ("NHA Insurance") to the lender against mortgagor default on higher loan-to-value residential mortgage loans, thus allowing institutional lenders to make such higher loan-to-value residential mortgage loans and making home ownership more accessible to individuals with limited down payment resources. Premiums for NHA Insurance are paid into a mortgage insurance fund. CMHC provides insurance against mortgagor default on this type of residential mortgage in consideration of a premium and application fees through the mortgage insurance fund.

     CMHC Insured Mortgages Generally

     Mortgages insured by CMHC under the NHA are generally very similar to conventional mortgages. The lender is primarily responsible for determining the creditworthiness of the mortgagor, for advancing funds and administering the mortgage loan and, if necessary, for enforcing the security of the mortgage loan. The primary difference between CMHC insured mortgages and conventional mortgages is that under the NHA approved lenders are authorized to advance mortgage loans on security that would be insufficient in conventional circumstances. From the lender's perspective, the insufficient nature of the security is compensated for by the fact that repayment of the mortgage loan is insured by CMHC under the NHA.

     Issuing CMHC Insured Loans

     The regulations issued under the NHA (the "Regulations") require a lender to tend to all matters related to approving and making of a mortgage loan in accordance with normal and prudent mortgage practices, including, without limitation: (i) the assessment of the financial capability of the mortgagor to carry out the purposes of the mortgage loan; (ii) the obtaining of good and marketable title to the mortgage loan security and the ascertainment of the lawfulness of the intended use and occupation of the mortgaged property; (iii) the obtaining of a surveyor's certificate (or, with the approval of CMHC, a similar certificate from a civil engineer or other competent employee of the lender) showing the distance of the buildings on the mortgaged property from the lot lines and any apparent encroachments thereon; (iv) the advancing of the proceeds of the mortgage loan; (v) all legal matters connected with the arranging of the mortgage loan and the taking of security for the mortgage loan; and (vi) all things reasonably necessary to protect the security and the priority of advances made.

     CMHC also requires the lender to obtain satisfactory evidence that the mortgagor is providing from his or her own resources, or from others in circumstances acceptable to CMHC, equity of at least five percent, or in the case of a graduated payment mortgage, ten percent, of the value of the property as determined by CMHC.

     The form of mortgage used by the lender may be the form provided by CMHC or may be the lender's own form or mortgage. In the latter case, the NHA provides for certain mandatory clauses that must be inserted in the lender's form of mortgage. The mandatory clauses deal with the mortgagor's right to prepay the mortgage, the mortgagor's obligation to maintain adequate insurance and the rights of CMHC and the lender to enter the mortgaged property to inspect the property and conduct various tests.

     Once the application for insurance is approved, CMHC will issue a certificate of insurance confirming the coverage.

     Defaults under CMHC Insured Mortgages

     Negotiated Arrangements

     Upon default under a CMHC insured mortgage, the lender is required to forthwith use its best efforts to cause the mortgagor or anyone else who may be liable under the mortgage loan to remedy the default and to attempt to negotiate an arrangement. Such an arrangement may provide for the deferral of payment of amounts payable or to become payable under the mortgage loan, the deferral of the performance of other obligations under the mortgage loan or the variation of the terms of the mortgage loan, including an increase in principal. Such arrangements must be approved by CMHC.

     Action to Enforce Remedies

     Once a mortgagor is in arrears under the mortgage loan and under any prior encumbrance against the mortgage loan security in a total amount greater than one sixth of the total amount of the annual regular installments required under the mortgage loan (typically, this means the mortgagor has missed more than two monthly payments), a lender is required promptly to pursue proceedings to enforce its rights and remedies with respect to the mortgage loan and the loan security, in such manner as is permitted by law and as may be directed by CMHC.

     It is the lender's responsibility to initiate the legal action without advance reference to CMHC. However, CMHC does have the right to direct the lender to begin legal proceedings; the failure of CMHC to direct the lender does not relieve the lender of its responsibility in this regard.

     The choice of legal remedy must be based on a competent assessment of the facts and circumstances applicable in each individual case. In selecting the appropriate legal action, the lender must consider: (i) the degree of co-operation likely to be obtained from the mortgagor; (ii) the current worth of the mortgagor's or guarantor's covenant, if available; (iii) the current estimated value of the mortgaged property; (iv) the costs in interest, maintenance and legal fees of each available remedy; and (v) the existence and amounts of any encumbrances ranking prior to or after the mortgage.

     When claims are settled by CMHC

     There are four ways in which a claim for insurance may be paid by CMHC after default by a mortgagor. The amount payable to the lender is prescribed by the NHA. See "--Amount of Settlement Paid by CMHC" below. CMHC may request that one of the following four events occur:

     (i) CMHC may purchase the mortgaged property under the private power of sale or judicial sale or after a foreclosure.

          A claim for the balance owing on the mortgage loan must be submitted to CMHC by a lender, together with all necessary documentation, within forty-five days after the mortgaged property has been sold pursuant to the private power of sale or judicial sale process or foreclosed by the lender.

          This type of claim is not favored by CMHC and is usually reserved for those situations where the lender is unable to sell the mortgaged property at a favorable price.

     (ii) CMHC may accept a surrender of the mortgaged property to CMHC from the mortgagor.

          A claim must be submitted to CMHC by a lender, together with all necessary documentation, within forty-five days after CMHC agrees to accept a transfer of title to the mortgaged property.

    (iii) CMHC may require a sale of the mortgaged property to a third party by private power of sale or judicial sale.

          A claim must be submitted to CMHC by a lender, together with all necessary documentation, within thirty days after CMHC approves the closing of the sale or other disposition. This is CMHC's preferred type of claim and is the type of claim used in the vast majority of cases.

     (iv) CMHC may require the lender to assign to mortgage to CMHC.

          A claim must be submitted to CMHC by a lender, together with all necessary documentation, within forty-five days after CMHC indicates to the lender that it requires that the mortgage be assigned to it.

     The Regulations provide that CMHC must pay the lender the amount to which the lender is entitled: (a) in the case of paragraphs (i) or (ii) above, within fifteen days after the mortgaged property is transferred to CMHC and the lender has assigned to CMHC all the rights of the lender in respect of the mortgage loan and any security for the mortgage loan; and
(b) in the case of paragraphs (iii) and (iv) above, within forty-five days after the lender complies with the applicable requirements and has assigned to CMHC all the rights of the lender in respect of the mortgage loan and any security for the mortgage loan.

     Amount of Settlement Paid by CMHC

     A lender is entitled to receive the aggregate of (a) the principal outstanding under the mortgage loan; (b) such charges for insurance premiums, taxes and other rates or charges against the mortgaged property that have priority over the mortgage and other charges approved by CMHC as were advanced in accordance with normal mortgage practices to safeguard the interests of the lender or CMHC in the mortgaged property; (c) such reasonable amount on account of legal costs as approved by CMHC; (d) such amount of interest on each amount specified in paragraphs (i) and (ii) above; and (e) such amount of interest on any amount due by virtue of paragraph (iv) above in the circumstances prescribed by the Regulations.

     Although CMHC will compensate a lender for amounts paid on account of taxes and other rates, such compensation will not extend to amounts in arrears where the lender has not previously taken steps to ensure that such arrears are made current. In particular, Canada Trust does not currently monitor whether or not mortgagors are maintaining taxes in good standing. Where mortgagors have failed to maintain taxes in good standing and Canada Trust has not taken steps to require the mortgagor to do so, such taxes will not be paid by CMHC.

     Reductions in Amount of Settlement

     There are several circumstances where the amount of the settlement paid by CMHC may be reduced, including:

     (i) if a lender disposes of a mortgaged property by private power of sale, judicial sale, sale after a foreclosure or otherwise for an amount that is less than that amount approved by CMHC, the lender will be deemed to have received the amount approved by CMHC in calculating the outstanding principal owing under the mortgage loan;

     (ii) if a lender fails to exercise reasonable care and prudence in the making of an approved mortgage loan, in the administration of an insured mortgage loan, in the collection of the repayment thereof or in the protection of the loan security, CMHC may deduct from any settlement the amount of the damage resulting from such failure;

    (iii) CMHC may deduct from any settlement the amount of the loss or damage that results from a contravention of or failure of the lender to comply with the Regulations or a condition on which the mortgage loan was insured;

     (iv) if CMHC has instructed a lender to refrain from exercising its remedies and the lender fails to abide by such instructions, CMHC may deduct from any settlement the amount of the loss or damage that results from such failure;

     (v) in those circumstances where CMHC obtains title to the mortgaged property or an assignment of the mortgage, CMHC may, within forty-five days after receiving the claim and all other required documentation, object to defects or insufficiencies of the mortgaged property relating to title, use, access or other matters. If the lender does not, within forty-five days from receipt of notice of an objection, satisfy CMHC in respect of the objection, CMHC may reject the claim. CMHC may not object to title defects that (a) were approved by CMHC prior to issuing the insurance policy and specified in the insurance policy; (b) are in the opinion of leading solicitors marketable in the community in which the mortgaged property is situated; or (c) are easements, restrictions or encroachments that do not interfere with the reasonable use of the mortgaged property;

     (vi) instead of rejecting  a claim completely as  described in paragraph
          (v) above, CMHC may permit the lender to sell the mortgaged property at a reduced price; the amount by which the price is reduced will be deducted from the settlement; this reduction will also apply in circumstances where the mortgaged property is sold to a third party and such title defects are discovered by a potential purchaser's solicitor; and

    (vii) if a lender files a late claim, CMHC may deduct from the settlement a penalty for the number of days the claim was filed late; CMHC is under no obligation to consider a claim that has not been filed within one year of (a) the lender acquiring title to the mortgaged property; or (b) the completion of a CMHC approved sale, unless an extension has previously been approved by CMHC.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   MORTGAGE SECURITY GENERALLY

     All of the Mortgage Loans are mortgage loans secured by mortgages granting a security interest in residential real property consisting of one to four dwelling units. Such mortgages will create a lien upon the subject property, the priority of which will depend on the terms of the particular mortgage, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instruments and the order of recording of the instruments in the appropriate public recording office. Recording will not give the mortgage priority over governmental claims for real estate taxes and assessments and amounts owing to publicly regulated utilities.

REMEDIES UNDER MORTGAGE LOANS APPLICABLE TO THE MORTGAGE LOANS

     Upon default under a conventional mortgage loan, there are several remedies available to a mortgagee. The following is a brief description of the remedies which are applicable to the Mortgage Loans.

Private Power of Sale

     A private power of sale is initiated by serving a notice of sale on the mortgagor, the current owner of the mortgaged property, holders of subsequent encumbrances (such as other mortgages, execution creditors and construction lien claimants), the spouse of the mortgagor if the mortgaged property is (or may be) a matrimonial home, and those having a lien or other interest of which the lender has received written notice. The Notice of Sale must be in the form prescribed by, and served in accordance with, the Mortgages Act (Ontario).

     After the notice of sale has been served, a lender is required to wait a period of thirty-five days before taking any further action or proceeding under any provision of the mortgage or with respect to the mortgaged property. This thirty-five day period, called the redemption period, is designed to allow the mortgagor an opportunity to rectify the default.

     Once the redemption period has expired without the default having been cured by the mortgagor, the lender may sell the mortgaged property. The mortgaged property may be sold by auction, tender or by private contract and is usually sold by listing it for sale with a real estate agent.

     When exercising the remedy of a private power of sale, a lender is required to act in good faith, and take reasonable precautions to obtain the true market value of the mortgaged property. If this duty is not properly discharged, the lender will be liable to the mortgagor or other parties for damages. Under a private power of sale, the lender may sue the mortgagor or any other party liable for the mortgage loan for any deficiency owing to the lender after the proceeds of the sale are obtained. Any amount realized from the sale in excess of the amount owing under the mortgage loan will be the property of the mortgagor once all claims against the mortgaged property have been paid.

     CMHC has additional requirements which must be met on default by the mortgagor on a CMHC insured mortgage loan. Within twenty days after the expiry of the notice of sale, or on the date that vacant possession is obtained, the lender must provide CMHC with an appraisal of the current market value of the mortgaged property, a summary of the present outstanding mortgage balance and mortgage terms and the lender's recommendation and any other pertinent information. CMHC may then provide conditions which must be reflected in the listing agreement and potential agreements of purchase and sale.

Foreclosure

     In an action for foreclosure, a judgment is obtained from a court that makes the lender the absolute owner of the mortgaged property, free of the interests of the mortgagor and all subsequent encumbrances, and the lender has no further remedies against the mortgagor. During the action, the mortgagor and subsequent encumbrancers have the right to convert the action to a court-supervised sale of the mortgaged property.

Judicial Sale

     A judicial sale is similar to a power of sale in that it involves the sale of the mortgaged property, but a court is involved in directing the conduct of the sale. A judicial sale is commenced by way of a statement of claim against the mortgagor pursuant to the Ontario Rules of Civil Procedure.

     The mortgagor may elect to file a request to repay the mortgage and is then entitled to sixty days following the determination by the court of the amount due under the mortgage to make such payment.

     Once the court has determined that the mortgagor is in default, the lender may obtain a judgment permitting immediate sale or a judgment for sale with a redemption period. Once the lender has obtained a judgment for sale, the court will give direction for the conduct of the sale, which may be conducted by public auction, private contract or tender.

     If the proceeds of the sale are insufficient to pay the amount owing under the mortgage, the lender is entitled to an order for payment of the deficiency without bringing a separate action against the mortgagor.

     The primary advantage to a lender of pursuing a judicial sale instead of a private power of sale is that the lender will normally not be subject to any action by the mortgagor or subsequent encumbrancers for impropriety in the sale of the mortgaged property. An action for judicial sale, however, is rarely used as it is time consuming and relatively costly compared to a private power of sale.

     With respect to CMHC insured mortgages, the approval of CMHC must be obtained before proceeding with an action for judicial sale.

Action on the Covenant

     An action against the mortgagor for repayment of the mortgage loan may be brought concurrently with an action for foreclosure, or in conjunction with a private power of sale proceeding. A successful action will allow the lender all the remedies of an execution creditor, including a right to proceed against the other assets of the mortgagor.

     CMHC requires a lender to commence an action on the covenant and assign its rights thereunder to CMHC as part of the settlement of an insurance claim. There are exceptions to this general rule, however, as in the case where it is determined that the costs of maintaining an action exceed the probable recovery.

Action for Possession

     An action for possession may be combined with an action on the covenant or with private power of sale proceedings. Although not always necessary, a judgment for possession may be necessary to evict a mortgagor from the mortgaged property such that the lender may deliver vacant possession to a purchaser under a private power of sale or to effect repairs or to show the property to potential purchasers. In the case of mortgage loans insured by CMHC, the NHA provides that no claim shall be paid by CMHC in cases where CMHC is taking title to the mortgaged property unless vacant possession of the mortgaged property is delivered to CMHC. The Regulations make an exception for persons (other than any person who was the owner of the mortgaged property at the time when the mortgage loan was in default or who is related to such owner) occupying the mortgaged property under a lease the unexpired term of which, at the time of the conveyance to CMHC, does not exceed one year or such longer period as may be approved by CMHC.

     If the mortgaged property is subject to residential tenancies, a lender will not necessarily be able to obtain possession by way of an action for possession against the mortgagor. Where a mortgaged property is subject to residential tenancies, anyone who becomes a mortgagee in possession or obtains title to the mortgaged property by foreclosure or power of sale will be deemed to be a landlord and subject to the terms of the tenancy agreement. If the mortgaged property is a single-family home, a mortgagee in possession or owner of the mortgaged property may nevertheless obtain possession where it has entered into a binding agreement of purchase and sale and the purchaser has undertaken to occupy the mortgaged property for his or her own personal use. Possession is obtained by delivering the tenant a notice of termination which must provide no less than sixty days' notice of termination of the tenancy. If the tenant does not vacate the mortgaged property, a writ of possession may be sought from the court. If, however, the mortgaged property is subject to residential tenancies and is not a single family home, possession may only be obtained without cause at the expiration of the tenancy agreement and only then in certain circumstances.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. persons as well.

GENERAL

     The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Brown & Wood LLP will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor  Trust Certificate owned by a  REMIC will represent
     "obligation(s) ...   which (are)  principally secured by an  interest in
     real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.  Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates- -Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation(s) ... which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a
Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because   the  treatment  of  Stripped  ARM  Obligations  is  uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year).

     The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a
Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

F.   NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). Under Code Section 7701(a)(19)(C)(v), "loans secured by an interest in real property" include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term "real property" for purposes of Section 856, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such
Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption.
The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these law changes.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued  Interest   Certificates.     Certain  of   the  REMIC   Regular
Certificates  ("Payment  Lag  Certificates")  may  provide  for  payments  of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that   are    "pass-through    interest   holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own advisors regarding the New Regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual
Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C.   PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D.   LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

E.   ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F.   TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

G.   RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates --Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A.   TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

B.   TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 8, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i)  the name, address and taxpayer  identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a
Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

A.   CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("TAX COUNSEL"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

     The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the
Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B.   TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

C.   POSSIBLE  CLASSIFICATION  OF  THE   TRUST  FUND  AS  A   PARTNERSHIP  OR
ASSOCIATION TAXABLE AS A CORPORATION

     Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

D.   POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E.   FOREIGN INVESTORS

     In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax,. provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

     If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F.   BACKUP WITHHOLDING

     Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

G.   NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own advisors regarding the New Regulations.


   FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii)  certain tests concerning (A) the composition  of the FASIT's assets and
(B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "-- Original Issue Discount and Premium" and "--Market Discounts" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Securities-- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.


                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity
                                                ---------
interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, there will be no restrictions on the transfer of Securities of a series in order to satisfy this safe-harbor rule.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of any prohibited transaction exemptions. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of any exemptions with respect to the Securities offered thereby.

     Purchasers  that are  insurance  companies  should  consult  with  their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).


                               LEGAL INVESTMENT

     While the related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), it is not expected that any of the Securities will be SMMEA Securities.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the
foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on
investment  similar  to  those  set   forth  in  the  Model  Law  and   other
restrictions.

     It is not known to the Depositor how the regulators referred to above would view investments in non-U.S. mortgage loans.

     The appropriate characterization of Offered Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties, which may be increased by the fact that the Mortgage Loans were originated in a non-U.S. jurisdiction.

     The Depositor will make no representations as to the proper characterization of the Offered Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             PLAN OF DISTRIBUTION

     The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

     This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions in Securities.

     The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

     As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL MATTERS

     Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters as to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.


                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



                        INDEX OF PRINCIPAL DEFINITIONS

                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS

   1986 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68, 72
Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 28
Accrued Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  30
adjusted issue price  . . . . . . . . . . . . . . . . . . . . . . . .  68, 82
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
an accrual period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Applicable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20, 68
Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  29
Balloon Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  17
benefit plan investors  . . . . . . . . . . . . . . . . . . . . . . . . . 100
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Buydown Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Buydown Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
capital asset . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69, 77
Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 23
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 35
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
clearing agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
clearing corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
CMHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
CMHC Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 54
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8, 23
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
daily accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . .  28, 35
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 19
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
disqualified organization . . . . . . . . . . . . . . . . . . . . . . . .  85
disqualified organizations  . . . . . . . . . . . . . . . . . . . . . . .  85
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 34
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 99
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
excess inclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
excess servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39, 101
Federal long-term rate  . . . . . . . . . . . . . . . . . . . . . . . . .  82 foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . .  86, 88
Government of Canada  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Government Securities . . . . . . . . . . . . . . . . . . . . .  1, 7, 19, 71
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  11
Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 20
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28, 36
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Lock-out Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Mark-to-Market Regulations  . . . . . . . . . . . . . . . . . . . . . . .  81
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Merrill Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Model Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 19
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 28
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 19
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Mortgage Participations . . . . . . . . . . . . . . . . . . . . . .  1, 6, 18
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 20
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
NHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
NHA Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
NHA Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  32
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63, 65
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
pass-through entity . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
pass-through interest holder  . . . . . . . . . . . . . . . . . . . . . .  82 pass-through interest holders . . . . . . . . . . . . . . . . . . . . . .  78
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 30
passive losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  78
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  39
phantom income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
plan assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  36
portfolio income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
portfolio interest  . . . . . . . . . . . . . . . . . . . . . . .  85, 88, 92
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
pre-issuance accrued interest . . . . . . . . . . . . . . . . . . . . . .  78 prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Prohibited transactions . . . . . . . . . . . . . . . . . . . . . . . . .  83
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . . .  83
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
qualified mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
qualified stated interest . . . . . . . . . . . . . . . . . . . . . . . .  72
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
real estate assets  . . . . . . . . . . . . . . . . . . . . . . .  67, 71, 72
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Refinance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
REMIC Regular Certificateholders  . . . . . . . . . . . . . . . . . . . .  72
REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  11, 71
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
REMIC Residual Certificateholder  . . . . . . . . . . . . . . . . . . . .  79
REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  11, 71
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 31
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 18
senior lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 28
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Single Family Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  19
Single Family Properties  . . . . . . . . . . . . . . . . . . . . . . . . . 7
Single Family Property  . . . . . . . . . . . . . . . . . . . . . . . . .  19
single-class REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  69
Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . . .  66
stripped bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64, 66
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . . .  66
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . .  64, 66
Stripped Interest Certificates  . . . . . . . . . . . . . . . . . . . . . . 9
Stripped Interest Securities  . . . . . . . . . . . . . . . . . . . . . 9, 28
Stripped Principal Securities . . . . . . . . . . . . . . . . . . . . . 9, 28
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  43
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . 9, 28
Subsequent Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Super-Premium Certificates  . . . . . . . . . . . . . . . . . . . . . . .  73
tax avoidance potential . . . . . . . . . . . . . . . . . . . . . . . . .  86
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
taxable mortgage pool . . . . . . . . . . . . . . . . . . . . . . . .  83, 94 thrift institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
U.S. Person,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Underlying MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Underlying Mortgage Loans.  . . . . . . . . . . . . . . . . . . . . . . .  19
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Warranting Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Whole Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee..............................  $    304
Printing and Engraving............................  $
Legal Fees and Expenses...........................  $
Trustee Fees and Expenses.........................  $
Blue Sky Fees and Expenses........................  $
Rating Agency Fees................................  $
Miscellaneous.....................................  $

Total.............................................  $

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  EXHIBITS.

 1.1 Form of Underwriting Agreement (filed as exhibit 1.1 to Registration Statement on Form S-3 (file no. 333-24327) and incorporated herein by reference).
 3.1 Certificate of Incorporation of Merrill Lynch Mortgage Investors, Inc., as amended (filed as exhibit 1.1 to Registration Statement on Form S-3 (file no. 333-24327) and incorporated herein by reference).
 3.2 By-laws of Merrill Lynch Mortgage Investors, Inc. as currently in effect (filed as exhibit __ to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.1  Form of Pooling  and Servicing Agreement (including  form of Certificate
     as an exhibit       thereto)(filed  as   exhibit  4.1   to  Registration
     Statement  on  Form  S-3  (No.  333-07569)  and  incorporated herein  by reference).
4.2 Form of Pooling and Servicing Agreement (Contracts) (including form of Certificate as an exhibit thereto) (filed as exhibit 4.2 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.3 Form of Trust Agreement (including form of Certificate as an exhibit thereto)(filed as exhibit 4.3 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.4 Form of Indenture (including form of Note as an exhibit thereto) (filed as exhibit 4.4 to Registration Statement on Form S-3 (no, 333-07569) and incorporated herein by reference).
4.5 Form of Pooling and Servicing Agreement (revolving home equity loans) (including form of Certificate as an exhibit thereto) (filed as exhibit
     4.5 to Registration Statement on Form s-3 (No. 333-24327) and incorporated by reference).
*5.1 Opinion of  Brown & Wood LLP as to  legality of certain Certificates and
     Notes (including consent of such firm).
*5.2 Opinion  of  Richards,  Layton  &  Finger  as  to  legality  of  certain
     Certificates (including consent of such firm).
 8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
23.1 Consent of Brown & Wood LLP (included in exhibits 5.1 and 8.1 hereof).

23.2 Consent of Richards, Layton & Finger (included in exhibit 5.2)
24.1 Power of Attorney (included as page II-4 to original filing).
99.1 Form of Sale and Servicing Agreement(filed as exhibit 99.1 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
99.2 Form of Mortgage Loan Purchase Agreement (filed as an exhibit 99.2 to the Registration Statement on Form S-3 (No. 333-07569)(and incorporated herein by reference).
99.3 Form of Mortgage Loan Purchase Agreement (revolving home equity loans)(filed as an exhibit 99.3 to the Registration Statement on Form S-3 (No. 333-24327) (and incorporated herein by reference).
-----------------
*   Previously filed.



ITEM 17.  UNDERTAKINGS.

     (a)  Undertaking pursuant to Rule 415.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Undertaking in respect of incorporation of reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that act.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 21st day of January, 1998.

                                   Merrill Lynch Mortgage Investors, Inc.


                                   By:/s/ Michael M. McGovern
                                      -----------------------------------
                                      Name:  Michael M. McGovern
                                      Title:  Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 21, 1998.

           Signature                                  Title
           ---------                                  -----

                                      President and Chairman of the Board of
               *                      Directors (Chief Executive Officer)
 -----------------------------
     (Jeffrey W. Kronthal)

                                      Treasurer (Principal Financial Officer
               *                      and Principal Accounting Officer) and
 -----------------------------        Director
     (Michael J. Normile)


                                      Director

 -----------------------------
      (Donald J. Puglisi)


 /s/ Michael M. McGovern              Director
 -----------------------------
     (Michael M. McGovern)


 *By/s/ Michael M. McGovern
 -----------------------------
     (Michael M. McGovern,
       Attorney-in-fact)




                                                   Registration No. 333-

==========================================================================







                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            _____________________
                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            _____________________


                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
     (Exact name of registrant as specified in its governing instrument)

                            _____________________


                                EXHIBIT VOLUME





==========================================================================




                                EXHIBIT INDEX

Exhibit        Description                                               Page
-------        -----------                                               ----

 1.1 Form of Underwriting Agreement (filed as exhibit 1.1 to Registration Statement on Form S-3 (file no. 333-24327) and incorporated herein by reference).
 3.1 Certificate of Incorporation of Merrill Lynch Mortgage Investors,
     Inc., as amended (filed as exhibit 1.1 to Registration Statement on
     Form S-3 (file no. 333-24327) and incorporated herein by
     reference).
 3.2 By-laws of Merrill Lynch Mortgage Investors, Inc. as currently in effect (filed as exhibit 4.1 to Registration Statement on Form S-3
     (No. 333-07569) and incorporated herein by reference).
4.1  Form of Pooling and Servicing Agreement (including form of
     Certificate as an exhibit thereto)(filed as exhibit 4.2 to
     Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.2 Form of Pooling and Servicing Agreement (Contracts) (including form of Certificate as an exhibit thereto) (filed as exhibit 4.3 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.3 Form of Trust Agreement (including form of Certificate as an exhibit thereto)(filed as exhibit __ to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.4 Form of Indenture (including form of Note as an exhibit thereto) (filed as exhibit 4.4 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
4.5 Form of Pooling and Servicing Agreement (revolving home equity loans) (including form of Certificate as an exhibit thereto) (filed as exhibit
     4.5 to Registration Statement on Form s-3 (No. 333-24327) and incorporated by reference).
5.1 Opinion of Brown & Wood LLP as to legality of certain Certificates and Notes (including consent of such firm).
5.2 Opinion of Richards, Layton & Finger as to legality of certain Certificates (including consent of such firm).
8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
23.1 Consent of Brown & Wood LLP (included in exhibits 5.1 and 8.1 hereof).
23.2 Consent of Richards, Layton & Finger (included in exhibit 5.2)
24.1 Power of Attorney (included as page II-4 to original filing).
99.1 Form of Sale and Servicing Agreement(filed as exhibit 99.1 to Registration Statement on Form S-3 (No. 333-07569) and incorporated herein by reference).
99.2 Form of Mortgage Loan Purchase Agreement (filed as an exhibit 99.2 to the Registration Statement on Form S-3 (No. 333-07569)(and incorporated herein by reference).
99.3 Form of Mortgage Loan Purchase Agreement (revolving home equity loans)(filed as an exhibit 99.3 to the Registration Statement on Form S-3 (No. 333-24327) (and incorporated herein by reference).
---------------






                                                                  Exhibit 8.1


                               Brown & Wood LLP
                            One World Trade Center
                        New York, New York  10048-0557
                           Telephone:  212-839-5300
                           Facsimile:  212-839-5599


                                             January 21, 1998


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281

          Re:  Merrill Lynch Mortgage Investors, Inc.
               Registration Statement on Form S-3
               (File No. 333-39127)
               --------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Securities (the "Securities") that evidence interests in, or securities backed by, certain pools of loans. Each series of Securities will be issued pursuant to (i) a Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "-- Tax Status of the Notes" and "Material Federal Income Tax Consequences" in the Prospectus, all as part of the Registration Statement on Form S-3 (File No. 333-39127) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof for the registration of such Securities under the Act. We hereby confirm to you our opinion given under "Material Federal Income Tax Consequences."

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,



                                        Brown & Wood LLP







                               Brown & Wood LLP
                            One World Trade Center
                        New York, New York  10048-0557
                           Telephone:  212-839-5300
                           Facsimile:  212-839-5599



                                   January 22, 1998



United States Securities and Exchange Commission
Mail Stop 4-9
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Ms. Paula Dubberly
       Assistant Director
       Division of Corporation Finance

RE:  Merrill Lynch Mortgage Investors, Inc.
     Registration Statement on Form S-3
     Filed October 31, 1997; Amendment No. 1 filed on December 11, 1997 File No. 333-39127

Ladies and Gentlemen:

     On behalf of Merrill Lynch Mortgage Investors, Inc. (the "Registrant") this letter is in response to the staff's letter dated January 9, 1998 commenting on Amendment No. 1 to the above referenced registration statement, (the "Registration Statement"). The comments from the comment letter are restated in bold face below, with a response following each comment. In addition, the comment number has been put in the margins of the courtesy copy of Amendment No. 1 to the Registration Statement to indicate the location of any response in Amendment No. 1 to the Registration Statement.


GENERAL
-------

1. COMMENTS ARE DIRECTED TO THE FIRST CORE IN THE FILING. HOWEVER, TO THE EXTENT COMMENTS ISSUED WITH RESPECT TO THE FIRST CORE APPLY TO ANY CORE OR SUPPLEMENT, PLEASE CONSIDER AND REVISE AS APPROPRIATE. ADDITIONALLY, COMMENTS SHOULD BE CONSIDERED IN ANY OTHER PROSPECTUS SUPPLEMENTS NOT YET FILED WHERE ANALOGOUS OR SIMILAR DISCLOSURE ISSUES ARISE.

     Changes applicable to the other cores have been made.

2. INCLUDE ADDITIONAL DISCLOSURE DESCRIBING THE SITUATIONS IN WHICH YOU WOULD ADD ADDITIONAL ASSETS TO A FASIT AND HOW THOSE ASSETS WILL BE SELECTED AND PURCHASED. WE MAY HAVE FURTHER COMMENT.

     Such disclosure has been added on page 23.


SEPARATE CORES AND SUPPLEMENTS
------------------------------

3. WE REISSUE COMMENT 2. PLEASE PROVIDE A SEPARATE CORE FOR EACH CATEGORY OF ASSET (E.G. RESIDENTIAL, COMMERCIAL, ETC.) TO BE INCLUDED IN THE TRUST FUND. WE NOTE THE COMPANY'S RESPONSE, HOWEVER WE NOTE ON THE COVER PAGE OF THE FIRST CORE THAT IT CONTAINS BOTH RESIDENTIAL MORTGAGES AND MANUFACTURES HOUSING INSTALLMENT SALE CONTRACTS OR INSTALLMENT LOAN AGREEMENTS. WHAT IS THE DIFFERENCE BETWEEN THE FIRST AND SECOND CORES? FURTHERMORE, THE THIRD CORE IS TOO GENERIC. YOU MUST HAVE A CORE FOR EACH CONCENTRATION OF ASSETS IN A JURISDICTION. THE CORE MUST CONTAIN DETAILED DISCLOSURE REGARDING THE ACTUAL RISKS, LENDING AND PERFECTION PROCESS AND OTHER SPECIFICS REGARDING EACH COUNTRY.

     In Amendment No. 1 the Registrant created a new core for manufactured housing contracts and inadvertently did not delete references to manufactured housing contracts in the core for mortgage loans. This deletion has been made in Amendment No. 2. The core for non-U.S. mortgage loans has been changed to a core for Canadian mortgage loans.


MARKET MAKING ALTERNATE PAGES
-----------------------------

4. WE REISSUE COMMENT 5. THE STAFF NOTES THAT MERRILL LYNCH & CO. IS UNDERWRITING THE MORTGAGE PASS-THROUGH CERTIFICATES OFFERING AND THAT MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR ONE OF ITS AFFILIATES EXPECTS TO MAKE A SECONDARY MARKET IN THE OFFERED CERTIFICATES. HOWEVER, MARKET MAKING TRANSACTIONS HAVE NOT BEEN REGISTERED AND NO FORM OF PROSPECTUS FOR US IN SUCH MARKET MAKING TRANSACTIONS OR APPROPRIATE DISCLOSURE HAS BEEN INCLUDED. REVISE TO INCLUDE A SEPARATE PROSPECTUS, PAGES OR DISCLOSURE AND REGISTER THE TRANSACTIONS, INCLUDING A NOTE TO THE FEE TABLE. WE NOTE THE REGISTRANT'S RESPONSE, HOWEVER THE COMMENT REQUESTED DISCLOSURE IN ADDITION TO THE FEE TABLE. PLEASE PROVIDE APPROPRIATE DISCLOSURE IN THE "PLAN OF DISTRIBUTION" SECTION.

      As stated in the Registrant's prior response letter, in Amendment No. 1 the following sentence was added to page S-3 of the first form of Prospectus
Supplement: "This Prospectus Supplement may be used by the Underwriter, an affiliate of the Asset Seller and the Master Servicer, in connection with offers and sales related to market making transactions in Certificates." A similar sentence has been added to each core under "Plan of Distribution" in Amendment No. 2.


COVER PAGE
----------

5. WE REISSUE COMMENT 6. WE NOTE THE STATEMENT ON THE COVER PAGE THAT CERTAIN OF THE ASSETS MAY BE DELINQUENT OR NON-PERFORMING. INCLUDE DISCLOSURE IN THE FILING, IF CORRECT, STATING THAT YOU WILL NOT INCLUDE 20% OR MORE OF DELINQUENT ASSETS IN ANY POOL. WE NOTE THE COMPANY'S RESPONSE, HOWEVER THIS INFORMATION SHOULD BE INCLUDED IN THE CORE(S) AS IT RELATES TO FORM S-3 ELIGIBILITY.

     Page 22 now states that no more than 20% of the Mortgage Loans in the related Trust Fund may be delinquent by more than 30 days as of the Cut-off Date. As stated in the Registrant's prior response letter, the Registrant will follow the Bond Market Association letter and your response thereto on this issue.


THE TRUST ASSETS, PAGE 6
------------------------

6. WE REISSUE COMMENT 12. THE STAFF NOTES IN THE SIXTH INDENTED PARAGRAPH ON PAGE 6 THAT THE ASSETS WILL CONSIST "PRIMARILY" OF THE ENUMERATED CATEGORIES. PLEASE BE ADVISED THAT THE REGISTRANT SHOULD STATE WITH PARTICULARITY THE ASSETS TO BE SECURITIZED IN A PARTICULAR OFFERING. SEE SEC RELEASE NO. 33-6964.

     The word "primarily" on page six has been deleted.

7. WE NOTE YOUR RESPONSE REGARDING THE PRE-FUNDING MECHANISM. PLEASE NOTE THAT THE PRE-FUNDING MECHANISM IS NOT WITHIN THE SCOPE OF THE MONITOR REVIEW BY THE STAFF. THE REGISTRANT IS URGED TO BE CERTAIN THAT ALL INFORMATION REQUIRED PURSUANT TO THE SECURITIES ACT OF 1933 HAS BEEN INCLUDED.

     The Registrant acknowledges this comment.

8. WE REISSUE COMMENT 21. WE NOTE YOUR RESPONSE BUT ALL POSSIBLE ASSETS MUST BE DESCRIBED AT THE TIME OF EFFECTIVENESS.

     On page 8, the Registrant has kept the list of specific assets and added the phrase "or other type of credit support consistent with the foregoing."

9.   WE  REISSUE  COMMENT  22.   WE  NOTE  THAT THE  TRUST  FUND  MAY INCLUDE
PARTICIPATIONS, PASS-THROUGH CERTIFICATES AND OTHER MORTGAGE-BACKED SECURITIES. THEREFORE, DISCLOSE, IF CORRECT, THAT THESE SECURITIES: (I) EITHER WILL HAVE BEEN (A) PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT OF 1933, OR (B) ARE ELIGIBLE FOR SALE UNDER RULE 144(K); AND (II) WILL BE ACQUIRED IN BONA FIDE SECONDARY MARKET TRANSACTIONS NOT FROM THE ISSUER OR AN AFFILIATE. PLEASE BE ADVISED THAT, IF EITHER (I) OR (II) OF THE PREVIOUS COMMENT IS NOT SATISFIED, THE STAFF BELIEVES THAT THE UNDERLYING
           ---
PARTICIPATIONS, CERTIFICATES AND MORTGAGE-BACKED SECURITIES MUST BE REGISTERED CONCURRENTLY WITH THE OFFERING, IN WHICH CASE FORM S-3 WOULD NOT BE AVAILABLE. PLEASE TELL US MORE INFORMATION REGARDING THESE SECURITIES, INCLUDING WHO IS THE ISSUER AND WHETHER OR NOT THEY WERE REGISTERED. WE NOTE THE REGISTRANT'S RESPONSE, HOWEVER PLEASE NOTE THAT THE COMMENT DIRECTED THE REGISTRANT TO MODIFY THE DISCLOSURE IN THE CORE(S). ADDITIONALLY, THE REGISTRANT'S RESPONSE SHOULD DESCRIBE ALL TYPES OF THE ABOVE LISTED ASSETS THAT THE TRUST MAY CONTAIN IN ORDER FOR THE STAFF TO DETERMINE WHETHER SUCH ASSETS ARE SECURITIES.

     The term MBS was defined on page 6 as "mortgage pass-through certificates or other mortgage backed securities (such as debt obligations) evidencing interests in or secured by Mortgage Loans." In the Registrant's view, certain participations that involve a trustee acting on behalf of investors may themselves be securities. However, the Registrant respectfully submits that a participation arrangement that evidences an ownership interest with respect to a mortgage loan without trustee duties included in the participation agreement is not a security. In this regard, the Registrant has modified the parenthetical in the language from page 6 quoted above to read as follows: "(such as debt obligations and, to the extent they constitute securities, participation certificates)."

10. WE REISSUE COMMENT 23. WE NOTE THE REGISTRANT'S RESPONSE AND BELIEVE OUR COMMENT IS CONSISTENT WITH THE CURRENT ISSUES OUTLINE YOU REFERENCE. HOWEVER, TO THE EXTENT THAT AN OFFERING CONSISTS OF SECURITIES BACKED BY MBS, THE PROSPECTUS SUPPLEMENT MUST CLEARLY AND CONCISELY DISCLOSE THE MATERIAL TERMS OF THE UNDERLYING SECURITIES IN ALL CASES. IN THIS REGARD, PLEASE BE ADVISED THAT IF THE MBS ARE 20% OR MORE OF THE POOL, YOU MUST PROVIDE ALL OF THE INFORMATION THAT WOULD BE PROVIDED IN A DIRECT OFFERING OF THE MBS. FOR OFFERINGS COMPRISING LESS THAN 10%, PROVIDE STATISTICAL TYPE INFORMATION, AND FOR OFFERINGS IN THE RANGE BETWEEN THE TWO PROVIDE INTERMEDIATE TYPE DISCLOSURE. ONLY IF THE UNDERLYING TRUST HAS OUTSTANDING SECURITIES HELD BY NON-AFFILIATES IN EXCESS OF $75 MILLION AND FILES PERIODIC REPORTS WITH THE COMMISSION MAY THE REGISTRANT REFER TO THE MBS'S '33 ACT AND '34 ACT DOCUMENTS. HOWEVER, PLEASE NOTE THAT EVEN IN THIS CASE, THE REGISTRANT'S DOCUMENT MUST CONTAIN THE MATERIAL TERMS OF THE UNDERLYING SECURITIES.

     The Registrant acknowledges this comment. For the avoidance of any misunderstanding, the Registrant understands the comment as follows: (i) the prospectus must always disclose the material terms of the underlying securities; (ii) if a particular underlying security (a "20% security") makes up 20% or more of the pool, the prospectus must provide all of the information that would be provided in a direct offering of such 20% security; and (iii) as an exception to the rule in clause (ii), if the underlying trust that issued such 20% security has outstanding securities held by non-affiliates in excess of $75 million and files periodic reports with the Commission, the prospectus may refer to the 1933 Act and 1934 Act documents rather than provide the information referred to in clause (ii), but the prospectus must still contain the material terms referred to in clause (i).

11. WE REISSUE COMMENT 24. TO THE EXTENT THAT AN OFFERING CONSISTS OF SECURITIES BACKED BY MBS OF ONE ISSUER OR RELATED ISSUERS, PLEASE BE ADVISED THAT IT IS THE STAFF'S POSITION THAT EACH OF THE UNDERLYING ISSUERS MUST BE REPORTING PURSUANT TO SECTION 12 OR 15(D) AT THE TIME OF THE OFFERING (AND IF THE UNDERLYING ISSUER CEASES REPORTING, THE REGISTRANT'S TRUST MUST CONTINUE TO PROVIDE THE SAME INFORMATION REGARDING THE CMBS IN ITS REPORTS) AND THE PROSPECTUS SUPPLEMENT MUST CLEARLY AND CONCISELY DISCLOSE THE MATERIAL TERMS OF THE CMBS. WE NOTE THE REGISTRANT'S RESPONSE, HOWEVER PLEASE EXPLAIN WHAT IS MEANT BY "EXEMPTED SECURITIES" IN YOUR RESPONSE TO THE STAFF.

     In  using "exempted securities" the Registrant means securities exempted
from the registration requirements of the 1933 Act.   The language on page 24
has been modified.


TERMINATION, PAGE 36
--------------------

12. WE REISSUE COMMENT 35. THE DISCLOSURE REGARDING THE SOLICITATION OF BIDS SHOULD BE EXPANDED. CLARIFY WHETHER OR NOT THE AMOUNT MUST EQUAL THE AGGREGATE CERTIFICATE BALANCES AND ANY UNDISTRIBUTED SHORTFALL IN INTEREST. WE MAY HAVE FURTHER COMMENT. WE NOTE THE REGISTRANT'S RESPONSE. YOU MUST DISCLOSE NOW IN THE CORE WHAT THE PARAMETERS OF THIS FEATURE ARE. IF THE AMOUNT MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AND INTEREST DUE, INCLUDE A RISK FACTOR.

     The requested risk factor has been added on page 19.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES, PAGE 72
------------------------------------------------

13. WE REISSUE COMMENT 37. ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES SHOULD BE DISCUSSED IN THE PROSPECTUS. ACCORDINGLY, DELETE THE WORD "CERTAIN" FROM THE CAPTION. PLEASE MAKE CONFORMING DELETIONS THROUGHOUT THE PROSPECTUS. WE NOTE THE COMPANY'S RESPONSE, HOWEVER, THE SUPPLEMENT SHOULD ALSO REFER TO MATERIAL FEDERAL INCOME TAX CONSEQUENCES BECAUSE THE SUPPLEMENT WILL DISCUSS ALL MATERIAL FEDERAL TAX CONSEQUENCES PARTICULAR TO THAT TAKEDOWN.

     The Registrant has deleted the word "Certain" and inserted in its place the word "Material" in the caption "Certain Federal Income Tax Consequences" on page S-40 in the Prospectus Supplement. The Registrant has added a sentence under that caption reminding the reader that the reader must read the tax section in the base prospectus to see all of the material federal income tax consequences.

14. WE REISSUE COMMENT 38. DISCLOSE, IF CORRECT, THAT TAX COUNSEL WILL RENDER AN OPINION UPON ISSUANCE OF A SERIES OF CERTIFICATES WHICH WILL BE FILED WITH THE COMMISSION AS AN EXHIBIT TO A POST-EFFECTIVE AMENDMENT OR IN A CURRENT REPORT ON FORM 8-K. WE NOTE THE REGISTRANT'S RESPONSE, HOWEVER THE REGISTRANT MUST FILE EITHER A POST-EFFECTIVE AMENDMENT OR A FORM 8-K FOR ANY MATERIAL TAX CHANGES. ALTERNATIVELY, CONFIRM THE OPINION YOU FILE PRE-EFFECTIVELY WILL COVER EVERY TAKEDOWN.

     If there are any material tax changes with respect to a takedown, the Registrant will file a Form 8-K that contains the tax opinion that covers such changes.


PLAN OF DISTRIBUTION, PAGE 116
------------------------------

15. WE REISSUE COMMENT 40. WE NOTE THE STATEMENT THAT THE PUBLIC OFFERING PRICE MAY CHANGE. TELL US HOW THE PRICE TO PUBLIC MAY CHANGE IN A FIRM COMMITMENT STAND ALONE TRANSACTION. TO THE EXTENT THE PRICE MAY BE CHANGING, IT APPEARS THIS IS A CONTINUOUS OFFERING UNDER RULE 415 AND THE DOCUMENT SHOULD BE REVISED ACCORDINGLY. FURTHERMORE, CONFIRM YOUR INTENTION TO FILE PRICING SUPPLEMENTS REFLECTING THE CHANGE IN PRICE. WE NOTE THE COMPANY'S RESPONSE. THE STAFF IS CONTINUING TO CONSIDER THIS ISSUE. PLEASE NOTE THAT AN APPROPRIATE RESPONSE TO THE COMMENT WOULD INCLUDE A LEGAL ANALYSIS SUPPORTING THE REGISTRANT'S POSITION.

     The Registrant believes that the 1933 Act does not require pricing stickers in a variable price offering or a fixed price offering in which the offering price changes from the initial offering price. The particular investor receives a confirm stating its price at or after the time it receives the prospectus. Pricing stickers setting forth various prices applicable to other investors may be confusing to a particular investor. Prices paid by other investors are not material to a particular investor, who calculates its yield on the basis of its price and not the prices paid by those others.


LEGAL MATTERS
-------------

16.  INCLUDE RICHARDS, LAYTON & FINGER.

     The Registrant has included on page 121 a reference to Richards, Layton & Finger with respect to Delaware law.

EXHIBIT 8.1
-----------

17. YOU CURRENTLY GIVE NO OPINION. IF YOU WANT TO USE A "SHORT FORM" YOU NEED TO ADOPT THE OPINION GIVEN IN THE REGISTRATION STATEMENT AND GIVE AN OPINION IN THE FILING. FURTHERMORE, WE NOTE THE DISCLOSER IN THE FILING SAYS BROWN & WOOD WILL GIVE AN OPINION YET YOU HAVE TOLD US YOU WILL NOT FILE IT ON FORM 8-K.

     The Registrant has  added a sentence on  page 76 stating the  opinion of
Brown &  Wood LLP.   The  opinion of  Brown & Wood  LLP filed as  exhibit 8.1
confirms this opinion.

     Please call the undersigned at 212-839-5319 with any questions on the enclosed. Thanks very much.

                                   Very truly yours,



                                   Renwick D. Martin






                               Brown & Wood LLP
                            One World Trade Center
                        New York, New York 10048-0557
                           Telephone:  212-839-5300
                           Facsimile:  212-839-5599


                                        January 22, 1998

VIA ELECTRONIC FILING
---------------------

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

          Re:  Merrill Lynch Mortgage Investors, Inc.,
               Registration Statement on Form S-3
               (File No. 333-39127)
               ---------------------------------------



     On behalf of Merrill Lynch Mortgage Investors, Inc. (the "Company"), we transmit herewith for filing under the Securities Act of 1933, as amended, Amendment No. 2 to its Registration Statement on Form S-3 relating to the registration of $1,000,000 in aggregate principal amount of asset backed securities of the Company.

     The Registration Fee of $304 was wired previously to your account at Mellon Bank.

     Please address any inquiries or comments to the undersigned at (212) 839-5319.

                                        Very truly yours,

                                        /s/ Renwick D. Martin
                                        ---------------------

                                        Renwick D. Martin, Esq.

Enclosures